As filed with the Securities and Exchange Commission on July 26 , 2018

Registration No. 333-221726

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 7 )

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FDCTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	81-1265459
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

1460 Broadway, New York, NY 10036

(877) 445-6047

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harvard Business Services, Inc.

16192 Coastal Highway,
Lewes, DE 19958
Phone: (302) 645-7400

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William B. Barnett, Esq.

Law Offices of Barnett & Linn

23548 Calabasas Road, Suite 106

Calabasas, CA 91302

Tel (818) 436-6410

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration fee (2)
Common Stock par value $0.0001 per share	3,000,000	$0.15	$450,000	$56.03

(1)	To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable in the event of stock splits, stock dividends or similar transactions.

(2)	The registration fee for securities is based on an estimate of the aggregate offering price of the securities, assuming the sale of the securities at the midpoint of the high and low anticipated offering prices set forth in the prospectus, and such estimate is solely for calculating the registration fee pursuant to Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated July 26 , 2018

FDCTECH, INC.

3,000,000 SHARES OF COMMON STOCK AT $0.15 PER SHARE

This prospectus relates to the offer and sale of a maximum of 3,000,000 shares of common stock, $0.0001 par value (“Common Shares”) by FDCTech, Inc., a Delaware corporation (“we”, “us”, “our”, “FDC”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 3,000,000 shares is a “best efforts” offering, which means that our officers and directors will use their best efforts to sell the common stock. There is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.15 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund further development of the business. The Company has not made any arrangements to place funds received from share subscriptions in escrow, trust or similar account. Any funds raised from the offering will be immediately available to the Company for its immediate use.

There is no underwriter participation in the sale of the shares in this offering. The Company’s officers and directors will be solely responsible for selling shares in this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.15 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the OTCMarkets to have our common stock quoted on the OTCQB. We currently have no market maker who has agreed to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 6 before investing in our shares of common stock.

	Number of Shares	Offering Price	Underwriting Discounts and Commissions	Net Proceeds to the Company (1)

Total	3,000,000	$0.15	0	$400,000

(1) After deducting estimated expenses of $50,000 payable by the Company.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ______, 2018.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements in order to conform these statements to actual results.

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PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “FDC” refer to Forex Development Corporation unless the context otherwise indicates.

We maintain our web site at www.fdctech.com . Information on such web site is not considered a part of this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Company Overview

The Company was incorporated on January 21, 2016, as Forex Development Corporation, under the laws of State of Delaware. On February 27, 2018, the Company changed its name to FDCTech, Inc. The Company provides an innovative and cost-efficient technology and business solution to OTC Online Brokerage business (“customers”).

Company’s products are designed to provide a complete solution for all operating aspects of customer’s business including but not limited to trading terminal, back office, and risk management systems. The Company also provides business and management consulting which include the development of customers’ B2B sales and marketing divisions. The Company also provides turnkey business solutions to entrepreneurs and other non-broker entities seeking to enter FX and other OTC markets as OTC brokers or prime of prime brokers. The Company takes on customized software development projects specific to meet the needs of its customers.

The Company’s business solutions allow its customers to run their overall business better, increase trading revenues, cut operating costs, and enable them to anticipate market challenges using our proprietary based processes, state-of-the-art technologies, risk management tools, customized software development, and turnkey prime-of-prime business solution.

We are a development company in the financial technology sector with limited operations. The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. At March 31, 2018 and December 31, 2017, the accumulated deficit was $744,014 and $638,717 respectively.

For the three months ended March 31, 2018 and 2017, the Company realized revenues of $103,506 and $95,455 respectively. For the three months ended March 31, 2018, revenues generated from top three customers accounted for 25.25%, 24.64%, and 21.25% respectively, collectively represented approximately 71.14% of total revenue. For the three months ended March 31, 2017, revenues generated from top three customers accounted for 37.73%, 26.73%, and 22.62% respectively, collectively represented approximately 87.08% of total revenue. For the three months ended March 31, 2018 and 2017, the Company had twelve (12) and five (5) active customers respectively.

For the fiscal year ended December 31, 2017 and from the period January 21, 2016 (inception) to December 31, 2016, the Company has realized revenues of $555,355 and $61,450 respectively. Revenues generated from top three customers accounted for 32.26%, 26.10%, and 14.70% respectively, collectively represented approximately 73.06% of total revenue for the fiscal year ended December 31, 2017. Revenues generated from top three customers accounted for 56.06%, 23.60%, and 13.83% respectively, collectively represented approximately 93.49% of total revenue for the period from January 21, 2016 (inception) to December 31, 2016.

The material terms of agreements with customers depend on the nature of services and solutions provided as described in the Section titled ‘Description of Business’. Each agreement is specific to the customer, and clearly defines the fee schedule, duties and responsibilities of each party, renewal and termination terms, confidentiality agreement, dispute resolution and other clauses necessary for such agreement. Each agreement has a termination clause where either party may terminate such agreements for cause, in case of bankruptcy of either party, and without cause by giving timely advanced notices ranging from 30 to 90 days.

To date we have raised an aggregate of $98,000 through a private placement of our common stock to our officers, directors and their friends and relatives and business associates. The Company closed the private placement on December 15, 2017. The Company has also raised funds in the form of a convertible note for the principal sum of one million dollars ($1,000,000.00). Proceeds from the private placement and the convertible note and stock sale were used for working capital and corporate development.

Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The Company’s principal offices are located at 1460 Broadway, New York, NY 10036. Our telephone number is (877) 445 -6047.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK – WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 6 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares in this offering and no commission will be paid on any sales.

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THE OFFERING

Securities offered:	3,000,000 shares of our common stock, par value $0.0001 per share.

Offering price:	$0.15

Duration of offering:	The 3,000,000 shares of common stock are being offered for a period of 180 days.

Net proceeds to us:	$400,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 13.

The market for the common shares:	There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over the Counter Bulletin Board and/or OTCQB. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein.

Shares outstanding prior to offering:	68,533,332

Shares outstanding after offering:	71,533,332

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

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SUMMARY FINANCIAL INFORMATION

The following tables provides summary financial statement data as of three months ended March 31, 2018 and 2017 and the fiscal year ended from January 21 , 2016 (inception) to December 31, 2016 and December 31, 2017. The financial statement data for the three months ended March 31, 2018 and 2017 has been derived from unaudited financial statements. The financial statement data as of the fiscal year ended from January 21 to December 31, 2016 and December 31, 2017 has been derived from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

Financial Condition

Balance Sheet	March 31, 2018	December 31, 2017	December 31, 2016
Total assets, $	771,928	863,926	563,275
Total liabilities	1,107,455	1,094,156	800,445
Stockholder’s deficit	335,527	230,230	237,170

Operating Summary

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017	Year Ended December 31, 2017	January 21 to December 31, 2016
Operating Data	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue, $	103,506	95,455	555,355	61,450
Net loss	(105,297)	(151,950)	(394,556)	(244,161)
Net loss per share	0.00	0.00	(0.01)	(0.01)

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related to the Company

We may need to obtain additional financing which may not be available.

We need the proceeds from this offering to implement our business plan and expand our operations as described in the “Plan of Operation” section of this prospectus. As of March 31, 2018, we had cash in the amount of $335,064 and total liabilities of $1,107,455. As of this date, we have generated $720,311 cumulative revenue since January 21, 2016 to March 31, 2018. The proceeds of this offering may not be sufficient for us to achieve future profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We have a limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on January 21, 2016 and to date, even though we have generated revenues, we are also involved in organizational activities, obtaining growth financing and developing our new technologies to meet the demand of our customers. Accordingly, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as an emerging and rapidly growing company which was formed to engage in the financial technology business is limited. As of March 31, 2018, we had an accumulated deficit of $744,014. There is a substantial risk that we will not be successful in our development and sales activities, or if initially successful, in thereafter generating significant operating revenues or in achieving profitable operations.

Our business strategy may result in increased volatility of revenues and earnings resulting in uncertainty of profitability

Our business strategy may result in increased volatility of revenues and earnings. As we will only develop a limited number of products and services at a time, our overall success will depend on a limited number of products and services, which may cause variability and unsteady profits and losses depending on the products and services offered.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the financial markets. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products and services that we will attempt to develop, it is difficult to forecast revenues accurately and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

●	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

●	Our ability to source strong opportunities with sufficient risk adjusted returns.

●	Our ability to manage our capital and liquidity requirements based on changing market conditions generally and changes in the developing FX industries.

●	The acceptance of the terms and conditions of our licenses and/or the acceptance of our royalties and fees.

●	The amount and timing of operating and other costs and expenses.

●	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

●	Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand.

●	Adverse changes in the projects in which we plan to invest which result from factors beyond our control, including, but not limited to, a change in circumstances, capacity and economic impacts.

●	Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.

●	Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

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We may not earn significant revenues from Cryptocurrency-related products and services.

The growth in cryptocurrencies and related products and services has attracted the attention of regulators in various jurisdictions we operate. It is likely that regulators may impose a number of substantial investor protection and safeguards regarding transparency of information, trading rules, liquidity, capital requirement, custodial services, valuation and other matters related to the nature of cryptocurrencies. Currently, cryptocurrency markets operate with less investor protection compared to traditional securities markets, which may correspondingly lead to opportunities for fraud and manipulation. Due to these risk factors, the Company’s ability to earn significant revenues from Cryptocurrency-related products and services may be limited.

We have a concentration of customers since inception.

We cannot assure that there will not be any dispute with our major customers who currently contribute to the majority of our revenues, or that we will be able to maintain business relationships with our existing customers. As we have been relying on a small number of major customers since inception, if the current major customers cease to engage our services, or decrease the scope of the relationship, and we are unable to find new customers with similar attributable revenue within a reasonable period or at all, our business and profitability may be adversely affected.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small to medium size public and private companies like us that may result in price reductions in the products and services that we sell. For a number of reasons, we may be at a competitive disadvantage in obtaining the facilities, technologies, employees, financing and other resources required to provide these products and services demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Our business model may not be sufficient to ensure our success in our intended market.

Our survival is currently dependent upon the success of our efforts to gain market acceptance and shares of our products and services in the global market including but limited to North America, Europe and Asia. Should our target market not be as responsive to our products and services as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival. For example, Markets in Financial Instruments Directive (MiFID II/MiFIR) is legislation by European Securities and Market Authority (ESMA) that is set to be implemented across the European Union on January 3rd, 2018 and it will impact many FX businesses and the way they operate. We may not be able to develop our products and services in a timely manner to comply with such regulatory changes.

We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our future growth and success.

At present, the Company does not have any patents or trademarks on its proprietary technology solutions. We have not conducted formal evaluations to confirm that our technology solutions and products do not or will not infringe upon the intellectual property rights of third parties. As a result, we cannot be certain that our technology and products do not or will not infringe upon the intellectual property rights of third parties. If infringement were to occur, our software development, sales and distribution of such technology solutions or products might be disrupted. We have generally sought to protect such proprietary intellectual property in part by confidentiality agreements and, if applicable, inventors’ rights agreements with strategic partners and employees, although such agreements have not been put in place in every instance. We cannot guarantee that these agreements adequately protect our trade secrets and other intellectual property or proprietary rights. We also operate in regions where it may be difficult for us to enforce certain intellectual property rights against third parties who may have inappropriately acquired interests in our intellectual property rights by filing unauthorized trademark applications in such foreign countries because of their familiarity with our business.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, the voting power represented by the ownership of the Company’s common and preferred stock by management and affiliated parties, and assuming all Shares offered are sold, represents approximately 94% of voting power of the issued and outstanding capital stock of the Company. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

Our future performance is dependent on the ability to retain key personnel. The Company performance is substantially dependent on the performance of senior management. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, results of operations and financial condition. Four of our officers are independent contractors and are not subject to the same control as employees, which may affect productivity. Although all but one, devote 100% of their time to the business of the Company there is no assurance that this will continue. The Company intends to convert all of these four officers to employee status in the second quarter of 2018. We also intend to negotiate employment contracts with each officer. If we do not succeed in retaining and motivating our existing personnel, we may be unable to grow effectively.

Management of growth will be necessary for us to be competitive

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract enough customers to operate profitably. If we do not make a profit, our financial conditions will be adversely affected.

Due to the fact that we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, our financial conditions will be negatively affected and will limit our ability to raise additional funding to increase our sales and marketing efforts.

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Challenges relating to implementing our business strategy.

The Company believes its future success in its crypto related solutions will depend in large part on the growth, if any, in the market for software that provides crypto solutions. To grow our business, the Company intends to expand the functionality and usability of its crypto related solutions to increase its acceptance and use by the broader market. It is difficult to predict customer adoption and renewal rates, customer demand for our software, the size and growth rate of this market, the entry of competitive products or the success of existing competitive products. Our competitors are technologically advanced and have existed longer and often have a more established brand and market presence with substantially greater financial, marketing, personnel and other resources. These competitors may have, among other things, lower operating costs, better knowledge, better brand awareness, better R&D facilities, better management, more effective marketing and more efficient operations than the Company. In the crypto and blockchain space, intellectual capital is an important component. Competition for qualified employees could also require the Company to pay higher wages to attract a sufficient number of employees. Our crypto related solutions are in the development stage and are not market tested under Company’s brand name. The Company is not certain that such solution will be well received or be desirable to its intended market. The Company depends substantially on customers renewing their support and maintenance agreements. Any decline in customer renewals could adversely affect our future operating results. A crypto exchange platform is deployed in a complex environment, and future success will depend on Company’s ability to implement the technology correctly and in a timely manner. There are possibilities, undetected errors, failures or bugs may occur, especially when new versions or updates are released. Such deployment may expose undetected errors, omissions or bugs in our software. Despite testing, errors, omissions or bugs may not be found in software until it is released to customers. The Company intends to use strategic indirect channel third parties to promote and market its crypto related solutions, such as distributors and resellers. The Company may be unable to maintain successful relationships with channel third parties (indirect sales channels), business, operating results and financial condition could be adversely affected. The Company believes that it has to develop new solutions and continue enhancements to existing technologies to meet both the business demand and future regulatory requirements. If new solutions or improvements and changes do not achieve adequate acceptance in the market, Company’s competitive position will be impaired, and revenues will be diminished.

Our customers operate in a heavily regulated environment that imposes significant compliance requirements and costs on them. Failure to comply with the rapidly evolving laws and regulations governing Cryptocurrency, FX, and other over-the-counter businesses may result in regulatory agencies acting against our customers and significant legal expenses in defending such actions, which could adversely affect our customers’ revenues and the way they conduct their business.

U.S. and other regulators are examining whether various cryptocurrency exchanges, trading platforms and other aspect of crypto industry are complying with various regulatory schemes. Often our customers have to follow laws applicable to money transmission and to securities and commodities trading in the jurisdiction they operate. To the extent that cryptocurrency trading platforms are engaged in the business of “money transmission” in the U.S., they must comply with the federal Bank Secrecy Act (BSA) as well as with certain state laws. The BSA requires money transmitters to collect and retain information about their customers and share that information with Financial Crimes Enforcement Network (FinCEN) in an effort to prevent money laundering and terrorist financing. State laws generally require money transmitters to obtain licenses and to follow similar requirements focused primarily on consumer protection.

Usually, platforms that allow securities trading must register with the SEC as a national securities exchange, alternative trading system, or a broker-dealer, all of which require the trading platform to follow restrictive rules addressing everything from preventing fraud to safeguarding customer accounts. A financial instrument that meets the definition of a “security” can only be sold in the U.S. if registered with the SEC or sold pursuant to a specific exception to the securities laws. We believe that the cryptocurrency industry now finds itself at a phase when there is a possibility of additional rules and regulations. The current environment presents significant regulatory risk to our customers if they fail to comply with money transmission, securities, and commodities trading rules and regulations.

As far as FX and other OTC markets is concerned, our customers are regulated by governmental bodies and/or self-regulatory organizations in a number of jurisdictions, including the U.K., Europe, and Australia. In line with the rules set for in the Markets in Financial Instruments Directive II (“MiFID II”) a number of European nations have initiated new restrictions. France has introduced an exclusion on electronic advertising to retail investors. In Italy, Corncob has issued a notice recommending that retail OTC products should only be offered via a regulated market or an authorized multilateral trading facility (MTF). In Germany, Ba Fin has restricted the distribution, or sale of OTC products unless accompanied by a no debit guarantee so that the retail client cannot lose more than is deposited in his or her trading account. The Financial Conduct Authority (FCA) in the UK has proposed restrictions which will limit leverage in accordance with the experience of the retail customer.

Compliance with these regulations is complicated, time consuming and expensive. Even minor, inadvertent irregularities can potentially give rise to claims that applicable laws and regulations have been violated. Failure to comply with all applicable laws and regulations could lead to fines and other penalties which could adversely affect our customers’ revenues and their ability to conduct business as planned. Our customers could incur significant legal expenses in defending against and resolving actions or investigations by such regulatory agencies. As a result, our customer may limit use of our products and services which would adversely affect our revenues and profitability.

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The Company has a limited history in providing consulting services in the cryptocurrency and blockchain technology industry.

We have limited experience with respect to providing consulting services in the cryptocurrency and blockchain technology industry. The Company is not certain that its consulting services will be well received or be desirable to its intended market. The cryptocurrency and blockchain technology is rapidly changing and evolving, the Company cannot guarantee that it will succeed in providing such consulting services which will be relevant and timely, and its failure to do so would have a material adverse effect on its business, prospects, financial condition and operating results. Our competitors are more experienced and technologically advanced and have existed longer and often have a proven track record as cryptocurrency and blockchain consultants with established brand and market presence. The consulting aspect of our business is intensely competitive, and if we do not compete effectively, our operating results could be adversely affected.

The Company may be unable to respond to the rapid technological change in its industry and such change may increase costs and competition that may adversely affect its business

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize the Company’s market. The continued growth of the Internet and intense competition in the Company’s industry exacerbate these market characteristics. The Company’s future success will depend on its ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of its products and services. The Company may experience difficulties that could delay or prevent the successful development, introduction or marketing of its products and services. In addition, any new enhancements must meet the requirements of its current and prospective users and must achieve significant market acceptance. The Company could also incur substantial costs if it needs to modify its products and services or infrastructures to adapt to these changes.

The Company also expects that new competitors may introduce products, systems or services that are directly or indirectly competitive with the Company. These competitors may succeed in developing products, systems and services that have greater functionality or are less costly than the Company’s products, systems and services, and may be more successful in marketing such products, systems and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing the software. These changes reduce the Company’s cost of providing services but also facilitate increased competition by reducing competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

The Company’s services are new, and its industry is evolving.

You should consider the Company’s prospects considering the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, especially companies in the rapidly evolving financial technology industry. To be successful in this industry, the Company must, among other things:

●	develop and introduce functional and attractive service offerings;

●	attract and maintain a large base of consumers;

●	increase awareness of the Company brand and develop consumer loyalty;

●	establish and maintain strategic relationships with distribution partners and service providers;

●	respond to competitive and technological developments;

●	build an operations structure to support the Company business; and

●	attract, retain and motivate qualified personnel.

The Company cannot guarantee that it will succeed in achieving these goals, and its failure to do so would have a material adverse effect on its business, prospects, financial condition and operating results.

Some of the Company’s products and services are new and are only in early stages of commercialization. The Company is not certain that these products and services will function as anticipated or be desirable to its intended market. Also, some of the Company’s products and services may have limited functionalities, which may limit their appeal to consumers and put the Company at a competitive disadvantage. If the Company’s current or future products and services fail to function properly or if the Company does not achieve or sustain market acceptance, it could lose customers or could be subject to claims which could have a material adverse effect on the Company’s business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for the Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. The Company cannot guarantee that a market for the Company will develop or that demand for Company services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, the Company’s business, financial condition and operating results would be materially adversely affected.

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Certain Provisions of Our Articles of Incorporation and Bylaws Allow Concentration of Voting Power in One Individual, Which May, Among Other Things, Delay or Frustrate the Removal of Incumbent Directors or A Takeover Attempt, Even If Such Events May Be Beneficial To Our Stockholders.

Provisions of our articles of incorporation and bylaws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving FDC that is not approved by our board of directors, even if those events may be beneficial to the interest of our stockholders. For example, Mitchell Eaglstein, our Chairman of the Board, President and Chief Executive Officer, is the holder of 2,600,000 authorized, issued and outstanding shares of our Class A Preferred Stock. Under our articles of incorporation, each share of Class A Preferred Stock is entitled to 50 non-cumulative votes per share on all matters presented to our stockholders for action. Consequently, Mr. Eaglstein has sufficient voting power to control the outcome of all corporate matters submitted to the vote of our common stockholders. Those matters could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving FDC. In addition, through his control of the board of directors and voting power, he may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by FDC. In addition, the concentration of voting power in the hands of Mr. Eaglstein could have the effect of delaying or preventing a change in control of FDC, even if the change in control would benefit our stockholders and may adversely affect the market price of our common stock.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any ability to report and file our financial results accurately and timely could harm our reputation and adversely impact the future trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.

Because of the Company’s limited resources, there are limited controls over information processing. There is inadequate segregation of duties consistent with control objectives. Our Company’s management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. To remedy this situation, we would need to hire additional staff. Currently, the Company is unable to hire additional staff to facilitate greater segregation of duties but will reassess its capabilities after completion of the Offering.

We may need and may be unable to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we intend to rely on revenues generated from operations to fund all the cash requirements of our activities. There is no assurance that we will be able to generate any significant cash from our operating activities in the future. Deteriorating economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing stockholders’ equity. Any debt financing or another financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

We will have broad discretion in using the net proceeds from this offering.

A substantial portion of the estimated net proceeds from this offering has been allocated to working capital and general corporate purposes. Accordingly, the Company will have broad discretion as to the application of such proceeds. You will not have an opportunity to evaluate the economic, financial or other factors upon which we base our decision on how to use the net proceeds.

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As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that are held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS RELATING TO OUR COMMON STOCK

We are selling our offering of 3,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 3,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers and directors, who will receive no commissions. They will offer the shares to friends, family members, and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there are no minimum proceeds the Company can receive from its offering of 3,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 3,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

There is no liquidity and no established public market for our common stock and we may not be successful in obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market for our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board and/or OTC Link. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board, and/or OTC Link and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

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Our common stock will be subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities may be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. To approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to can evaluate the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. The disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. As of the date of this prospectus, the Company had 68,533,332 shares of common stock outstanding. Accordingly, we may issue up to an additional 31,466,668 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees about the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. To comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $15,000 we have estimated for these costs should be sufficient for the 12-month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined now and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

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We are not likely to issue dividends for the foreseeable future.

We cannot assure you that our proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, we anticipate that we will use any funds available to finance the growth of the Company and that we will not pay cash dividends to stockholders. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 3,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold for the offering to proceed. The offering price per share is $0.15. The following table sets forth the uses of proceeds assuming the sale of one-third, two-thirds and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $450,000 as anticipated.

The principal purposes for which the net proceeds to the Company from the sale of shares are intended to be used for software development, sales and marketing and working capital and the approximate amount intended to be used for each such purpose are listed below:

	One-third of shares sold	Two-thirds of shares sold	Hundred (100%) percent of shares sold
Net proceeds from the offering (1) (2)	$100,000.00	$250,000.00	$400,000.00
Software development	33,000.00	83,000.00	133,000.00
Sales & marketing	20,000.00	50,000.00	80,000.00
Working Capital	47,000.00	117,000.00	187,000.00
Total	$100,000.00	$250,000.00	$400,000.00

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity. Please see a detailed description of the use of proceeds in the “Plan of Operations” section of this prospectus.

(2) Excludes estimated offering expenses of $50,000.

The Company may change the use of proceeds if it feels it is in the best interest of the shareholders to use the proceeds to discharge indebtedness of outstanding Notes, or to carryout acquisition of strategic business assets relevant to Company’s business.

DETERMINATION OF THE OFFERING PRICE

The offering price of $0.15 per share for the 3,000,000 shares being offered has been determined based on the aggregate of $98,000 funds raised through a private placement of our common stock of 653,332 shares. The price may not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 3,000,000 shares is fixed at $0.15 per share. This price is significantly higher than the prices per share paid by our founders and two other existing shareholders who purchased the shares before the private placement of our common stock in March 2017 collectively representing 67,810,000 of the 68,533,332 total shares of common stock issued and outstanding as of March 31, 2018.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly because of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of March 31, 2018, the net tangible book value of our shares of common stock was $(335,527) or approximately $(0.005) per share based upon 68,533,332 shares outstanding.

Existing stockholders if all the shares are sold

Price per share	$0.150
Net tangible book value per share before offering	$(0.005)
Net tangible book value per share after offering	$0.001
Potential gain to existing shareholders, book value	$400,000
Increase to present stockholders in net tangible book value per share after offering	$0.006
Capital contributions	$400,000
Number of shares outstanding before the offering	68,533,332
Number of shares outstanding after offering	71,533,332
Percentage of ownership after offering	95.81%

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Purchasers of shares in this offering	if all of the shares are sold		if one-half of the shares are sold
Price per share		$0.1500	0.1500
Dilution per share		$0.1491	0.1519
Net tangible book value per share after offering		$0.0009	(0.0019)
Capital contributions (public) (1)		$400,000	200,000
Capital contributions (directors, officers, and others) (2)		$1,006,391	1,006,391
Percentage of capital contributions	%	71.56%	83.42%
Number of shares after offering held by public investors		3,000,000	1,500,000
Percentage of ownership after offering	%	4.19%	2.10%

(1) Excludes estimated offering expenses of $50,000.

(2) Includes Founders, FRH Group, promoters and affiliates.

DESCRIPTION OF SECURITIES

GENERAL

The Company is authorized to issue two Classes of shares of stock. The total number of shares which the Company is authorized to issue is one hundred and ten million (110,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock, $.0001 par value and ten million (10,000,000) shares of preferred stock, $.0001 par value. As of March 31, 2018, there were 68,533,332 shares of our common stock issued and outstanding that was held by 27 stockholders of record, and 4,000,000 shares of preferred stock issued and outstanding held by 3 stockholders.

Between February 22, 2016 and April 24, 2017, the Company borrowed $1,000,000 from FRH Group, a founder and principal shareholder of the Company (“FRH”). The Company executed Convertible Promissory Notes, due between February 28, 2018 and April 24, 2019. The Notes are convertible into common stock initially at $0.10 per share but may be discounted under certain circumstances, but in no event, will the conversion price be less than $0.05 per share with a maximum of 20,000,000 shares if the entire Note was converted, subject to adjustments in certain events.

The Convertible Promissory Note due February 28, 2018, note face value $100,000, coupon 6%, dated February 22, 2016, was amended to extend the original maturity date from February 28, 2018, to May 16, 2018. This Convertible Promissory Note due May 16, 2018 is extended to September 30, 2018. The Convertible Promissory Note due May 31, 2018, note face value $400,000, coupon 6% issue, dated May 16, 2016, was amended to extend the original maturity date from May 31, 2018, to September 30, 2018. The Company, by execution of the note extension agreement, represents and warrants that as of the date hereof, no Event of Default exists or is continuing concerning the Promissory Note.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Delaware law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

PREFERRED STOCK

Preferred Stock in General

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series. Currently there are 4,000,000 shares of Series A Preferred Stock issued and outstanding.

Series A Preferred Stock

Shares of our Series A Preferred Stock do not rank senior to our common stock as to dividends and distributions. The holders of outstanding shares of Series A Preferred Stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, before any dividend is paid on common stock.

Holders of Series A Preferred Stock are entitled to 50 non-cumulative votes per share on all matters presented to our stockholders for action. This right could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire or could discourage or delay a third party from acquiring, a majority of our outstanding stock. In addition, the affirmative vote of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a separate Series, is required for FDC to do any of the following:

●	amend, alter or repeal any of the preferences or rights of the Series A Preferred Stock;
●	authorize any reclassification of the Series A Preferred Stock;
●	increase the authorized number of shares of the Series A Preferred Stock; or
●	create any Series or series of shares ranking prior to the Series A Preferred Stock as to dividends or upon liquidation.

Series A Preferred Stock does not convert into common stock of the Company.

Shares of Series A Preferred Stock are not entitled to preemptive rights nor are they redeemable by the Company.

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Class A Warrants

As of March 31, 2018 and December 31, 2017, there were 653,332 Class A Warrants outstanding held by 10 holders. Each Class a Warrant entitles the holder thereof to purchase one (1) share of Common Stock at a price of $0.30 per share, through and including April 30, 2019.

The Warrants are redeemable by the Company, upon thirty (30) day notice, at a price of $.05 per Warrant, provided the average of the closing bid price of the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation (or the average of the last sale price if the Common Stock is then listed on the OTCMarkets or a securities exchange), shall equal or exceed $1.00 per share (subject to adjustment) for ten (10) consecutive trading days prior to the date on which the Company gives notice of redemption. The holders of Warrants called for redemption have exercise rights until the close of business on the date fixed for redemption.

The exercise price and a number of shares of Common Stock or other securities issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, no Warrant is subject to adjustment for issuances of Common Stock at a price below the exercise price of that Warrant.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Company, with the exercise form on the reverse side of the certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check payable to the Company) to the Company for the number of Warrants being exercised. The Warrant holders do not have the rights or privilege of holders of Common Stock.

No fractional shares will be issued upon exercise of the Warrants. However, if a Warrant holder exercises all Warrants then owned of record by him, the Company will pay to such Warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 37,310,000 shares of common stock were issued to officers, directors and 31,223,332 to investors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB and/or OTC Link a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 68,533,332 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 3,000,000 shares of its common stock for sale at the price of $0.15 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participates in an offering of the issuer’s securities. Our officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Other than Mr. Naim Abdullah (‘Mr. Abdullah’), none of our officers and/or directors are, nor have they been within the past 12 months, a broker or dealer, and they are not, nor had he been within the past 12 months, an associated person of a broker or dealer. Mr. Abdullah will not participate in any manner with the offer or sale of any of the securities being offered in this offering. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.15 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek our shares of common stock quoted on the OTC Bulletin Board and/or OTC Link. To be quoted on the OTC Bulletin Board and/or OTC Link, a market maker must file an application on our behalf to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

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The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may occasionally be sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.15 per share.

To comply with the applicable securities laws of certain states, Company’s securities will be offered or sold in those only if they have been registered or qualified for sale; exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.15 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 180 days. At the discretion of our board of directors, we may discontinue the offering before the expiration of the 180-day period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

The Company was incorporated on January 21, 2016 as Forex Development Corporation, under the laws of State of Delaware. The Company provides an innovative and cost-efficient technology and business solution to Over-the-Counter (OTC) Online Brokers (hereinafter known as “customers”). Effective February 27, 2018, FDC changed its corporate name to FDCTech, Inc. The name change reflects the company's commitment to expand its business in crypto currency and blockchain technology solutions.

Company’s products are designed to provide a complete solution for all operating aspects of customer’s business including but not limited to trading terminal, back office, and risk management systems. The Company also provides business and management consulting which include the development of customers’ B2B sales and marketing divisions. The Company also provides turnkey business solutions to entrepreneurs and other non-broker entities seeking to enter FX and other OTC markets as OTC brokers or prime of prime brokers. The Company takes on customized software development projects specific to meet the needs of its customers.

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The Company’s business solutions allow its customers to run their overall business better, increase trading revenues, cut operating costs, and enable them to anticipate market challenges using our proprietary based processes, state-of-the-art technologies, risk management tools, customized software development, and turnkey prime-of-prime business solution. At present, the Company does not have any patents or trademarks on its proprietary technology solutions. At present, the Company has three sources of revenues.

At present, the Company has three sources of revenues.

●	Consulting Services, which includes turnkey business solutions - Start-Your-Own-Brokerage (“SYOB”), Start-Your-Own-Prime Brokerage (“SYOPB”), FX/OTC liquidity solutions and lead generations.

●

Technology Solutions, where the Company license its proprietary and, in some cases, act as a reseller for third party technologies to customers. Our proprietary technology includes but not limited to Condor Risk Management Back Office for MT4 (“Condor Risk Management”), Condor FX Pro Trading Terminal and its source code, Condor Pricing Engine and crypto currency related solutions.

●	Customized Software Development, where the Company takes on design-build software development projects for customers, where the Company develops the project to meet the design criteria and performance requirements as specified in the Software Development Agreement (“Agreement”).

The Company’s customers are companies in the cryptocurrency and blockchain space, where it is acting as an adviser/strategic consultant and reseller of its proprietary technologies. The Company expects to generate additional revenue from its crypto related solutions, which include revenues from development of custom crypto exchange platform for customers, the sale of the non-exclusive source code of crypto exchange platform to third parties, white-label fees of crypto exchange platforms, and the sale of aggregated cryptocurrency data price feed from various crypto exchanges to OTC brokers. The Company initially plans to develop technology architecture of crypto exchange platform for its customers. The initial capital requirement to produce such technologies comes from our customers as the Company takes on design-build software development projects for customers, where the Company develops these projects to meet the design criteria and performance requirements as specified by the customer.

There are several steps required to set-up a functional crypto exchange platform. Our customers are expected to seek necessary licensing approval and meet registration requirements in their respective jurisdictions. Customers are also responsible for establishing a relationship with the payment processing partner such as a bank. Subsequently, the Company intends to provide and maintain a payment gateway API, which will give users the power of adding and withdrawing funds. Liquidity is an essential aspect of the success of a cryptocurrency exchange marketplace. The trades at an exchange drive its liquidity and robust crypto exchange platform require seamless trading activity. To manage this liquidity at the customer’s crypto exchange business, the Company will integrate its customer crypto exchange’s liquidity position to other existing exchanges. The Company will provide a modern and robust API interface that connects liquidity and trade volume data between various crypto exchanges.

The Company is responsible for arranging, developing, and maintaining the technology architecture of the crypto exchange platform. This architecture includes but not limited to the trading engine, front-end user interface, functional website, cryptocurrency wallet, and administration console. The trading engine serves as the core of any exchange and is essential to smart order transaction execution, calculate balances, access and aggregation of the order book and match all the buy/sell transactions on an exchange. The front-end user interface is a user-friendly and intuitive interface with a minimalistic approach to offer an exceptional trading experience. The front-end user includes but not limited to user registration, funds deposit/withdrawal, view order book, transactions, balance, statistics, charts, buy/sell orders, and support features. The Company can customize the features of a console according to the specific business requirement of our customers, such as the option to edit trading fee, managing cryptocurrency listing, adding new currencies, crediting/debiting funds to wallets and addressing support issues. The Company’s involvement is limited to creating an interface between the crypto exchange platform and the digital asset owner and is not responsible for holding and maintaining the digital assets in the wallet.

The Company has dedicated up to four of its existing software developers and a project manager to complete the crypto exchange platform. The Company has also hired a front-end website designer and a team for implementing the front-end programming. The Company believes that the time required to set up an operating crypto exchange platform for its customers from start to finish may range from nine to twelve months. The anticipated timing depends on several factors including but not limited to customer’s licensing and registration requirement by different jurisdictions, the complexity of crypto exchange platform deployed, customer’s financial condition, and availability of necessary workforce. The Company estimates to complete its first crypto exchange platform for its customer by the fourth quarter of fiscal year ended December 31, 2018. The development of crypto exchange platform is part of the Information Technology & Software Development Services Agreement (‘ITSDS Agreement’) signed between the Company and the customer on February 5, 2018. The ITSDS Agreement includes Statements of Work (SOW) schedule where the Company is responsible for providing technical support to customer’s legacy system and will be responsible for product and software development on the legacy system. In addition, the Company has agreed to develop a crypto currency exchange platform under the SOW. In the ITSDS Agreement, either party shall have the option to terminate this Agreement, without cause, by providing ninety (90) day notice of its intent to terminate the Agreement without cause. For the three months ended March 31, 2018, ITSDS Agreement represents 22.62% of the total revenue.

There has been no financial impact of ITSDS Agreement for the period from January 21, 2016 (inception) to December 31, 2016 and year ended December 31, 2017. The total cost attributed to service ITSDS Agreement has been less than $15,000. The Company expects to budget up to $5,000 monthly to service the ITSDS Agreement. The funding to maintain the ITSDS Agreement and for the development of crypto exchange platform is provided by the customer.

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The Company is only involved as a technology provider and software developer in the crypto space and does not mine, trade (acquire or sell cryptocurrencies), speculate or act as a trading counterparty in cryptocurrencies. Consequently, the Company does not intend to register as a custodian with state or federal regulators including but not limited to obtaining a money service business or money transmitter license with Financial Crimes Enforcement Network (FinCEN) and respective State’s money transmission laws. The Company also does not need to register under the Securities Exchange Act of 1934, as amended, as a national securities exchange, an alternative trading system or a broker-dealer, since the Company is not a broker-dealer nor does it intend to become a broker-dealer.

Third Party Industry Accreditation

In July 2016, Financial Commission, a leading financial services industry external dispute resolution (EDR) organization, with a diverse membership of online brokerages and independent services providers (ISPs) provided the technology certification for the Company. Financial Commission conducted its rigorous review of Company’s platforms, including its Condor Risk Management Back Office for MT4, to ensure it met the technical information requirements of the Commission’s technology certification evaluation process. The Financial Commission established a comprehensive list of requirements to verify system security, capacity, business disaster recovery, and continuity plan, as well as reporting and record keeping, among other fields deemed necessary for the technology certification of the Company.

Consulting Services

The Company is a market leader in Broker-to-Broker (B2B) business solution where it offers market participants following solutions:

Start Your Own Prime Brokerage (SYOPB): The Company transforms existing OTC Online Brokers’ B2C (Broker to Customer or Broker to the Retail Trader) to B2B business by establishing and developing their strategic business division, also known as Prime of Prime. Unlike traditional consulting solutions, the Company leverages its development team in and underpins it’s SYOPB consulting solutions with proprietary technology and/or software development services in order to maintain client longevity. The Company believes the combinations of business know how and proprietary technology provides the Company a competitive advantage in OTC trading marketplace.

In SYOPB solution, the Company provides following services to its customers:

●	Develops and Implements Corporate Strategy,
●	Arranges Liquidity and Counterparty Risk Management,
●	Designs and Build B2B Website,
●	Trains and Develops B2B Sales and Marketing Division,
●	Provides Marketing and Branding Material,
●	Integrates Condor Back Office to MT4, FIX Platform with Complete Technical Support,
●	And other services necessary to operate a successful Primer Brokerage business.

As compensation for these consulting services, customers pay the Company a set-up fee, and a monthly maintenance fee, and in some cases the Company earns profit sharing from the strategic business division (See Note 2). To date, the Company has not earned any revenues through profit sharing from its customers.

Start Your Own Brokerage (SYOB): The Company provides this turnkey solution to entrepreneurs and investors seeking to become FX or OTC Online Brokers.

In SYOB solution, the Company provides following services to its customers:

●	Develops and Implements Corporate Strategy,
●	Arranges Liquidity and Counterparty Risk Management,
●	Provides Compliance Consulting
●	Develops Policies and Procedures
●	Set-Up Payment Connectivity
●	Develops Business Continuity and Disaster Recovery Plan,
●	Designs and Build B2C Website,
●	Trains and Develops B2C Sales and Marketing Division,
●	Offers MT4 White Label
●	Integrates Condor Back Office to MT4, FIX Platform with Complete Technical Support,
●	And another service necessary to operate a successful OTC Online Broker business.

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As a compensation for this advisory service, customers pay the Company a fee, monthly maintenance fee, and profit sharing. In most cases, the Company will earn income from SYOPB solution indirectly by engaging these clients via its SYOPB clients (See Note 2).

Liquidity Solutions: The Company management’s 30+ years of industry relationships provide direct market access to liquidity for forex, precious metals, and energy. The Company can connect liquidity takers such as Banks, FX Brokers, Prime Brokers, Prime of Prime and other institutions with major liquidity-providers to reduce liquidity takers’ spread costs and allow them a competitive advantage for their margin business.

Lead Generations: The Company offers lead generation services where it assists Prime Brokers, Retail Brokers and other financial institutions in building their B2B business by stimulating and capturing the interest of potential customers in their products or services for developing sales.

Technology Solutions

The Company’s suite of proprietary technology solutions is designed to provide a benefit to all operating aspects of our customers’ business. Because of our technology solutions, customers can enhance their trading revenues and reduce operating costs. The Company provides technical support for all its products.

Condor Risk Management Back Office for MT4 Platform: The Company’s Condor Risk Management provides the comprehensive back-office functionality that is not available with MT4 Platform, an electronic trading platform widely used by online retail foreign exchange speculative traders. Condor Risk Management is also compatible with other FIX based online trading platforms as major OTC front-end trading platforms and systems do not have complete back-office and customer relationship management functionality.

Condor Risk Management is designed to mitigate operational and trading risks and increase operational efficiencies of Online FX brokerages. Condor Risk Management offers full flexible integration capabilities to all industry accepted FIX trading platforms including MT4, MT5, eToro OpenBook, Plus500 Trader, TradeStation, and xStation. This solution allows customers to manage straight – through – processing (STP) trades as all trades are auto recorded from one or multiple front-end dealing platforms. Condor Risk Management covers the entire range of financial products including but not limited to FX, and other OTC products. Condor Risk Management handles trade confirmations, payments, settlements, accounting, statements, introducing broker’s reports, and all maintenance regulatory and audit activities.

Based on the internal policies and specific needs of customers, Condor Risk Management can be customized to fit the operating workflows, payments and trade confirmations. Some of the regulated OTC Online Brokers rely on Condor Risk Management for its wide-ranging instrument coverage, flexible configuration, and efficient error-free processing. Condor Risk Management allows customers to process and manage a broad range of financial instruments: FX, Indices, and other financial instruments. The Company has successfully tested and integrated Condor Risk Management with many leading front-end trading and dealing platforms and systems. All trades are seamlessly passed on from the front end (single or multiple) to Condor Risk Management for trade confirmation, trade settlement and general ledger accounting and trial balances.

The Company earns a recurring monthly maintenance fee for the use of its Condor Risk Management Back Office (See Note 2).

Condor FX Pro Trading Terminal: The Company intends to expand its product offering further by launching and promoting Condor FX Pro Trading Terminal. Condor FX Pro is a state-of-the-art multi-asset algorithmic trading platform allowing traders to trade different instruments, such as FX, and other OTC products via a simple and unified user interface, which will be initially available as a desktop option. This algorithmic multi-asset trading platform benefits our customers as they will be able to offer an all-in-one trading system for retail traders, proprietary traders, quantitative hedge funds, and investment banks. Condor FX Pro enables the development, simulation, and execution of multiple complex strategies.

Our development team comprises industry experts who are in the process of designing the Condor FX Pro to be a Java-based algorithmic trading platform that enables traders to rapidly develop, simulate, deploy and automate any quantitative trading strategy for any FX and other OTC market. Some of the other potential benefits are:

●	Automation: Quantitative trading strategies can be fully automated.

●	Speed & Capacity: Huge volumes of market data are auto processed, immediately analyzed and acted upon at nanosecond high speed – up to 50,000 trades per second.

●

Fully Customizable: For qualified brokers and upon purchasing a full license, the Company may provide access to source code to create user-specific trading customization. Third-party libraries can be integrated.

●	Cost Sensitive: Brokers can use already developed built-in features without the need for any further development.

●	Condor FX Pro MT4 Plugin: which allows clients to trade on the Condor or Metrader front end through a single wallet trading account.

●	24/7 Customer Support: Comprehensive support is available for installation and customization. Onsite and remote training and consulting are available.

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The Company plans to earn a competitive one-time set-up fee and recurring monthly maintenance fees for Condor FX Pro Trading Platform from its potential customers (See Note 2).

Condor Pricing Engine (Condor PE): The Company is modifying, upgrading and improving an existing third-party technology into a superior FX e-commerce solution that will enable brokers to combine smart liquidity management/aggregation, risk management, multiple pricing, smart order routing system, and execution into a single end-to-end platform. This technology will allow brokers to benefit from algorithm trading, fragmented OTC pricing, and intelligent auto hedging.

Condor PE shall allow brokers to combine current real-time pricing from multiple liquidity sources and analyze historical data to identify favorable trading conditions on a real time basis quickly. The Condor PE helps key components of OTC Online brokers.

These include:

●	Risk Management team to instantly access different pricing streams, view multiple liquidity providers and rapidly changing currency prices and quotes to manage counterparty risks.

●	OTC Traders can automate the processing of orders.

●	Brokers can organize with Condor PE to view the best bid/ask spread across multi-asset instruments instantly, optimize smart order routing for best execution across all connected markets, and grow profits with trade execution for market conditions and specific trading venues.

●	Condor PE market is dealing capabilities, aggregated views and electronic access for traders to submit orders allow firms to offer the best prices while managing counterparty risk.

●	Brokers can protect against excessive trading risk exposure, optimize trading profits through intelligent auto-hedging on per-client bases.

●	Condor PE internalization execution features help maintain a competitive advantage in fast-moving markets.

The Company plans to offer this technology to qualified Customers for a minimum monthly maintenance fee and a potential profit sharing model (See Note 2).

Customized Software Development

The Company has a highly experienced software team, which has developed successful forex software solutions for major forex industry leaders. Our solutions are cost-effective, error-free, and seamless and delivered on time. In most cases, the Company takes on design-build software development projects for customers, where the Company develops the project to meet the design criteria and performance requirements as specified in the Software Development Agreement (“Agreement”). These projects often include customized front-end and back-end development for OTC Online brokers. The Company specializes in several computer programming languages such as C#, java, scala, c++, delphi, php,NET, JavaScript, angularjs to name a few. Further, the Company has expertise in several relational database management systems including but not limited to Oracle, MSSQL, and MySQL, and provides server maintenance, management, and security services to its customers.

The Company is paid a monthly software development fee for the term of the Agreement (See Note 2).

Business Strategy

Our experienced management and in-house software development team have carefully designed various B2B business solutions to meet the needs of OTC Online Brokers. Our solution targets OTC Online brokers of all sizes and stages - whether our potential customer is a start-up company or an established OTC Online broker, it is easier, less risky, and more cost efficient for customers to enter Prime of Prime or OTC Online broker space using our turnkey solution. Our advisory services and proprietary technologies enable customers to adapt to regulatory changes and market shifts quickly while enhancing the end-user/trader experience.

We intend to grow our core business, increase market share, and improve profitability principally by deploying the following growth strategies:

●	Continue to enhance and promote our core proprietary technologies and business solutions including but not limited to Condor Risk Management Back Office, SYOPB, SYOB and introduce other innovative trading tools for B2B marketspace and futures markets;

●	Future growth will depend on the timely development and successful distribution of Condor FX Pro Trading Platform and Condor Pricing Engine;

●	Increase our software development capabilities to develop disruptive and next generation technologies to grow software license revenues;

●	Strategically expand our operations in Asia and Europe, and grow customer base through accretive acquisitions, opportunistic investments, and beneficial partnerships; and

●	Recognize and enter high-growth markets to expand our services to meet the demand for other financial products to cater to retail or non-professional customers.

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The Company aims to be flexible and responsive to its sales and marketing strategies to provide an omnichannel customer experience. Therefore, our primary focus is on different customer acquisition channels to expand our customer base. The Company is actively being integrating both digital (online marketing, website, blogs, and social media) and traditional channels (conferences, trade shows, phones, direct meeting) effectively as we are aware that one-size-fits-most customers do no longer work.

We implement an effective marketing funnel where we map out our customer’s journey from when a customer is a lead and then put specific strategies in place that will encourage them to move through this funnel. We create awareness of our solutions through direct marketing strategy, where we use a combination of approaches. This includes but not limited to online banner advertising, SEO marketing, email outreach, event promotion, including educational seminars, conferences, and public and media relations, all of which are designed at driving prospective customers to Forexdevelopment.com or encourage them to contact one of our specialists. We also encourage customers to participate in the demo or webinar or consultation call where our expert shows them why they need our solutions and exactly how it will benefit them.

We also utilize many indirect channels where a network of industry professionals, introducing and referring brokers (collectively “RB/IB”) as third parties promote our services in exchange for performance-based compensation. In most cases, RB/IB carry out the lead generation function while our staff provides the customer and technical service.

Most of the marketing and branding initiatives are taken in-house by our team where we effectively leverage social media, content marketing, and integrated models to keep the continuity of our message and maintain critical customer relationships on a one on one basis.

Subsidiaries of the Company

In April 2016, the Company established its wholly owned subsidiary – FRH Prime Ltd. (“FRH Prime”), a company, incorporated under section 14 of the Companies Act 1981 of Bermuda. In January 2017, FRH Prime established its wholly owned subsidiary – FXClients Limited (“FXClients”) under the United Kingdom Companies Act 2006 as a private company. Both FRH Prime and FXClients are established to conduct financial technology service activities.

For the for the three months ended March 31, 2018 and March 31, 2017, FRH Prime has generated volume rebates of $2,696 and $258 respectively from Condor Risk Management Back Office for MT4 Platform. For the for the fiscal year ended December 31, 2017 and period from January 21 , 2016 (inception) to December 31, 2016, FRH Prime has generated volume rebates of $16,947 and $0 respectively from Condor Risk Management Back Office for MT4 Platform. There have been no significant operating activities in FXClients.

MARKETING AND SALES

The Company aims to be flexible and responsive to its sales and marketing strategies to provide an omnichannel customer experience. Therefore, our primary focus is on different customer acquisition channels to expand our customer base. The Company is actively being integrating both digital (online marketing, website, blogs, social media) and traditional channels (conferences, trade shows, phones, direct meeting) effectively as we are aware that one-size-fits-most customers do no longer work.

We implement an effective marketing funnel where we map out our customer’s journey from when a customer is a lead and then put specific strategies in place that will encourage them to move through this funnel. We create awareness of our solutions through direct marketing strategy, where we use a combination of approaches. This includes but not limited to online banner advertising, SEO marketing, email outreach, event promotion, including educational seminars, conferences, expos and public and media relations, all of which are designed at driving prospective customers to fdctech.com or encourage them to contact one of our specialists. We also encourage customers to participate in the demo or webinar or consultation call where our expert shows them why they need our solutions and exactly how it will benefit them.

We also utilize many indirect channels where a network of industry professionals, introducing and referring brokers (collectively “RB/IB”) as third parties promote our services in exchange for performance-based compensation. In most cases, RB/IB carries out the lead generation function while our staff provides the customer and technical service.

Most of the marketing and branding initiatives are taken in-house by our team where we effectively leverage social media, content marketing, and integrated models to keep the continuity of our message and maintain critical customer relationships on a one on one basis.

INDUSTRY AND COMPETITIVE ANALYSIS

The OTC/FX trading technology vendor market is highly fragmented and extremely competitive. The Company faces both direct and indirect competition. In many cases we compete with our customers - OTC Online brokers, as often they have their proprietary trading solutions. These solutions include but not limited to the trading platform – desktop, web based and mobile, algo trading platform, social trading platform, high frequency trading platform, bridge technologies, back office, FX e-commerce, CRMs, risk management tools, FX education tools, and other necessary software needed to access OTC marketplace.

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We face direct competition from retail platform providers such as MetaQuotes, cTrader, SIRIX Trader, xStation, FXTM, ActTrader, Fortex, AvaTrade, Plus500, and several others. Further, many social trading platforms allow traders to share their trades and trade ideas with other traders. These forex networks which offer both social trading and community aspect, as well as auto trading capabilities allow the end user to automatically copy or mirror the trades from other traders on the network in their trading account. Some of the popular social trading platforms are ZuluTrade, ‘etoro’, Ayondo, Tradeo, Copyop, Instaforex, and others. Institutional traders worldwide use FlexFX, Currenex, Integral, Hotspot, and MaxxTrader to name a few, where customers get access to liquidity, manage execution and aggregate liquidity across the spot, forwards, swaps, non-deliverable forwards and precious metals.

Some of our competitors offer a complete suite of technology solutions including but not limited to software, solutions, services and trading platforms to institutional and retail brokerage firms in the foreign exchange, & spot metals marketplace. These integrated technology solution providers include companies like Forexware, Shift Forex, Integral, Leverate, and others.

EMPLOYEES

A team of industry professionals with stellar forex/OTC industry credentials has joined the Company to develop, market and distribute a complete turnkey and integrated solution to establish, manage and grow financial technology business. The team has extensive experience in building and growing marquee FX companies from the start-up stage to multi-million-dollar companies.

Our team brings deep industry knowledge where each member on an average has 15 years of experience working with the world’s most prestigious financial institutions from NYSE listed companies to Tier 1 Banks and OTC Online Brokers. Our team stays ahead of the curve and continually creates innovative business and technology solutions that meet the specific needs of our customer so that they become the best-run company in their competitive landscape.

The Company has five employees, of which four are officers and are currently independent contractors. The Company has no written agreements with any of these officers. Three of the officers devote 100% of their time to the Company and Mr. Firoz, the CFO, devotes approximately 90% or more of his time to the Company. Mr. Firoz is Managing Director of Match-Trade Technologies LLC, a private company (“MTT”), engaged in providing turnkey trading solutions for FX Brokers, ECN Venues and Crypto Exchanges. He spends approximately less than 10% of his time with MTT. The Company believes that there is no conflict of interest between the work performed by Mr. Firoz with the Company and with MTT. Each officer and director update his/her competing interests at least annually and as necessary (because of changes in the officer or director’s circumstances) during the year. Depending on the agenda to be covered at each board meeting, directors should make further declarations about possible conflicts that might arise during the board meeting.

The Company intends to convert all of its officers to employee status in the second quarter of 2018. We also hire software developers who are independent contractors on a project to project basis and engage consultants on an as-needed basis to supplement existing staff. All our employees, consultants, and contractors that are involved with sensitive and/or proprietary information have signed non-disclosure agreements.

All oral agreements with our officers are on at “at-will” basis and the work is performed, currently, as independent contractors.

OFFICES

At present, the Company leases office space at 1460 Broadway, New York, NY 10036. As per the Commitment Term of the lease (“Agreement”), this Agreement shall continue a month-to-month basis (any term after the Commitment Term a “Renewal Term”). The Commitment Term and all subsequent Renewal Terms shall constitute the “Term.” The Company may terminate this Agreement by delivering to the lessor Form (“Exit Form”) at least one (1) full calendar month prior to the month in which the Company intends to terminate this Agreement (“Termination Effective Month”). For the fiscal year ending December 31, 2017, the rent payment or membership fee at the office was $950 per month. For fiscal year 2018, the rent payment or membership fee at the office is $890 per month and is included in the General and administrative expense. From January 1, 2018 to July 31, 2018, the Company has received a discount of $890 per month on its rent payment.

LEGAL PROCEEDINGS

The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to pending legal proceedings when the loss is considered probable and the amount can be reasonably estimated. Where a range of loss can be reasonably estimated with no best estimate in the range, the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability related to pending legal proceedings and revises its estimates and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded to expense as incurred.

The Company currently is not involved in any litigation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD AND OTC LINKS

We intend to have our common stock be quoted on the OTC Bulletin Board and/or OTC Link. If our securities are not quoted on the OTC Bulletin Board and/nor OTC Link, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or OTC Link, the Company’s equity security should have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board and/or OTC Link our securities will trade on the OTC Bulletin Board and/or OTC Link until a future time, if at all. We may not now, and it may never qualify for quotation on the OTC Bulletin Board and/or OTC Link.

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TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of the date of this prospectus, the Company had 68,533,332 shares of our common stock issued and outstanding held by 27 holders of record. The Notes are convertible into common stock initially at $0.10 per share but may be discounted under certain circumstances, but in no event, will the conversion price be less than $0.05 per share with a maximum of 20,000,000 shares if the entire Note was converted, subject to adjustments in certain events. Further, holders of Series A Preferred are entitled to 50 non-cumulative votes per share on all matters presented to our stockholders for action. Holders of Series A Preferred have no rights to convert into common stock of the Company.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer, and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which is not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATIONS

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has earned $720,311 in revenues from January 21, 2016 (inception) to March 31, 2018.

The Company intends to continually upgrade its Condor Risk Management to meet the regulatory requirements under various jurisdictions including but not limited to directives under Markets in Financial Instruments Directive (MiFID II/MiFIR), a legislation by European Securities and Market Authority (ESMA) that is set to be implemented across the European Union on January 3rd, 2018. In the second quarter of fiscal year ending December 31, 2018, the Company expects to release, market and distribute its Condor FX Pro Trading Terminal and MT4 Plugins which will allow traders to trade on Condor FX Pro Trading front-end and MT4 trading platform via single wallet. The Company estimates to complete its first crypto exchange platform for its customer by the fourth quarter of fiscal year ended December 31, 2018. The development of crypto exchange platform is part of the Information Technology & Software Development Services Agreement (‘ITSDS Agreement’) signed between the Company and the customer on February 5, 2018.

The Company has necessary funding and in-house capabilities for the development of these projects. The Company budgets $90,000 for sales and marketing campaign in the next twelve months. Should we require additional capital to the extent the Company’s operations are not sufficient to fund its capital requirements, the Company may attempt to enter the restructuring of Notes, or refinance existing Notes with financial institutions or attempt to raise capital through the sale of additional capital stock or through the issuance of debt.

The Company’s ability to continue as a going concern may be dependent on the success of management’s plans. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

To the extent the Company’s operations are not sufficient to fund the Company’s capital requirements, the Company may attempt to enter into a revolving loan agreement with financial institutions or attempt to raise capital through the sale of additional capital stock or through the issuance of debt.

As of March 31, 2018, the Company issued four convertible notes collectively known as FRH Group Note for net cash proceeds of $1,000,000.

FRH Group Note Summary

Date of Note:	2/22/2016	5/16/2016	11/17/2016	4/24/2017
Original Amount of Note:	$100,000	$400,000	$250,000	$250,000
Outstanding Principal Balance:	$100,000	$400,000	$250,000	$250,000
Maturity Date(1):	9/30/2018	9/30/2018	11/30/2018	4/24/2019
Interest Rate:	6%	6%	6%	6%
Date to which interest has been paid:	Accrued	Accrued	Accrued	Accrued
Conversion Rate:	$0.10	$0.10	$0.10	$0.10
Floor Conversion Price:	$0.05	$0.05	$0.05	$0.05

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(1) The Convertible Promissory Note due February 28, 2018, note face value $100,000, coupon 6%, dated February 22, 2016, was amended to extend the original maturity date from February 28, 2018, to May 16, 2018. This Convertible Promissory Note due May 16, 2018 is extended to September 30, 2018. The Convertible Promissory Note due May 31, 2018, note face value $400,000, coupon 6% issue, dated May 16, 2016, was amended to extend the original maturity date from May 31, 2018, to September 30, 2018. The Company, by execution of the note extension agreement, represents and warrants that as of the date hereof, no Event of Default exists or is continuing concerning the Promissory Note.

At March 31, 2018

At March 31,2018, the current portion of convertible notes payable and accrued interest was $750,000 and $65,117 respectively. The non-current portion of convertible notes payable and accrued interest was $250,000 and $26,792 respectively.

Our cash balance is $335,064 as of March 31, 2018. We do not believe that our cash balance is sufficient to fund our operations. The Company intends to continue its efforts in enhancing its revenue from its diversified portfolio of technological solutions and becoming cash flow positive, as well as raising funds through private placement offering and debt financing. In the future, as the Company increase its customer base across the globe, the Company intends to acquire long-lived assets that will provide a future economic benefit beyond fiscal 2018.

At December 31, 2017

At December 31,2017, the current portion of convertible notes payable and accrued interest was $750,000 and $52,617 respectively. The non-current portion of convertible notes payable and accrued interest was $250,000 and $24,292 respectively.

Our cash balance is $464,303 as of December 31, 2017. We do not believe that our cash balance is sufficient to fund our operations. The Company intends to continue its efforts in enhancing its revenue from its diversified portfolio of technological solutions and becoming cash flow positive, as well as raising funds through private placement offering and debt financing. In the future, as the Company increase its customer base across the globe, the Company intends to acquire long-lived assets that will provide a future economic benefit beyond fiscal 2017.

For the audit of the period from inception on January 21, 2016, through December 31, 2017, our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach the stage when ongoing operations can be funded out of revenues. To meet our need for cash we are attempting to raise money from this offering. While we believe that we will be able to raise enough money through this offering to expand operations, there is no assurance that we will be able to sell any of the securities being offered, and we cannot guarantee that once we expand operations we will stay in business after doing so.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations as follows.

The following table sets forth the uses of proceeds assuming the sale of one-third, two-thirds and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $450,000 as anticipated.

	One-third of shares sold	Two-thirds of shares sold	Hundred (100%) percent of shares sold
Net proceeds from the offering (1)	$100,000.00	$250,000.00	$400,000.00
Software development	33,000.00	83,000.00	133,000.00
Sales & marketing	20,000.00	50,000.00	80,000.00
Working Capital	47,000.00	117,000.00	187,000.00
Total	$100,000.00	$250,000.00	$400,000.00

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

SEC FILING PLAN

We intend to become a reporting company in 2018 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

In the next twelve months, we anticipate spending approximately $15,000 costs relating to our SEC filings.

RESULTS OF OPERATIONS

Three Months Ended March 31, 2018 compared to Three Months Ended March 31, 2017

At March 31, 2018 and December 31, 2017, the accumulated deficit was $744,014 and $638,717 respectively.

For the three months ended March 31, 2018 and 2017, the Company had active twelve (12) and five (5) customers respectively. Revenues generated from top three customers represented approximately 71.14% and 87.08% of total revenue for the three months ended March 31, 2018 and 2017 respectively. The revenues generated for the three months ended March 31, 2018 and 2017 was $103,506 and $95,455 respectively. During the three months ended March 31, 2018 and 2017, the Company incurred a net loss $105,297 and $151,950 respectively.

The total revenue generation for the three months ended March 31, 2018 was $103,506, which included revenues breakdown of 45.89%, 29.22% and 24.89% from consulting services, technology solutions and software development respectively. Comparatively, the total revenue generation for the three months ended March 31, 2017 was $95,455, which included revenues breakdown of 71.37%, 1.84% and 26.71% from consulting services, technology solutions and software development respectively.

During the three months ended March 31, 2018 and 2017, the Company incurred general & administrative costs (“G&A”) of $165,629 and $190,146 respectively. The G&A expenses was 160.02% and 199.20% of the revenue for the three months ended March 31, 2018 and 2017 respectively. Amortization expense was $2,160 and $2,160 for the three months ended March 31, 2018 and 2017 respectively and is included in the Cost of sales expense. Rental expense was $650 and $12,300 for the three months ended March 31, 2018 and 2017 respectively. For the fiscal year ending December 31, 2017, the rent payment or membership fee at the office was $950 per month. For fiscal year 2018, the rent payment or membership fee at the office is $890 per month and is included in the General and administrative expense. From January 1, 2018 to July 31, 2018, the Company has received a discount of $890 per month on its rent payment.

The Company incurred approximately $25,706 and $43,641 in sales, marketing and advertising costs (“sales & marketing”) for the three months ended March 31, 2018 and 2017 respectively. The sales & marketing cost mainly included travel costs for tradeshows, customer meet and greet, online marketing on industry websites, press releases, and public relation activities. The sales, marketing, and advertising expenses represented 24.84% and 45.72% of the sales for the three months ended March 31, 2018 and 2017 respectively.

At March 31, 2018 and December 31, 2017 the Company had accumulated deficit of $335,527 and $230,230.

In April 2016, the Company established its wholly owned subsidiary – FRH Prime Ltd. (“FRH Prime”), a company, incorporated under section 14 of the Companies Act 1981 of Bermuda. In January 2017, FRH Prime established its wholly owned subsidiary – FXClients Limited (“FXClients”) under the United Kingdom Companies Act 2006 as a private company. For the for the three months ended March 31, 2018 and March 31, 2017, FRH Prime has generated volume rebates of $2,696 and $258 respectively from Condor Risk Management Back Office for MT4 Platform. There have been no significant operating activities in FXClients.

The Company considers a signed agreement with its customers, a binding contract with the customer or other similar documentation reflecting the terms and conditions under which products or services will be provided to be persuasive evidence of an arrangement. Each agreement is specific to the customer, and clearly defines the fee schedule, duties and responsibilities of each party, renewal and termination terms, confidentiality agreement, dispute resolution and other clauses necessary for such agreement. The material terms of agreements with customers depend on the nature of services and solutions provided as described in the Section titled ‘Description of Business’. Each agreement is specific to the customer, and clearly defines the fee schedule, duties and responsibilities of each party, renewal and termination terms, confidentiality agreement, dispute resolution and other clauses necessary for such agreement.

From January 21, 2016 (Inception) to December 31, 2017

At December 31, 2017, the Company had ten (10) and cumulative revenues generated were $616,805 from inception on January 21, 2016 to December 31, 2017. During the period from inception on January 21, 2016 to December 31, 2017, the Company incurred a net loss and an accumulated deficit of $638,717.

The Company incurred general & administrative costs (“G&A”) of $888,702 from inception on January 21, 2016 to December 31, 2017. The G&A expenses was 144.08% of the revenue from inception on January 21, 2016 to December 31, 2017. Amortization expense was $105,908 from inception on January 21, 2016 to December 31, 2017 and is included in the General and Administration expense. Rental expense was $35,174 from inception on January 21, 2016 to December 31, 2017 and is included in the G&A expense.

The Company incurred approximately $189,647 in sales, marketing and advertising costs (“sales & marketing”) from inception on January 21, 2016 to December 31, 2017. The sales & marketing cost mainly included travel costs for tradeshows, customer meet and greet, online marketing on industry websites, press releases, and public relation activities. The sales, marketing, and advertising expenses represented 30.75% of the sales from inception on January 21, 2016 to December 31, 2017.

In April 2016, the Company established its wholly owned subsidiary – FRH Prime Ltd. (“FRH Prime”), a company, incorporated under section 14 of the Companies Act 1981 of Bermuda. In January 2017, FRH Prime established its wholly owned subsidiary – FXClients Limited (“FXClients”) under the United Kingdom Companies Act 2006 as a private company. Both FRH Prime and FXClients are established to conduct financial technology service activities. from inception on January 21, 2016 to December 31, 2017, FRH Prime has generated volume rebates of $16,947 from Condor Risk Management Back Office for MT4 Platform. There have been no significant operating activities in FXClients.

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Fiscal Year Ended December 31, 2017 and from January 21 to December 31, 2016

During the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016, the Company had ten (10) and four (4) customers respectively. Revenues generated from top three customers represented approximately 73.06% and 93.49% of total revenue for the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016.

The total revenue generation for the fiscal year from January 21 to December 31, 2016 was $61,450, which included revenues breakdown of 79.66%, 6.51% and 13.83% from consulting services, technology solutions and software development respectively. Comparatively, the total revenue generation for the fiscal year ended December 31, 2017 was $555,355, which included revenues breakdown of 47.63%, 34.33% and 18.04% from consulting services, technology solutions and software development respectively.

At December 31, 2017 and December 31, 2016, 49.92% and 100% of accounts receivable were due from top three customers respectively. During the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016, the Company incurred a net loss of $394,556 and a $244,161 respectively. At December 31, 2017 and 2016, the accumulated deficit was $638,717 and $244,161 respectively.

At December 31, 2017 and December 31, 2016, 49.92% and 100% of accounts receivable were due from three and two customers respectively.

The Company incurred general & administrative costs (“G&A”) of $642,966 and $245,736 for the fiscal year ended December 31, 2017 and from January 21 to December 31, 2016 respectively. The G&A expenses reduced to 115.78% from 399.90% of the sales for the fiscal year ended from December 31, 2017 to January 21 to December 31, 2016. Amortization expense was $91,131 and $14,777 for the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016 and is included in the General and Administration expense. Rental expense was $19,974 and $15,200 for the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016 and is included in the G&A expense.

The Company incurred approximately $153,325 and $36,322 in sales, marketing and advertising costs (“sales & marketing”) for the fiscal year ended December 31, 2017 and for the period from January 21 to December 31, 2016 respectively. The sales & marketing cost mainly included travel costs for tradeshows, customer meet and greet, online marketing on industry websites, press releases, and public relation activities. The sales, marketing, and advertising expenses represented 27.61% and 59.11% of the sales for the fiscal year ended December 31, 2017 and for the period from January 21 to December 31, 2016 respectively.

During the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016, the Company issued one and three convertible note(s) for net cash proceeds of approximately $250,000 and $750,000 respectively.

As of March 31, 2018 and December 31, 2017, the conversion features of conventional FRH Group convertible notes dated February 22, 2016, May 16, 2016, and November 17, 2016 (See Note 8) provide for a rate of conversion that is above the market value. As a result, there is no feature characterized as a beneficial conversion feature (“BCF”). As the value of stocks at issuance date of the FRH Group convertible notes was below the floor conversion price, the value of convertible option of each note is negligible. For FRH Group convertible note dated April 24, 2017, the value of the stock at issuance date was above the floor conversion price, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” As a result, the convertible debt is recorded net of the discount related to the BCF and as of December 31, 2017, the Company has amortized the discount of $97,996 to interest expense at the date of issuance because the debt is convertible at the date of issuance.

The $97,996 amount equals to the intrinsic value and was allocated to additional paid-in capital in 2017.

In April 2016, the Company established its wholly owned subsidiary – FRH Prime Ltd. (“FRH Prime”), a company, incorporated under section 14 of the Companies Act 1981 of Bermuda. In January 2017, FRH Prime established its wholly owned subsidiary – FXClients Limited (“FXClients”) under the United Kingdom Companies Act 2006 as a private company. Both FRH Prime and FXClients are established to conduct financial technology service activities. For the for the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016, FRH Prime has generated volume rebates of $16,947 and $0 respectively from Condor Risk Management Back Office for MT4 Platform. There have been no significant operating activities in FXClients.

The Convertible Promissory Note due February 28, 2018, note face value $100,000, coupon 6%, dated February 22, 2016, was amended to extend the original maturity date from February 28, 2018, to May 16, 2018. This Convertible Promissory Note due May 16, 2018 is extended to September 30, 2018. The Convertible Promissory Note due May 31, 2018, note face value $400,000, coupon 6% issue, dated May 16, 2016, was amended to extend the original maturity date from May 31, 2018, to September 30, 2018. The Company, by execution of the note extension agreement, represents and warrants that as of the date hereof, no Event of Default exists or is continuing concerning the Promissory Note.

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LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2018 and December 31, 2017, we had a cash balance of $335,064 and $464,303 respectively.

In the next twelve months, the Company will continue to invest in sales, marketing, product support, development of new technology solutions, and enhancement of existing technology to serve our customers. We expect capital expenditures to increase to up to $150,000 in the next twelve months to support the growth, which mainly includes software development and purchase of computers and servers. In addition, the Company estimates additional expenditure needed to be $267,000, which provides for $80,000 and $187,000 for sales & marketing and working capital respectively.

We expect existing cash, cash equivalents, cash flows from operations, and access to private equity and capital markets to continue to be sufficient to fund our operating activities and cash commitments for investing and financing activities, such as debt maturities, and material capital expenditures, for at least the next 12 months. However, we may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Should we require additional capital to the extent the Company’s operations are not sufficient to fund its capital requirements, the Company may attempt to enter the restructuring of Notes, or refinance existing Notes with financial institutions or attempt to raise capital through the sale of additional capital stock or through the issuance of debt. The Company intends to continue its efforts in growing its operations, as well as raising funds through private equity, and debt financing.

Between February 22, 2016 and April 24, 2017, the Company borrowed $1,000,000 from FRH Group, a founder and principal shareholder of the Company (“FRH”). Effective June 1, 2017 to date we have raised an aggregate of $98,000 through a private placement of our common stock to our officers, directors and their friends and relatives and business associates.

GOING CONCERN CONSIDERATION

We have not generated significant revenues since inception to March 31, 2018. As of March 31, 2018 and December 31, 2017, the Company had an accumulated deficit of $744,014 and $638,717 respectively. Our independent auditors included an explanatory paragraph in their report on the audited financial statements for the fiscal year ended December 31, 2017 and period from January 21, 2016 (inception) to December 31, 2016 regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name	Age	Position
Mitch Eaglstein	35	President/CEO/Director
Peggy S. Reed	61	COO
Imran Firoz	45	CFO/Secretary/Director
Brian Platt	39	CTO
Pavel Bronnikov	34	VP, R&D
Naim Abdullah	35	Director

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified.

Mitchell Eaglstein-Co-Founder, President, CEO, and Director

From January 2016 to date, Mr. Eaglstein is the Founder, Chief Executive Officer and Director of Forex Development Corporation. Mr. Eaglstein is responsible for leading the development and execution of the Company’s long-term strategy with the primary focus to enhance shareholder value. Mr. Eaglstein ensures the Company has necessary organizational and technology infrastructure and is responsible for deploying Capex and approving budgets.

Mr. Eaglstein has an extensive executive level experience in management of FX brokerage and FinTech software companies. Further, Mr. Eaglstein has participated in several panel discussions as a distinguished industry expert in various forex related conferences and tradeshows.

From June 2014 to February 2016, Mr. Eaglstein worked as the Director of prime brokerage division of Fortress Capital Investments, UAE (“Fortress”), where he led Fortress to a $20 million in trading revenue within one year from start-up date. Under his leadership, Fortress achieved over $70 billion in monthly trading volume within one year and reached the rank of top 20 forex broker by volume. Mr. Eaglstein assembled and led a global team with offices in the Middle East, North America, Russia, and Asia to achieve cash flow positive results within two months of product launch.

From June 2011 to May 2014, Mr. Eaglstein started his career as a Senior Business Intelligence Analyst and was promoted to the position of Managing Director of Boston Technologies, a pioneer in MT4 bridge technology for the retail forex market. He was instrumental in increasing revenue of Boston Technologies from 5 million to 20 million thus making it the 143rd fastest growing company in America by Inc. 500 ranking.

From March 2009 to May 2011, Mr. Eaglstein led FXCM Systems, LLC as its Chief Information Officer where he successfully provided white label and software development solutions to FXCM and on behalf for FXCM, one of the largest forex broker-dealer in the world. From January 2007 to March 2011, he served as the Chief Operating Officer, and Chief Information Officer for Avalon Capital Holdings Corporation developed, marketed and distributed high-performance proprietary trading software for financial companies that engage in online forex trading. From January 2007 to Feb 2009, Mr. Eaglstein was the Co-Founder and Chief Operating Officer of Traders Development COO Traders Development, LLC a financial software company, based in Irvine, California. Early in his career Mr. Eaglstein co-founded Campus Universe an online consignment shop for students to buy and sell textbooks from each other via a fully automated e-commerce website which won the Golden Web Award.

Imran Firoz, Co-Founder, CFO, Director

From January 2016 to date, Mr. Firoz is the Co-Founder, Chief Financial Officer and Director of Forex Development Corporation. Mr. Firoz is responsible for strategic planning & corporate development, M&A, financial restructuring and risk management. He has been responsible for guiding due diligence efforts, implementing financial controls, putting in practice compliance guidelines and planning disaster recovery strategy. Mr. Firoz, the CFO, devotes approximately 90% or more of his time to the Company. Mr. Firoz is Managing Director of Match-Trade Technologies LLC, a private company (“MTT”), where he spends approximately less than 10% of his time. The Company believes that there is no conflict of interest between the work performed by Mr. Firoz with the Company and with MTT.

From December 2011 to May 2015, Mr. Firoz acted as the CEO, and Director of ABT Holdings, Inc. aka Scoobeez Global, Inc. (“ABT”). From May 2015 to March 2017, Mr. Firoz worked as the CFO and Director of the ABT, where he was instrumental in acquisition, development, and growth of Scoobeez, Inc., an on-demand messenger, delivery, and courier company. During the period Scoobeez increased its revenue from under $500,000 to $27 million. From February 2014 to date, Mr. Firoz is a Managing Director of Match-Trade Technologies L.L.C, a financial technology company. From February 2011 to December 2011, Mr. Firoz worked as an interim CEO/CFO of XnE, Inc. From July 2007 to March 2017, Mr. Firoz was a Managing Partner of Marque 3 LLC, a management consulting company based in Pasadena, California, where he has served as a management consultant/adviser to senior executives of several companies.

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Mr. Firoz was the Chief Financial Officer of Master Capital Group Corp. from November 2004 until May 2007 where he provided financial oversight to accounting & finance department of the company and advised the Board of Directors on financial implications of business activities. In January 2002, Mr. Firoz served as Associate, Investment Banking for National Bank Financial, Canada (“NBF”) on numerous transactions including as a key member of M&A advisory team for Franco-Nevada on the $10 billion three-way mega gold merger of Newmont-Normandy-Franco-Nevada. During the same period, he was a member of NBF’s investment banking team that advised Treasurer of Hydro One on the restructuring and sale of Ontario Electricity Financial Corporation debt of $2.9 billion in the Canadian public debt markets.

Mr. Firoz started his career as a Chemical Engineer with Tata Chemicals Limited in December 1994 until September 1997, where he led several cross functional teams, to manage commissioning activities, plant operations, and other technical projects for Ammonia Plant. From October 1997 to July 1999, Mr. Firoz worked as a Senior Process Engineer with Saudi Methanol Company, a subsidiary of Saudi Basic Industries Corporation (SABIC) where he was responsible for technical services and making improvement in plant safety management. Mr. Firoz received his MBA in April 2001 from Richard Ivey School of Business, University of Western Ontario, Canada and graduated in July 1993 with Bachelor of Engineering (Chemical) from Aligarh University, India. Mr. Firoz is a Certified Financial Risk Manager from Global Association of Risk Professionals (GARP), New Jersey since January 2003.

Peggy S. Reed, COO

Ms. Reed joined Forex Development Corporation in August 2016 as its Chief Operating Officer. As COO, Ms. Reed is leading Company’s operations with the primary focus on scaling customer base, managing customers, and expanding operations globally. Further, Ms. Reed is overseeing sales, marketing, business development and implement Company’s aggressive institutional OTC B2B strategy.

Ms. Reed is an experienced professional in the financial services industry for over eighteen years. Ms. Reed was a successful institutional currency trader for firms such as Barclays, Bank of America. Credit Agricole, and AIG. Ms. Reed managed multimillion of dollars for hedge funds, large corporates and central banks throughout the world. In early 1999, she started the first ECN trading platform with a group FX professional and designed a state-of-the-art and one of the first prime broker systems to accommodating customers to trade across many bank venues through ‘give up’ agreements. In 2006, Knight Securities acquired the ECN company for $89 million, resulting in a very high return on capital for investors of ECN company from an initial investment of $14 million.

In January 2006, Ms. Reed became the head of global sales and trading of Lava Trading, a subsidiary of Citibank. Under her leadership, revenue of Lava Trading increased from $65 million to $130 million.

From February 2008 to February 2010, Ms. Reed focused her services as an FX consultant for several retail brokers, where she built their foundation in the B2B market to increase their sales and marketing division. Ms. Reed is an expert in Asian FX Market, with special insights in South Korea, where she made InterbankFX as one of the leading online brokers. From February 2010 to February 2013, Ms. Reed was appointed as the Global Head and became the second in command for GFT/Gain Capital. Ms. Reed was responsible for business development of FX and CFDs for Gain Capital resulting in a profit of approximately $80 million. She gained deep expertise and knowledge, and enhanced her network, especially for CFDs business in Japan.

Ms. Reed received a degree in 1983 in Economics from the University of Southern California.

Brian Platt, Chief Technology Officer

Mr. Platt joined Forex Development Corporation in May 2016. Mr. Platt has over ten years of experience in the FX industry managing complex technology and business operations. His expertise includes advanced technical knowledge of databases, programming, and product development lifecycles as well as a clear understanding of business needs. Mr. Platt’s passion is combining this business and technical knowhow to assure the best products, client satisfaction, and optimization of human resources.

Prior to joining the Company, Mr. Platt was the head of technology at prime brokerage division of Fortress Capital Investments, UAE (“Fortress”), from June 2014 to January 2016, where he was instrumental in starting a forex broker from the ground up, introducing the trading platform, connecting liquidity; add on services such as money management PAMM systems, and a compliance reporting.

From May 2011 to February 2014, Mr. Platt served as the Director of Risk Management and Operations Research at Boston Technologies. His major accomplishments include developing advanced procedures to eliminate trade risk, streamlining accounting operations, revamping client reporting, integrating new revenue streams, and providing comprehensive analytics.

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Before joining Boston Technologies, Mr. Platt managed the Operations Research department at CMS Forex from March 2006 through May 2011. In this role, he coordinated all business intelligence efforts, identified and automated manual operations, and facilitated new business initiatives. Mr. Platt organized the operational elements of the sale of CMS Forex to Gain Capital, and subsequently revamped the company to utilize existing resources as a profitable self-sufficient IB business. Mr. Platt holds a degree in Information Systems from Yeshiva University. He has computer science training from New York University and Oracle DBA training from Farleigh Dickenson University.

Pavel Bronnikov, VP, R&D

Mr. Bronnikov has over ten years of experience in software development and managing software development projects. He has expertise in both backend and front-end development using C#, java, scala, c++, delphi, php, NET, Javascript, angularjs and much more. Mr. Bronnikov’s specific focus has been in the forex industry leading numerous projects including Low Latency, High Performance trading systems, and Big data analytics tools.

Mr. Bronnikov joined FDC in August 2016 as the team lead and manager of a development team in Chelyabinsk, Russia. He manages software development projects, IT support team and all other IT related issues. Mr. Bronnikov has built and continues to improve Company’s multi-language back office reporting portal site for the Metaquotes MT4 trading platform, trading system synchronization tools between MT4 and other trading platforms, and CRM systems. Under the leadership of Mr. Bronnikov, Company is taking custom outsource development tasks for various forex and binary options companies.

Before joining FDC, Mr. Bronnikov was head of Chelyabinsk Department of Centre-IT company and managing all software development projects for this department including built developing employee management software for the Russian government offices. From March 2013 to October 2013, Mr. Bronnikov setup and manage remote software development office For Boston Technologies Company. The team worked on improving the company’s global database systems aggregating data from over ten MT4 servers and 100+ liquidity bridges. The team significantly enhanced the overall system backend performance as well as the reporting tools available internally to accounting, sales, and risk management as well as to clients.

In February 2005 Mr. Bronnikov started as a junior developer at Traders Development Company and grew to become head of software development department until March 2013. He built a full-stack Forex trading system, including the trading terminal, backend Trades Processing, Back Office reporting, and bank liquidity connections.

Naim Abdullah, Director

On November 2, 2017, Mr. Abdullah was appointed to the Board of Directors. Mr. Abdullah has over ten years of experience in the field of equity derivatives markets, portfolio management, financial advisory, and financial planning.

From May 2017 to present, Mr. Abdullah has been Manager, Financial Planning, and Analysis at Cetera Financial Group. From September 2015 to March 2017, Mr. Abdullah was the Director of Trading and Portfolio Manager at Sea Otter Securities Group, LLC. From February 2014 and August 2015 Mr. Abdullah worked as the Associate Portfolio Manager at Reality Shares, Inc. where he developed a product suite of Derivative and Equity based Exchange Traded Funds (ETFs) by managing the creation of portfolio execution strategies in OTC and listed options markets. From September 2012 to December 2013, Mr. Abdullah gained experience as the Portfolio Manager at Marathon Trading where he managed a global portfolio of equity and index products. From June 2011 to October 2011, Mr. Abdullah was a Financial Consultant to the CFO of Major League Baseball, where he conducted financial due diligence on $1.4 billion refinancing of MLB syndicated loan facility. Reviewed investment banking pitch books, analyzed proposals, and presented recommendations to CFO. From July 2004 to May 2009, Mr. Abdullah co-managed $1 billion global portfolios (4 traders) of Equity and Index ETF products at Susquehanna International Group, LLP (SIG).

Mr. Abdullah received his MBA in Finance in June 2011 from the Wharton School of the University of Pennsylvania and graduated in June 2004 with Bachelor of Arts in Economics from Princeton University, New Jersey.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than one member. Officers are elected by and serve at the discretion of the Board of Directors.

On September 10, 2017, Benjamin Gsell resigned as the Director of the Company to pursue other interests. Effective November 15, 2017, Naim Abdullah was appointed as the third non-executive Director of the Company. The Company currently has two executive Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of three (3) members, out of which two (2) directors are executive directors and who do not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The third non-executive director is an independent director. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members have engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early start-up company and has only three directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our three directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

29

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and the appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2016 and 2017:

						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Mitch Eaglstein, CEO (1)	2016	71,500	-0-	3,260	-0-	-0-	-0-	-0-	74,760
	2017	91,370	-0-	-0-	-0-	-0-	-0-	-0-	91,370
Imran Firoz, CFO (2)	2016	50,000	-0-	571	-0-	-0-	-0-	-0-	50,571
	2017	72,100	-0-	-0-	-0-	-0-	-0-	-0-	72,100
Peggy S. Reed, COO (3)	2016	16,204	-0-	25,000	-0-	-0-	-0-	-0-	41,204
	2017	104,481	-0-	-0-	-0-	-0-	-0-	-0-	104,481
Brian Platt, CTO (3)	2016	22,880	-0-	25,000	-0-	-0-	-0-	-0-	47,880
	2017	70,000	-0-	-0-	-0-	-0-	-0-	-0-	70,000

(1) Appointed CEO, President and Director January 21, 2016 and the Company issued 30,000,000 common on January 21, 2016 and 2,600,000 preferred stock on March 24, 2017 at par value as the founder in consideration of services rendered to the Company.

(2) Appointed Chief Financial Officer, Secretary and Director January 21, 2016 and the Company issued 5,310,000 common on January 21, 2016 and 400,000 preferred stock on March 24, 2017 at par value as the founder in consideration of services rendered to the Company.

(3) March 15, 2016, the Company issued 500,000 restricted common shares equally to Reed and Platt for services rendered valued at $25,000 each.

All salary compensation was given to key executives as independent contractors, where Eaglstein, Reed, and Platt commit one hundred percent (100%) of their time to the Company and Firoz commits eighty five percent (85%) of his time to the Company. There are also provisions for performance-based bonuses. These bonuses and other incentive agreements have not been formalized. Each executive is paid on a monthly basis at the beginning of the month. From September 2017, the Company is paying a monthly compensation of $8,000 and $6,250 each per month to its CEO and CFO respectively with increases each succeeding year should the agreement be approved annually by the Company.

Currently Messrs: Eaglstein, Firoz and Platt and Ms. Reed are independent contractors performing as the CEO, CFO, CTO and COO respectively. The Company intends to convert all of such officers to employee status during the second quarter of 2018. To date, the Company has not issued any bonuses or option awards to its officers. The Company intends to provide these incentives based on meeting certain sales criteria, which will be reviewed on a quarterly and annual basis.

For the fiscal year ending December 31, 2016, the Company collectively issued 30,000,000 and 5,310,000 common shares at par value to Mitchell Eaglstein, and Imran Firoz respectively as the founders in consideration of services rendered to the Company. Further, the Company to issued 2,600,000, 400,000 and 1,000,000 shares of Preferred Stock to Mitchell Eaglstein, Imran Firoz and FRH Group respectively as the founders in consideration of services rendered to the Company.

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal period ended December 31, 2017, or through the date of filing of this prospectus.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The non-executive director was paid $2,500 in November 2017 upon his appointment to the Board. He will be paid $2,500 per Board meeting commencing January 1, 2018.

30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common and Series A Preferred Stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all sole officer and director as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 68,533,332 shares of our common stock issued and outstanding as of the date of this prospectus.

		Number of Shares	Percentage of Outstanding Common Shares
Name and Address (1)	Title of Class	Beneficially Owned	Prior to Offering	After Offering
Mitch Eaglstein	Common	30,000,000	43.77%	41.94%
Imran Firoz	Common	5,310,000	7.75%	7.42%
Peggy S. Reed	Common	500,000	0.73%	0.70%
Brian Platt	Common	500,000	0.73%	0.70%
Pavel Bronnikov	Common	650,000	0.95%	0.91%
Naim Abdullah	Common	-0-	-0-	-0-
FRH Group Ltd (2)	Common	36,600,000	41.34%	39.99%
Officers and Directors as a group (5 persons)	Common	37,310,000	53.93%	51.67%

		Number of Shares	Percentage of Outstanding Preferred Shares
Name and Address (1)	Title of Class	Beneficially Owned	Prior to Offering	After Offering
Mitch Eaglstein	Series A Preferred	2,600,000	65.00%	65.00%
Imran Firoz	Series A Preferred	400,000	10.00%	10.00%
FRH Group Ltd (3)	Series A Preferred	1,000,000	25.00%	25.00%
Officers and Directors as a group (5 persons)	Series A Preferred	3,000,000	75.00%	75.00%

For the fiscal year ending December 31, 2016, the Company collectively issued 30,000,000 and 5,310,000 common shares at par value to Mitchell Eaglstein, and Imran Firoz respectively as the founders in consideration of services rendered to the Company. Further, the Company agreed to issue 2,600,000, 400,000 and 1,000,000 shares of Preferred Stock to Mitchell Eaglstein, Imran Firoz and FRH Group respectively as the founders in consideration of services rendered to the Company.

(1) Addresses for all officers and directors are 1460 BROADWAY, NYC, NY 10036.

(2) In the event, if the entire Notes are converted with a maximum of 20,000,000 shares subject to adjustments in certain events. Mr. Felix Hong is the principal shareholder of FRH Group Ltd. and is considered the beneficial owner of the shares. The percentages for FRH Group Ltd. is calculated based on 88,533,332 shares of our common stock issued and outstanding based on entire conversion of the note.

(3) Series A preferred are entitled to 50 non-cumulative votes per share on all matters presented to stockholders for action. As a result, on a vote per share basis, 4,000,000 Series A Preferred Shares, which represent 69.32% and 68.60% voting percentage Before and After the offering respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2016, the Company established its wholly owned subsidiary – FRH Prime Ltd. (“FRH Prime”), a company, incorporated under section 14 of the Companies Act 1981 of Bermuda. In January 2017, FRH Prime established its wholly owned subsidiary – FXClients Limited (“FXClients”) under the United Kingdom Companies Act 2006 as a private company. Both FRH Prime and FXClients are established to conduct financial technology service activities. For the fiscal year ended December 31, 2017, FRH Prime has generated volume rebates of $16,947 from Condor Risk Management Back Office for MT4 Platform. There have been no significant operating activities in FXClients.

Between February 22, 2016 and April 24, 2017, the Company borrowed $1,000,000 from FRH Group, a founder and principal shareholder of the Company (“FRH”). The Company executed Convertible Promissory Notes, due between February 28, 2018 and April 24, 2019. The Notes are convertible into common stock initially at $0.10 per share but may be discounted under certain circumstances, but in no event, will the conversion price be less than $0.05 per share. The Notes carry an interest rate of 6% per annum which is due and payable at the maturity date.

Between March 15 and 21, 2017, subject to the terms and conditions of the Stock Purchase Agreement, the Company issued 1,000,000 shares to Susan Eaglstein and 400,000 shares to Brent Eaglstein at $0.05 per share for a cumulative cash amount of $70,000. Ms. Eaglstein and Mr. Eaglstein are the Mother and Brother, respectively, of Mitchell Eaglstein, who is the CEO and Director of the Company.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

31

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Farber Hass Hurley, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by The Law Offices of Barnett & Linn, Calabasas, California. William B. Barnett, a member of the firm of Barnett & Linn, is the owner of 500,000 shares of the Company’s common stock, which represents less than 1% of the Company’s issued and outstanding common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Farber Hass Hurley LLP is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

Upon the closing of this offering we intend to file with the Commission a Form 8-A. We will become subject to the information and reporting requirements of the Exchange Act and in accordance with this law, we will file periodic reports, proxy statements Section 16 information and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

32

FDCTECH, INC.

(Formerly Known As

Forex Development Corporation)

FINANCIAL STATEMENTS

As of

DECEMBER 31, 2017

Together with

Report of Independent Registered Public Accounting Firm

F-1

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of FDCTech, Inc. (formerly known as Forex Development Corporation)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FDCTech, Inc. (formerly known as Forex Development Corporation) and subsidiaries (collectively the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year ending December 31, 2017 and for the period from January 21, 2016 (inception) to December 31, 2016, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the year ending December 31, 2017 and for the period from January 21, 2016 (inception) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Going Concern

The accompanying consolidated financial statements have been prepared to assume the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations since inception and has an accumulated deficit of $638,717 which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Farber Hass Hurley LLP

We have served as the Company’s auditor since 2017.

Chatsworth, California

March 28, 2018

F-3

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash	$464,303	$466,348
Accounts receivable, net of allowance for doubtful accounts of $19,000 and $0, respectively	90,626	4,500
Other current assets	2,375	4,575
Current assets	557,304	475,423
Capitalized software, net	306,622	87,852
Total assets	$863,926	$563,275
Liabilities and Stockholders’ Deficit
Current liabilities:
Line of credit	$17,247	$12,287
Convertible notes payable - current	750,000	-
Accrued interest - current	52,617	-
Accrued liabilities	-	16,250
Commitments and Contingencies (Note 9)	-	-
Current liabilities	819,864	28,537
Convertible notes payable - noncurrent	250,000	750,000
Accrued interest - noncurrent	24,292	21,908
Total liabilities	1,094,156	800,445
Stockholders’ Deficit:
Preferred stock, par value $0.0001, 10,000,000 shares authorized, 4,000,000 issued and outstanding, as of December 31, 2017 and 2016	400	400
Common stock, par value $0.0001, 100,000,000 shares authorized; 68,533,332 and 63,910,000 shares issued and outstanding, as of December 31, 2017 and 2016	6,853	6,391
Additional paid-in capital	401,234	200
Accumulated deficit	(638,717)	(244,161)
Total stockholders’ deficit	(230,230)	(237,170)
Total liabilities and stockholders’ deficit	$863,926	$563,275

See accompanying notes to the financial statements

F-4

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS

		Period from
	Year ended	January 21 to
	December 31, 2017	December 31, 2016
Revenues	$555,355	$61,450
Operating expenses:
General and administrative	642,966	245,736
Sales and marketing	153,325	36,322
Total operating expenses	796,291	282,059
Operating loss	(240,936)	(220,609)
Other income (expense):
Interest expense	(153,759)	(23,607)
Other income	139	55
Total other expense	(153,620)	(23,552)
Loss before provision for income taxes	(394,556)	(244,161)
Provision for income taxes	-	-
Net loss	$(394,556)	$(244,161)
Net loss per common share, basic and diluted	$(0.01)	$(0.01)
Weighted average number of common shares outstanding basic & diluted	67,234,519	44,596,575

See accompanying notes to the financial statements

F-5

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Preferred stock		Common stock		Additional Paid-in	Accumulated	Total Parent Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
December 31, 2016
Shares issued to founders	4,000,000	$400	63,910,000	$6,391	$200	$-	$6,991
Net Loss	-	-	-	-	-	(244,161)	(244,161)
Balance, December 31, 2016	4,000,000	$400	63,910,000	$6,391	$200	$(244,161)	$(237,170)

December 31, 2017
Common shares issued for cash at $0.05 - $0.15 per share	-	$-	2,053,332	$205	$167,795	$-	$168,000
Common shares issued for services valued at $0.05 - $0.15 per share	-	-	2,570,000	257	135,243	-	135,500
Debt Discount (BCF) for FRH Group Note IV (1)	-	-	-	-	97,996	-	97,996
Net Loss	-	-	-	-	-	(394,556)	(394,556)
Balance, December 31, 2017	4,000,000	$400	68,533,332	$6,853	$401,234	$(638,717)	$(230,230)

(1) FRH Group Note IV Dated April 24, 2017 with Face Value $250,000, Maturity Date April 24, 2019, and Coupon 6%

See accompanying notes to the financial statements

F-6

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Period from
	Year ended	January 21 to
	December 31, 2017	December 31, 2016
Operating Activities:
Net Loss	$(394,556)	$(244,161)
Adjustments to reconcile net loss to net cash used in operating activities:
Software depreciation and amortization	91,131	14,777
Ammortization of Debt Discount	97,996	-
Common Stock Issued for Services	85,500	-
Change in assets and liabilities:
Accounts receivable	(84,926)	(4,500)
Other Current Assets	1,000	(4,575)
Accrued expenses	(16,250)	16,250
Accrued interest	55,000	21,908
Net cash used in operating activities	$(165,105)	$(200,300)
Investing Activities:
Capitalized software	(259,900)	(102,630)
Net cash used in investing activities	$(259,900)	$(102,630)
Financing Activities:
Line of credit	4,961	12,287
Promissory note	250,000	750,000
Proceeds from Common stock	168,000	6,591
Proceeds from Preferred stock	-	400
Net cash provided by financing activities	$422,961	$769,278
Net increase (decrease) in cash	(2,045)	466,348
Cash at beginning of the period	466,348	-
Cash at end of the period	$464,303	$466,348
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
Non - Cash Investing and Financing Activities:
Common Stock Issued for Capitalized Software	$50,000	$-

See accompanying notes to the financial statements

F-7

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

The Company was incorporated on January 21, 2016 as Forex Development Corporation, under the laws of State of Delaware. The Company provides an innovative and cost-efficient technology and business solution to Over-the-Counter (OTC) Online Brokers (hereinafter known as “customers”). Effective February 27, 2018, FDC changed its corporate name to FDCTech, Inc. The name change reflects the company’s commitment to expand its business in crypto currency and blockchain technology solutions.

Company’s products are designed to provide a complete solution for all operating aspects of customer’s business including but not limited to trading terminal, back office, and risk management systems. The Company also provides business and management consulting which include the development of customers’ B2B sales and marketing divisions. The Company also provides turnkey business solutions to entrepreneurs and other non-broker entities seeking to enter FX and other OTC markets as OTC brokers or prime of prime brokers. The Company takes on customized software development projects specific to meet the needs of its customers.

The Company’s business solutions allow its customers to run their overall business better, increase trading revenues, cut operating costs, and enable them to anticipate market challenges using our proprietary based processes, state-of-the-art technologies, risk management tools, customized software development, and turnkey prime-of-prime business solution. At present, the Company does not have any patents or trademarks on its proprietary technology solutions. At present, the Company has three sources of revenues.

●	Consulting Services, which includes turnkey business solutions - Start-Your-Own-Brokerage (“SYOB”), Start-Your-Own-Prime Brokerage (“SYOPB”), FX/OTC liquidity solutions and lead generations.

●	Technology Solutions, where the Company license its proprietary and in some cases, act as a reseller for third party technologies to customers. Our proprietary technology includes but not limited to Condor Risk Management Back Office for MT4 (“Condor Risk Management”), Condor FX Pro Trading Terminal and its source code, Condor Pricing Engine and crypto currency related solutions.

●	Customized Software Development, where the Company takes on design-build software development projects for customers, where the Company develops the project to meet the design criteria and performance requirements as specified in the Software Development Agreement (“Agreement”).

Moving forward, the Company expects to generate additional revenue from its: Crypto Related Solutions, which include the sale of aggregated cryptocurrency data price feed from various crypto exchanges to OTC brokers. The Company plans to build payment gateway for customers and is in the process of developing crypto exchange platform. The Company has partnered with companies in the cryptocurrency and blockchain space, where it is acting as an adviser and reseller of their proprietary technologies. At present, the Company is only involved as a technology provider in the crypto space and does not mine, trade, speculate or act as a trading counterparty in cryptocurrencies.

Third Party Industry Accreditation

In July 2016, Financial Commission, a leading financial services industry external dispute resolution (EDR) organization, with a diverse membership of online brokerages and independent services providers (ISPs) provided the technology certification for the Company. Financial Commission conducted its rigorous review of Company’s platforms, including its Condor Risk Management Back Office for MT4, to ensure it met the technical information requirements of the Commission’s technology certification evaluation process. The Financial Commission established a comprehensive list of requirements to verify system security, capacity, business disaster recovery, and continuity plan, as well as reporting and record keeping, among other fields deemed necessary for the technology certification of the Company.

Consulting Services

The Company is a market leader in Broker-to-Broker (B2B) business solution where it offers market participants following solutions:

Start Your Own Prime Brokerage (SYOPB): The Company transforms existing OTC Online Brokers’ B2C (Broker to Customer or Broker to the Retail Trader) to B2B business by establishing and developing their strategic business division, also known as Prime of Prime. Unlike traditional consulting solutions, the Company leverages its development team in and underpins it’s SYOPB consulting solutions with proprietary technology and/or software development services to maintain client longevity. The Company believes the combinations of business know how and proprietary technology provides the Company a competitive advantage in OTC trading marketplace.

F-8

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Business Description and Nature of Operations (continued)

Consulting Services (continued)

In SYOPB solution, the Company provides following services to its customers:

●	Develops and Implements Corporate Strategy,
●	Arranges Liquidity and Counterparty Risk Management,
●	Designs and Build B2B Website,
●	Trains and Develops B2B Sales and Marketing Division,
●	Provides Marketing and Branding Material,
●	Integrates Condor Back Office to MT4, FIX Platform with Complete Technical Support,
●	And other services necessary to operate a successful Primer Brokerage business.

As compensation for these consulting services, customers pay the Company a set-up fee, and a monthly maintenance fee, and in some cases the Company earns profit sharing from the strategic business division (See Note 2). To date, the Company has not earned any revenues through profit sharing from its customers.

Start Your Own Brokerage (SYOB): The Company provides this turnkey solution to entrepreneurs and investors seeking to become FX or OTC Online Brokers.

In SYOB solution, the Company provides following services to its customers:

●	Develops and Implements Corporate Strategy,
●	Arranges Liquidity and Counterparty Risk Management,
●	Provides Compliance Consulting
●	Develops Policies and Procedures
●	Set-Up Payment Connectivity
●	Develops Business Continuity and Disaster Recovery Plan,
●	Designs and Build B2C Website,
●	Trains and Develops B2C Sales and Marketing Division,
●	Offers MT4 White Label
●	Integrates Condor Back Office to MT4, FIX Platform with Complete Technical Support,
●	And another service necessary to operate a successful OTC Online Broker business.

As a compensation for this advisory service, customers pay the Company a fee, monthly maintenance fee, and profit sharing. In most cases, the Company will earn income from SYOPB solution indirectly by engaging these clients via its SYOPB clients (See Note 2).

Liquidity Solutions: The Company management’s 30+ years of industry relationships provide direct market access to liquidity for forex, precious metals, and energy. The Company can connect liquidity takers such as Banks, FX Brokers, Prime Brokers, Prime of Prime and other institutions with major liquidity-providers to reduce liquidity takers’ spread costs and allow them a competitive advantage for their margin business.

Lead Generations: The Company offers lead generation services where it assists Prime Brokers, Retail Brokers and other financial institutions in building their B2B business by stimulating and capturing the interest of potential customers in their products or services for developing sales.

Technology Solutions

The Company’s suite of proprietary technology solutions is designed to provide a benefit to all operating aspects of our customers’ business. Because of our technology solutions, customers can enhance their trading revenues and reduce operating costs. The Company provides technical support for all its products.

Condor Risk Management Back Office for MT4 Platform: The Company’s Condor Risk Management provides the comprehensive back-office functionality that is not available with MT4 Platform, an electronic trading platform widely used by online retail foreign exchange speculative traders. Condor Risk Management is also compatible with other FIX based online trading platforms as major OTC front-end trading platforms and systems do not have complete back-office and customer relationship management functionality.

F-9

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Business Description and Nature of Operations (continued)

Technology Solutions (continued)

Condor Risk Management is designed to mitigate operational and trading risks and increase operational efficiencies of Online FX brokerages. Condor Risk Management offers full flexible integration capabilities to all industry accepted FIX trading platforms including MT4, MT5, eToro OpenBook, Plus500 Trader, TradeStation, and xStation. This solution allows customers to manage straight – through – processing (STP) trades as all trades are auto recorded from one or multiple front-end dealing platforms. Condor Risk Management covers the entire range of financial products including but not limited to FX, and other OTC products. Condor Risk Management handles trade confirmations, payments, settlements, accounting, statements, introducing broker’s reports, and all maintenance regulatory and audit activities.

Based on the internal policies and specific needs of customers, Condor Risk Management can be customized to fit the operating workflows, payments and trade confirmations. Some of the regulated OTC Online Brokers rely on Condor Risk Management for its wide-ranging instrument coverage, flexible configuration, and efficient error-free processing. Condor Risk Management allows customers to process and manage a broad range of financial instruments: FX, Indices, and other financial instruments. The Company has successfully tested and integrated Condor Risk Management with many leading front-end trading and dealing platforms and systems. All trades are seamlessly passed on from the front end (single or multiple) to Condor Risk Management for trade confirmation, trade settlement and general ledger accounting and trial balances.

The Company earns a recurring monthly maintenance fee for the use of its Condor Risk Management Back Office (See Note 2).

Condor FX Pro Trading Terminal: The Company intends to expand its product offering further by launching and promoting Condor FX Pro Trading Terminal. Condor FX Pro is a state-of-the-art multi-asset algorithmic trading platform allowing traders to trade different instruments, such as FX, and other OTC products via a simple and unified user interface, which will be initially available as a desktop option. This algorithmic multi-asset trading platform benefits our customers as they will be able to offer an all-in-one trading system for retail traders, proprietary traders, quantitative hedge funds, and investment banks. Condor FX Pro enables the development, simulation, and execution of multiple complex strategies.

Our development team comprises industry experts who are in the process of designing the Condor FX Pro to be a Java-based algorithmic trading platform that enables traders to rapidly develop, simulate, deploy and automate any quantitative trading strategy for any FX and other OTC market. Some of the other potential benefits are:

●	Automation: Quantitative trading strategies can be fully automated.

●	Speed & Capacity: Huge volumes of market data are auto processed, immediately analyzed and acted upon at nanosecond high speed – up to 50,000 trades per second.

●	Fully Customizable: For qualified brokers and upon purchasing a full license, the Company may provide access to source code to create user-specific trading customization. Third-party libraries can be integrated.

●	Cost Sensitive: Brokers can use already developed built-in features without the need for any further development.

●	Condor FX Pro MT4 Plugin: which allows clients to trade on the Condor or Metrader front end through a single wallet trading account.

●	24/7 Customer Support: Comprehensive support is available for installation and customization. Onsite and remote training and consulting are available.

The Company plans to earn a competitive one-time set-up fee and recurring monthly maintenance fees for Condor FX Pro Trading Platform from its potential customers (See Note 2).

Condor Pricing Engine (Condor PE): The Company is modifying, upgrading and improving an existing third party technology into a superior FX e-commerce solution that will enable brokers to combine smart liquidity management/aggregation, risk management, multiple pricing, smart order routing system, and execution into a single end-to-end platform. This technology will allow brokers to benefit from algorithm trading, fragmented OTC pricing, and intelligent auto hedging.

F-10

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Business Description and Nature of Operations (continued)

Technology Solutions (continued)

Condor PE shall allow brokers to combine current real-time pricing from multiple liquidity sources and analyze historical data to identify favorable trading conditions on a real time basis quickly. The Condor PE helps key components of OTC Online brokers. These include:

●	Risk Management team to instantly access different pricing streams, view multiple liquidity providers and rapidly changing currency prices and quotes to manage counterparty risks.

●	OTC Traders can automate the processing of orders.

●	Brokers can organize with Condor PE to view the best bid/ask to spread across multi-asset instruments instantly, optimize smart order routing for best execution across all connected markets, and grow profits with trade execution for market conditions and specific trading venues.

●	Condor PE market is dealing capabilities, aggregated views and electronic access for traders to submit orders allow firms to offer the best prices while managing counterparty risk.

●	Brokers can protect against excessive trading risk exposure, optimize trading profits through intelligent auto-hedging on per-client bases.

●	Condor PE internalization execution features help maintain a competitive advantage in fast-moving markets.

The Company plans to offer this technology to qualified Customers for a minimum monthly maintenance fee and a potential profit sharing model (See Note 2).

Customized Software Development

The Company has a highly experienced software team, which has developed successful forex software solutions for major forex industry leaders. Our solutions are cost-effective, error-free, and seamless and delivered on time. In most cases, the Company takes on design-build software development projects for customers, where the Company develops the project to meet the design criteria and performance requirements as specified in the Software Development Agreement (“Agreement”). These projects often include customized front-end and back-end development for OTC Online brokers. The Company specializes in several computer programming languages such as C#, java, scala, c++, delphi, php, NET, JavaScript, angularjs to name a few. Further, the Company has expertise in several relational database management systems including but not limited to Oracle, MSSQL, and MySQL, and provides server maintenance, management, and security services to its customers.

The Company is paid a monthly software development fee for the term of the Agreement (See Note 2).

Business Strategy

Our experienced management and in-house software development team have carefully designed various B2B business solutions to meet the needs of OTC Online Brokers. Our solution targets OTC Online brokers of all sizes and stages - whether our potential customer is a start-up company or an established OTC Online broker, it is easier, less risky, and more cost efficient for customers to enter Prime of Prime or OTC Online broker space using our turnkey solution. Our advisory services and proprietary technologies enable customers to adapt to regulatory changes and market shifts quickly while enhancing the end-user/trader experience.

We intend to grow our core business, increase market share, and improve profitability principally by deploying the following growth strategies:

●	Continue to enhance and promote our core proprietary technologies and business solutions including but not limited to Condor Risk Management Back Office, SYOPB, SYOB and introduce other innovative trading tools for B2B marketspace and futures markets;

F-11

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Business Description and Nature of Operations (continued)

Business Strategy (continued)

●	Future growth will depend on the timely development and successful distribution of Condor FX Pro Trading Platform and Condor Pricing Engine;

●	Increase our software development capabilities to develop disruptive and next generation technologies to grow software license revenues;

●	Strategically expand our operations in Asia and Europe, and grow customer base through accretive acquisitions, opportunistic investments, and beneficial partnerships; and

●	Recognize and enter high-growth markets to expand our services to meet the demand for other financial products to cater to retail or non-professional customers.

Marketing and Sales

The Company aims to be flexible and responsive to its sales and marketing strategies to provide an omnichannel customer experience. Therefore, our primary focus is on different customer acquisition channels to expand our customer base. The Company is actively being integrating both digital (online marketing, website, blogs, social media) and traditional channels (conferences, trade shows, phones, direct meeting) effectively as we are aware that one-size-fits-most customers do no longer work.

We implement an effective marketing funnel where we map out our customer’s journey from when a customer is a lead and then put specific strategies in place that will encourage them to move through this funnel. We create awareness of our solutions through direct marketing strategy, where we use a combination of approaches. This includes but not limited to online banner advertising, SEO marketing, email outreach, event promotion, including educational seminars, conferences, expos and public and media relations, all of which are designed at driving prospective customers to Forexdevelopment.com or encourage them to contact one of our specialists. We also encourage customers to participate in the demo or webinar or consultation call where our expert shows them why they need our solutions and exactly how it will benefit them.

We also utilize many indirect channels where a network of industry professionals, introducing and referring brokers (collectively “RB/IB”) as third parties promote our services in exchange for performance-based compensation. In most cases, RB/IB carries out the lead generation function while our staff provides the customer and technical service.

Most of the marketing and branding initiatives are taken in-house by our team where we effectively leverage social media, content marketing, and integrated models to keep the continuity of our message and maintain critical customer relationships on a one on one basis.

Subsidiaries of the Company

In April 2016, the Company established its wholly owned subsidiary – FRH Prime Ltd. (“FRH Prime”), a company, incorporated under section 14 of the Companies Act 1981 of Bermuda. In January 2017, FRH Prime established its wholly owned subsidiary – FXClients Limited (“FXClients”) under the United Kingdom Companies Act 2006 as a private company. Both FRH Prime and FXClients are established to conduct financial technology service activities. For the fiscal year ended December 31, 2017, FRH Prime has generated volume rebates of $16,947 from Condor Risk Management Back Office for MT4 Platform. There have been no significant operating activities in FXClients.

F-12

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Business Description and Nature of Operations (continued)

Industry and Competitive Analysis

The OTC/FX trading technology vendor market is highly fragmented and extremely competitive. The Company faces both direct and indirect competition. In many cases we compete with our customers - OTC Online brokers, as often they have their proprietary trading solutions. These solutions include but not limited to the trading platform – desktop, web based and mobile, algo trading platform, social trading platform, high frequency trading platform, bridge technologies, back office, FX e-commerce, CRMs, risk management tools, FX education tools, and other necessary software needed to access OTC marketplace.

We face direct competition from retail platform providers such as MetaQuotes, cTrader, SIRIX Trader, xStation, FXTM, ActTrader, Fortex, AvaTrade, Plus500, and several others. Further, many social trading platforms allow traders to share their trades and trade ideas with other traders. These forex networks which offer social trading and community aspect, as well as auto trading capabilities allow the end user to automatically copy or mirror the trades from other traders on the network in their trading account. Some of the popular social trading platforms are ZuluTrade, ‘etoro’, Ayondo, Tradeo, Copyop, Instaforex, and others. Institutional traders worldwide use FlexFX, Currenex, Integral, Hotspot, and MaxxTrader to name a few, where customers get access to liquidity, manage execution and aggregate liquidity across the spot, forwards, swaps, non-deliverable forwards and precious metals.

Some of our competitors offer a complete suite of technology solutions including but not limited to software, solutions, services and trading platforms to institutional and retail brokerage firms in the foreign exchange, & spot metals marketplace. These integrated technology solution providers include companies like Forexware, Shift Forex, Integral, Leverate, and others.

As an OTC/FX technology vendor, we serve the retail forex market, which is very dynamic as hundreds of brokers compete for clients around the world. Retail foreign exchange trading is a segment of the larger foreign exchange (FX) market where individuals/retail traders speculate on the exchange rate between different currencies. This segment has grown since the beginning of dedicated electronic trading platforms and the internet which have allowed retail traders to access the global currency markets.

Board of Directors

On September 10, 2017, Benjamin Gsell resigned as the Director of the Company to pursue other interests. On November 2, 2017, Naim Abdullah was appointed to the Board of Directors. Abdullah has over ten years of experience in the field of equity derivatives markets, portfolio management, financial advisory, and financial planning. The Company currently has three directors.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of FDCTech, Inc. and its wholly owned subsidiary. The Company has prepared the consolidated financial statements in a manner consistent with the accounting policies adopted by the Company in its financial statements. The Company has measured and presented the consolidated financial statements of the Company in US Dollars, which is the currency of the primary economic environment in which the Company operates (also known its functional currency). In April 2016, the Company established its wholly owned subsidiary – FRH Prime Ltd. (“FRH Prime”), a company, incorporated under section 14 of the Companies Act 1981 of Bermuda. In January 2017, FRH Prime established its wholly owned subsidiary – FXClients Limited (“FXClients”) under the United Kingdom Companies Act 2006 as a private company. Both FRH Prime and FXClients are established to conduct financial technology service activities. For the fiscal year ending December 31, 2017, FRH Prime has generated volume rebates of $16,947 from Condor Risk Management Back Office for MT4 Platform. There have been no significant operating activities in FXClients.

Financial Statement Preparation and Use of Estimates

The Company’s consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates include revenue recognition, the allowance for doubtful accounts, website and internal-use software development costs, recoverability of intangible assets with finite lives and other long-lived assets. Actual results could materially differ from these estimates.

F-13

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash includes demand deposits with banks or financial institutions. The Company regularly maintains cash in excess of federally insured limits at financial institutions.

Accounts Receivable

Accounts Receivable primarily represents the amount due from ten customers for which almost all our revenues are generated. In some cases, Receivables from the customer are due immediately on demand, however, in most cases the Company offers net 30 terms or n/30, where the payment is due in full from 30 days after the date of the invoice. The allowance for doubtful accounts is based on the Company’s assessment of the collectability of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, credit quality, the age of the accounts receivable balances, economic conditions that may affect a customer’s ability to pay and expected default frequency rates. Trade receivables are written off at the point when they are considered uncollectible.

At December 31, 2017, the Company has determined that allowance for doubtful accounts was $19,000. However, at December 31, 2016, it was determined that allowance for doubtful accounts was not required. Bad debt expense for the fiscal year ended December 31, 2017 and from January 21, 2016 to December 31, 2016 was $19,000 and $0 respectively.

Sales, Marketing and Advertising

The Company recognizes sales, marketing, and advertising expenses when incurred.

The Company incurred approximately $153,325 and $36,322 in sales, marketing and advertising costs (“sales & marketing”) for the fiscal year ended December 31, 2017 and for the period from January 21 to December 31, 2016 respectively. The sales & marketing cost mainly included travel costs for tradeshows, customer meet and greet, online marketing on industry websites, press releases, and public relation activities. The sales, marketing, and advertising expenses represented 27.61% and 59.11% of the sales for the fiscal year ended December 31, 2017 and for the period from January 21 to December 31, 2016 respectively.

Office Lease

At present, the Company leases office space at 1460 Broadway, New York, NY 10036. As per the Commitment Term of the lease (“Agreement”), this Agreement shall continue on a month-to-month basis (any term after the Commitment Term a “Renewal Term”). The Commitment Term and all subsequent Renewal Terms shall constitute the “Term.” The Company may terminate this Agreement by delivering to the lessor Form (“Exit Form”) at least one (1) full calendar month prior to the month in which the Company intends to terminate this Agreement (“Termination Effective Month”). The rent payment or membership fee at the office is $950 per month and is included in the General and administrative expense.

Revenue Recognition

In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) consulting services have been rendered and software delivered to the customer, (iii) the fee is fixed or determinable and (iv) collectability is reasonably assured. In instances where final acceptance of the product, system, or solution is specified by the customer, revenue is deferred until all acceptance criteria have been met. Software subscription revenue is deferred and recognized ratably over the subscription term upon delivery of the first product and commencement of the term. Technical support and consulting services revenue are deferred and recognized ratably over the period during which the services are to be performed, which is typically one (1) year. Transactional advanced services revenue is recognized upon delivery or completion of performance milestones.

The Company considers a signed agreement, a binding contract with the customer or other similar documentation reflecting the terms and conditions under which products or services will be provided to be persuasive evidence of an arrangement.

Revenue from Consulting Services

The Company enters into legally enforceable rights and obligations consulting service contract with its customers which include turnkey business solutions – Start-Your-Own-Brokerage (“SYOB”) and Start-Your-Own-Prime Brokerage (“SYOPB”). The Company delivers goods and services at each stage where Customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer. The contract contains performance obligations as listed below which are separately identifiable from other promises in the contract.

F-14

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

●	Develops and Implements Corporate Strategy,
●	Arranges Liquidity and Counterparty Risk Management,
●	Designs and Build B2B Website,
●	Trains and Develops B2B Sales and Marketing Division,
●	Provides Marketing and Branding Material,
●	Integrates Condor Back Office to MT4, FIX Platform with Complete Technical Support,
●	And other services necessary to operate a successful Primer Brokerage business.

The Company recognizes the consulting revenues when the Customer obtains control of above deliverables. Further, the Company has an enforceable right to payment for performance completed monthly. According to U.S. GAAP, the Company considers its consulting service contracts as mainly simple fixed price contracts for an initial term of one (1) year. As compensation for the consulting services rendered by the Company, the customer agrees to pay in cash (all quoted in U.S. Dollars) a non-refundable non-recurring set-up fee and a monthly recurring maintenance fee.

In some cases, the Company may earn variable revenue based on profit sharing from Customer. In such situations, the Company uses the mostly likely amount method – the single most likely contract outcome, where it is entitled to earn a minimum maintenance fee.

The Company estimates that it receives fair market value for its services based on the estimation that the price that the customer would pay for similar goods or services in the forex market. According to the terms and conditions of the contract, the Company invoices the customer at the beginning of the month for services which are delivered for the month. The invoice amount is due upon receipt. The Company recognizes the revenue at the end of each month which is equal to the invoice amount.

For the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016, the Company generated consulting services revenue of $264,464 and $48,950 respectively, which is an increase of 440.27% for the comparative period. The increase in revenue is mainly attributed to increase in the number of consulting services customers where the Company earned revenues for the full twelve-month period as compared to revenues earned from September 2016 to December 2016.

Revenue from Technology Solutions

The Company enters into a legally enforceable rights and obligations technology solutions contract with its customers which include licensing and volume (usage/metered) fees of its technology solutions:

●	Condor Risk Management Back Office for MT4 Platform (licensing and volume-based fees)
●	Condor FX Pro Trading Terminal
●	Condor Pricing Engine
●	Sale of Source Code

After receiving the signed copy of the contract, the Company transfers all the ownership, and access to above mentioned technology solutions to the customer along with login credentials. According to U.S. GAAP, the Company considers its technology solution contracts as mainly simple fixed price contracts, independent of many users, and for an initial term of one (1) year. As compensation for these technology solutions delivered by the Company, the customer agrees to pay in cash (all quoted in U.S. Dollars) a non-refundable recurring monthly usage fee. The Company does not provide any concessions and extensions to make the revenues uncollectible.

The Company estimates that it receives fair market value for its services based on the estimation that the price that the customer would pay for similar goods or services in the forex market. According to the terms and conditions of the contract related to Technology Solutions is considered as software-as-a-service (“SaaS”), excluding the sale of Source Code, where revenue is recognized under a multiple-element arrangements. The Company invoices the customer at the beginning of the month for services which are delivered for the month. The invoice amount is due upon receipt. The Company recognizes the revenue at the end of each month which is equal to the invoice amount. In such situations, Company’s revenues consist of SaaS offerings, time-based software subscriptions, and perpetual software license sale arrangements that also, typically, include hardware, maintenance/technical support and professional services elements associated with the agreement. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. Software and software-related elements are recognized in accordance with Accounting Standards Codification (“ASC”) 985-605 Software Revenue Recognition. In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 supersedes a majority of existing revenue recognition guidance under US GAAP and requires companies to recognize revenue when it transfers goods or services to a customer in an amount that reflects the consideration to which a company expects to be entitled and is effective date for fiscal years beginning after December 15, 2017. Non-software revenue elements of Technology Solutions are recognized in accordance with ASC 605-25.

F-15

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue Recognition Multiple-Element Arrangements. Since we currently offer our software solutions under either a perpetual license, time-based subscription or SaaS model, revenue recognition timing varies based on which form of software rights the customer purchases. In June 2017, the Company entered initial due diligence and advanced negotiation with technology division of a qualified bank for the sale of its source code (“code”) of FX trading platform (“Platform”) on a non-exclusive basis. The Company entered into a definitive asset purchase agreement on July 19, 2017 to sell the code, installation, and future development for a value of two hundred and fifty thousand ($250,000) dollars, which was divided into two parts. The first part was the sale of source code and installation and the second part consisted of the future development of the Platform, which is not essential to the functionality of the Platform, as third parties or customer(s) themselves can perform these services. By December 31, 2017, the Company has received the two installments totaling one hundred and sixty thousand ($160,000) dollars for the source code and successful installation of the Platform. The Company has recognized the revenue of $160,000 for the fiscal year ended December 31, 2017. The balance of ninety thousand dollars ($90,000) shall be earned out for additional development services if required by the customer.

As per the Agreement, the sale of the source code is a multiple-element arrangement that includes software, installation, maintenance/support, development, and professional services. In such SaaS arrangement the Company allocates the value of the SaaS arrangement to each separate unit of accounting based on vendor-specific objective evidence (“VSOE”) of selling price, when it exists, third-party evidence of selling price for like services or best estimated selling price. Revenue allocated to the SaaS/software subscription element is recognized ratably over the non-cancellable term of the SaaS/subscription service. Revenue allocated to software licensing and non-software elements, and other units of accounting included in the arrangement are recognized as below:

Revenue from Sale of Software Under Multiple-Element Arrangement

●	the sale of source code recognized on the date the Company deliver the software to the customer if VSOE of fair value exists for all undelivered elements of the software arrangement,
●	If VSOE of fair value does not exist for an undelivered element, we defer the entire software arrangement and recognize it ratably, over the remaining non-cancellable maintenance term, after we have delivered all other undelivered elements,
●	VSOE of fair value for our maintenance, training and installation services on the prices charged for these services when sold separately.

Revenue from Sale of Professional Services, Technical Support, and Maintenance Under Multiple-Element Arrangement

●	these elements are not essential to the functionality of the software and as such are treated as non-software elements for revenue recognition purposes;
●	professional services offerings which typically include data migration, set up, training, additional development, and implementation services are also not essential to the functionality of our products, as third parties or customers themselves can perform these services. Set up and implementation services typically occur at the start of the software arrangement while specific other professional services, depending on the nature of the services and customer requirements, may occur several months later. The Company can reasonably estimate professional services performed for a fixed fee and recognize them on a proportional performance basis. The Company recognizes revenue for professional services engagements billed on a time and materials basis as we deliver the services. The Company recognizes revenues on all other professional services engagements upon the earlier of the completion of the services deliverable or the expiration of the customer’s right to receive the service.
●	technical support and maintenance revenues are recognized ratably over the non-cancellable term of the support agreement. Initial maintenance/support terms are typically one to three years and are renewable on an annual basis.

The Company does not recognize revenue for agreements with rights of return, refundable fees, cancellation rights or substantive acceptance clauses until these return, refund or cancellation rights have expired or acceptance has occurred. Our arrangements with resellers do not allow for any rights of return.

Deferred revenue includes amounts received from customers in excess of revenue the Company recognizes, and is comprised of deferred maintenance, service and other revenue. The Company recognizes deferred revenues when the Company completes the service and over the terms of the arrangements, primarily ranging from one to three years.

F-16

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

For the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016, the Company generated technology revenue of $190,647 and 12,500 respectively, which is an increase of 1,425.17% for the comparative period. The increase in revenue is mainly attributed to the sale of Condor Trading Terminal’s source code.

Revenue from Software Development

The Company takes on design-build software development projects for customers, where the Company develops the project to meet the design criteria and performance requirements as specified in the Software Development Agreement (“Agreement”). The Agreement is legally enforceable rights and obligations contract, mainly simple fixed price contracts, and valid for the duration of the project.

These projects often include customized front-end and back-end development for OTC Online brokers. The Company is paid a monthly software development fee for the term of the Agreement. The Company has included revenues from technical support and after sale development it provides as part of the sale of Source Code under the Software Development.

According to the terms and conditions of the contract, the Company invoices the customer at the beginning of the month for services which are delivered for the month. The invoice amount is due upon receipt. The Company recognizes the revenue at the end of each month which is equal to the invoice amount.

For the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016, the Company generated software development revenue of $100,175 and $0 respectively. The increase in revenue is mainly attributed to software development contract from one major customer.

Concentrations of Credit Risk

Cash

The Company maintains its cash balances at a single financial institution. The balance exceeds FDIC limits as for the period ended December 31, 2017 and December 31, 2016.

Revenues

During the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016, the Company had ten (10) and four (4) customers respectively. Revenues generated from three customers represented approximately 73.06% and 93.49% of total revenue for the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016.

Accounts Receivable

At December 31, 2017 and December 31, 2016, 49.92% and 100% of accounts receivable were due from three and two customers respectively.

The loss of any of these customers would have a significant impact on the Company’s operations.

F-17

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

Legal Proceedings

The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to pending legal proceedings when the loss is considered probable and the amount can be reasonably estimated. Where a range of loss can be reasonably estimated with no best estimate in the range, the Company records the minimum estimated liability. As additional information becomes available, the Company assess the potential liability related to pending legal proceedings and revises its estimates and updates its disclosures accordingly. The Company’s legal cost associated with defending itself are recorded to expense as incurred.

The Company currently is not involved in any litigations.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with the applicable FASB ASC 360, Property, Plant and Equipment. Under the standard, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, when the carrying value of the asset exceeds the fair value. At December 31, 2017 and December 31, 2016, there are no impairment charges.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. Under this method, deferred tax assets and liabilities are calculated based upon the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using the enacted tax rates that are applicable in each year.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely to be realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments, and which may not accurately forecast actual outcomes. The Company includes interest and penalties related to tax contingencies in the provision of income taxes in the consolidated statements of operations. Management of the Company does not expect the total amount of unrecognized tax benefits to change in the next 12 months significantly.

Software Development Costs

In accordance with ASC 985-20, Software development costs, including costs to develop software sold, leased, or otherwise marketed, that are incurred after the establishment of technological feasibility are capitalized if significant. Capitalized software development costs are amortized using the straight-line amortization method over the estimated useful life of the applicable software. By the end of February 2016, the Company completed the activities (planning, designing, coding, and testing) necessary to establish that it can produce the Condor FX Back Office for MT4 Version 2.0 and Condor FX Pro Trading Terminal Version 4.5 meet its design specifications. The Company estimates useful life of the software to be three (3) years.

Amortization expense was $91,131 and $14,777 for the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016 and is included in the General and Administration expense.

Costs incurred during the application development stage for internal-use software are capitalized if significant. Such software development costs required to be capitalized have not been material to date.

Convertible Debentures

Accounting for convertible instruments (ASC 470-20), convertible instruments (primarily convertible debt and convertible preferred stock) should be further analyzed when the embedded conversion feature is not bifurcated pursuant to ASC 815, including ASC 815-40, because there may be further accounting for the conversion option.

The cash conversion guidance in ASC 470-20, Debt with Conversion and Other Options, is considered when evaluating the accounting for convertible debt instruments (this includes certain convertible preferred stock that is classified as a liability) to determine whether the conversion feature should be recognized as a separate component of equity. The cash conversion guidance applies to all convertible debt instruments that upon conversion may be settled entirely or partially in cash or other assets where the conversion option is not bifurcated and separately accounted for pursuant to ASC 815.

F-18

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20, Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

As of fiscal year, ended December 31, 2017 and for the period from January 21 to December 31, 2016, the conversion features of conventional FRH Group convertible notes dated February 22, 2016, May 16, 2016, and November 17, 2016 (See Note 8) provide for a rate of conversion that is above the market value. As a result, there is no feature characterized as a beneficial conversion feature (“BCF”). As the value of stocks at issuance date of the FRH Group convertible notes was below the floor conversion price, the value of convertible option of each note is negligible. For FRH Group convertible note dated April 24, 2017, the value of the stock at issuance date was above the floor conversion price, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” As a result, the convertible debt is recorded net of the discount related to the BCF and the Company has amortized the discount of $97,996 to interest expense at the date of issuance because the debt is convertible at the date of issuance.

The $97,996 amount equals to the intrinsic value and is allocated to additional paid-in capital.

Basic and Diluted Loss per Share

The Company follows ASC 260, Earnings Per Share, to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. As of December 31, 2017, and 2016, the Company had approximately 68,533,332 and 63,910,000 basic and dilutive shares issued and outstanding. The Company had approximately 15,000,000 million potentially dilutive shares related to three outstanding FRH Group convertible notes which were excluded from the diluted net loss per share as the effects would have been anti-dilutive. During the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016, common stock equivalents were anti-dilutive due to a net loss for the period, hence they are not considered in the computation.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific requirements. ASU 2014-09 establishes a five-step revenue recognition process in which entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09 by one (1) year. ASU 2014-09 will be effective for the Company during the period beginning after December 15, 2018. Management is currently evaluating the impact the adoption of ASU 2014 - 09 will have on the Company’s consolidated financial position, results of operations or cash flows. The Company currently anticipates applying the modified retrospective approach when adopting the standard.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements Going Concern, which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one (1) year after the date the financial statements are issued and provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016 and interim periods thereafter. The guidance did not have a material impact on the Company’s consolidated financial statements.

In April 2015, FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs on the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of debt issuance costs will continue to be reported as interest expense. ASU 2015-03 is effective for annual reporting periods beginning after December 15, 2015. Early adoption is permitted. The guidance did not have a material impact on the Company’s consolidated financial statements.

F-19

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments to this standard are effective for fiscal years beginning after December 15, 2019. Early adoption of the amendments in this standard is permitted for all entities and the Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently in the process of evaluating the effect this guidance will have on its consolidated financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3. MANAGEMENT’S PLANS

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. At December 31, 2017 and 2016, the accumulated deficit was $638,717 and $244,161 respectively.

During the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016, the Company incurred a net loss of $394,556 and a $244,161 respectively.

The Company’s ability to continue as a going concern may be dependent on the success of management’s plans discussed below. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

To the extent the Company’s operations are not sufficient to fund the Company’s capital requirements, the Company may attempt to enter into a revolving loan agreement with financial institutions or attempt to raise capital through the sale of additional capital stock or through the issuance of debt.

During the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016, the Company issued one and three convertible note(s) for net cash proceeds of approximately $250,000 and $750,000 respectively, see note 8.

The Company intends to continue its efforts in enhancing its revenue from its diversified portfolio of technological solutions and becoming cash flow positive, as well as raising funds through private placement offering and debt financing. See Note 8 for Notes Payable. In the future, as the Company increases its customer base across the globe, the Company intends to acquire long-lived assets that will provide a future economic benefit beyond fiscal 2017.

NOTE 4. CAPITALIZED SOFTWARE COSTS

During the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016, the estimated remaining weighted-average useful life of the Company’s capitalized software was three (3) years. The Company recognizes amortization expense for capitalized software on a straight-line basis.

At December 31, 2017 and 2016, the gross capitalized software asset was $397,753 and $102,629 respectively. During the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016 the accumulated software depreciation and amortization expenses were $91,131 and 14,777 respectively. As a result, the unamortized balance of capitalized software at December 31, 2017 and 2016 was $306,622 and $87,852 respectively.

NOTE 5. PROPERTY AND EQUIPMENT

At December 31, 2017, the Company rents its servers, computers and data center from an unrelated third party. Furniture and fixtures, and any leasehold improvements are provided by the lessor at 1460 Broadway, New York, NY 10036 under the rent Agreement as discussed in Note 2.

F-20

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. RELATED PARTY TRANSACTIONS

In April 2016, the Company established its wholly owned subsidiary – FRH Prime Ltd. (“FRH Prime”), a company, incorporated under section 14 of the Companies Act 1981 of Bermuda. In January 2017, FRH Prime established its wholly owned subsidiary – FXClients Limited (“FXClients”) under the United Kingdom Companies Act 2006 as a private company. Both FRH Prime and FXClients are established to conduct financial technology service activities. For the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016, FRH Prime has generated volume rebates of $16,947 and $0 respectively from Condor Risk Management Back Office for MT4 Platform. There have been no significant operating activities in FXClients.

Between February 22, 2016 and April 24, 2017, the Company borrowed $1,000,000 from FRH Group, a founder and principal shareholder of the Company (“FRH”). The Company executed Convertible Promissory Notes, due between February 28, 2018 and April 24, 2019. The Notes are convertible into common stock initially at $0.10 per share but may be discounted under certain circumstances, but in no event, will the conversion price be less than $0.05 per share. The Notes carry an interest rate of 6% per annum which is due and payable at the maturity date.

Between March 15 and 21, 2017, subject to the terms and conditions of the Stock Purchase Agreement, the Company issued 1,000,000 shares to Susan Eaglstein and 400,000 shares to Brent Eaglstein for a cash amount of $70,000. Ms. Eaglstein and Mr. Eaglstein are the Mother and Brother, respectively, of Mitchell Eaglstein, who is the CEO and Director of the Company.

NOTE 7. LINE OF CREDIT

From June 24, 2016, the Company obtained an unsecured revolving line of credit of $35,000 from Bank of America to fund various purchases and travel expenses for the Company. The line of credit has an average interest rate at the close of business on December 31, 2017 and December 31, 2016 for purchases and cash drawn at 12% and 25% respectively. At December 31, 2017 and 2016, the Company has drawn $17,247 and $12,287 respectively on the line of credit. As of December 31, 2017, the Company is in compliance with terms and conditions of the line of credit.

NOTE 8. NOTES PAYABLE – RELATED PARTY

Convertible Notes Payable

On February 22, 2016, the Company issued and promised to pay a convertible note to FRH Group Ltd. (“FRH Group”, shareholder) for the principal sum of One Hundred Thousand and 00/100 Dollars ($100,000) on February 28, 2018 (the “Maturity Date”). The Company will pay the outstanding principal amount of this Note, together with interest at 6% per annum, in cash on the Maturity Date to the registered holder of this Note. In the event the Company does not make, when due, any payment of principal or interest required to be made the Company will pay, on demand, interest on the amount of any overdue payment of principal or interest for the period following the due date of such payment, at a rate of ten percent (10%) per annum.

The initial conversion rate would be $0.10 per share or 1,000,000 shares if the entire Note was converted, subject to adjustments in certain events as set forth below. If the fair market value of the Company’s common stock is less than $0.10 per share, the conversion price shall be discounted by 30%, but in no event, will the conversion price be less than $0.05 per share with a maximum of 2,000,000 shares if the entire Note was converted, subject to adjustments in certain events. No fractional Share or scrip representing a fractional Share will be issued upon conversion of the Notes.

On May 16, 2016, the Company issued and promised to pay a convertible note to FRH Group for the principal sum of Four Hundred Thousand and 00/100 Dollars ($400,000) on May 31, 2018 (the “Maturity Date”). The Company will pay the outstanding principal amount of this Note, together with interest at 6% per annum, in cash on the Maturity Date to the registered holder of this Note. In the event the Company does not make, when due, any payment of principal or interest required to be made the Company will pay, on demand, interest on the amount of any overdue payment of principal or interest for the period following the due date of such payment, at a rate of ten percent (10%) per annum.

The initial conversion rate would be $0.10 per share or 4,000,000 shares if the entire Note was converted, subject to adjustments in certain events as set forth below. If the fair market value of the Company’s common stock is less than $0.10 per share, the conversion price shall be discounted by 30%, but in no event, will the conversion price be less than $0.05 per share with a maximum of 8,000,000 shares if the entire Note was converted, subject to adjustments in certain events. No fractional Share or scrip representing a fractional Share will be issued upon conversion of the Notes.

F-21

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Notes Payable Related Party (continued)

On November 17, 2016, the Company issued and promised to pay a convertible note to FRH Group for the principal sum of Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000) on November 30, 2018 (the “Maturity Date”). The Company will pay the outstanding principal amount of this Note, together with interest at 6% per annum, in cash on the Maturity Date to the registered holder of this Note. In the event the Company does not make, when due, any payment of principal or interest required to be made the Company will pay, on demand, interest on the amount of any overdue payment of principal or interest for the period following the due date of such payment, at a rate of ten percent (10%) per annum.

The initial conversion rate would be $0.10 per share or 2,500,000 shares if the entire Note was converted, subject to adjustments in certain events as set forth below. If the fair market value of the Company’s common stock is less than $0.10 per share, the conversion price shall be discounted by 30%, but in no event, will the conversion price be less than $0.05 per share with a maximum of 5,000,000 shares if the entire Note was converted, subject to adjustments in certain events. No fractional Share or scrip representing a fractional Share will be issued upon conversion of the Notes.

On April 24, 2017, the Company issued and promised to pay a convertible note to FRH Group for the principal sum of Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000) on April 24, 2019 (the “Maturity Date”). The Company will pay the outstanding principal amount of this Note, together with interest at 6% per annum, in cash on the Maturity Date to the registered holder of this Note. In the event the Company does not make, when due, any payment of principal or interest required to be made the Company will pay, on demand, interest on the amount of any overdue payment of principal or interest for the period following the due date of such payment, at a rate of ten percent (10%) per annum.

The initial conversion rate would be $0.10 per share or 2,500,000 shares if the entire Note was converted, subject to adjustments in certain events as set forth below. If the fair market value of the Company’s common stock is less than $0.10 per share, the conversion price shall be discounted by 30%, but in no event, will the conversion price be less than $0.05 per share with a maximum of 5,000,000 shares if the entire Note was converted, subject to adjustments in certain events. No fractional Share or scrip representing a fractional Share will be issued upon conversion of the Notes.

FRH Group Note Summary

Date of Note:	2/22/2016	5/16/2016	11/17/2016	4/24/2017
Original Amount of Note:	$100,000	$400,000	$250,000	$250,000
Outstanding Principal Balance:	$100,000	$400,000	$250,000	$250,000
Maturity Date:	2/28/2018	5/31/2018	11/30/2018	4/24/2019
Interest Rate:	6%	6%	6%	6%
Date to which interest has been paid:	Accrued	Accrued	Accrued	Accrued
Conversion Rate:	$0.10	$0.10	$0.10	$0.10
Floor Conversion Price:	$0.05	$0.05	$0.05	$0.05

At December 31,2017, the current portion of convertible notes payable and accrued interest was $750,000 and $52,617 respectively. The non-current portion of convertible notes payable and accrued interest was $250,000 and $24,292 respectively.

The Convertible Promissory Note due February 28, 2018, note face value $100,000 coupon 6% issue date February 22, 2016 was amended to extend the original maturity date from February 28, 2018 to May 16, 2018. The Company, by execution of this Agreement, hereby represents and warrants that as of the date hereof, no Event of Default exists or is continuing with respect to the Promissory Note.

NOTE 9. COMMITMENTS AND CONTINGENCIES

Office Facility and Other Operating Leases

Rental expense was $19,974 and $15,200 for the fiscal year ended December 31, 2017 and period from January 21 to December 31, 2016 respectively. There are no future annual minimum lease payments under the Company’s rental agreement as the Agreement shall continue on a month-to-month basis after the Commitment Term.

Employment Agreement

The Company has not entered into a formalized employment agreement with its Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”), collectively Officers. From July 2016, the Company is paying a monthly compensation of $8,000 and $6,250 each per month to its CEO and CFO respectively with increases each succeeding year should the agreement be approved annually by the Company. There are also provisions for performance-based bonuses. These agreements have not been formalized.

F-22

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 9 – Commitments and Contingencies (continued)

Accrued Interest

At December 31, 2017 and December 31, 2016, Company’s exposure to cumulative accrued interest at 6% per annum on FRH Group Note(s) was $76,909 and $21,908 respectively.

Pending Litigation

Management is unaware of any actions, suits, investigations or proceedings (public or private) pending against or threatened against or affecting any of the assets or any affiliate of the Company.

NOTE 10. STOCKHOLDERS’ DEFICIT

Authorized Shares

As of December 31, 2017, and 2016, the authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, par value $0.0001 per share and 100,000,000 shares of common stock, par value $0.0001 per share. As of December 31, 2017, and 2016, the Company had 68,533,332 and 63,910,000 respectively common shares issued and outstanding and 4,000,000 preferred shares issued and outstanding. The preferred stock has fifty votes for each share of preferred shares owned. The preferred shares have no other rights, privileges and higher claims on Company’s assets and earnings than common stock.

Preferred Stock

On December 12, 2016, the Board agreed to issue 2,600,000, 400,000 and 1,000,000 shares of Preferred Stock to Mitchell Eaglstein, Imran Firoz and FRH Group respectively as the founders in consideration of services rendered to the Company. As of December 31, 2016, the Company had 4,000,000 preferred shares issued and outstanding.

Common Stock

For the fiscal year ending December 31, 2016, the Company collectively issued 30,000,000 and 5,310,000 common shares at par value to Mitchell Eaglstein, and Imran Firoz respectively as the founders in consideration of services rendered to the Company. These shares were issued on January 21, 2016.

On December 12, 2016, the Company issued 28,600,000 common shares to remaining two founding members of the Company.

On March 15, 2017, the Company issued 1,000,000 restricted common shares for platform development valued at $50,000. The Securities were issued with a restrictive legend.

On March 15, 2017, the Company issued 1,500,000 restricted common shares for professional services to three individuals valued at $75,000. The Securities were issued with a restrictive legend.

On March 17, 2017, subject to the terms and conditions of the Stock Purchase Agreement, the Company issued 1,000,000 shares to Susan Eaglstein for a cash amount of $50,000. The Securities were issued with a restrictive legend.

On March 21, 2017, subject to the terms and conditions of the Stock Purchase Agreement, the Company issued 400,000 shares to Bret Eaglstein for a cash amount of $20,000. The Securities were issued with a restrictive legend.

Ms. Eaglstein and Mr. Eaglstein are the Mother and Brother, respectively, of Mitchell Eaglstein, who is the CEO and Director of the Company.

From July 1, 2017, to October 03, 2017, the Company has issued 653,333 units for a cash amount of $98,000 under its offering Memorandum, where unit consists of one share of common stock and one Class A warrant (See Note 11).

On October 31, 2017, the Company issued 70,000 restricted common shares to management consultant valued at $10,500. The Securities were issued with a restrictive legend.

F-23

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. WARRANTS

Effective June 1, 2017, the Company is raising $600,000 through a Private Placement Memorandum (the “Memorandum”) of up to 4,000,000 Units. Each unit (a “Unit”) consists of one share of Common Stock, par value $.0001 per share (the “Common Stock) and one redeemable Class a Warrant (the “Class A Warrant(s)”) of the Company. The Company closed the private placement effective December 15, 2017.

Each Class A Warrant entitles the holder to purchase one (1) share of Common Stock for $0.30 per share at any time until April 30, 2019 (‘Expiration Date’). The Securities were issued with a restrictive legend.

Information About the Warrants Outstanding During Fiscal 2017 Follows

Original Number of Warrants Issued	Exercise Price per Common Share	Exercisable at December 31, 2016	Became Exercisable	Exercised	Terminated / Canceled / Expired	Exercisable at December 31, 2017	Expiration Date
653,333	$0.30	-	653,333	-	-	653,333	April 2019

The Warrants are redeemable by the Company, upon thirty (30) day notice, at a price of $.05 per Warrant, provided the average of the closing bid price of the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation (“NASDAQ”) System (or the average of the last sale price if the Common Stock is then listed on the NASDAQ National Market System or a securities exchange), shall equal or exceed $1.00 per share (subject to adjustment) for ten (10) consecutive trading days prior to the date on which the Company gives notice of redemption. The holders of Warrants called for redemption have exercise rights until the close of business on the date fixed for redemption.

The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, no Warrant is subject to adjustment for issuances of Common Stock at a price below the exercise price of that Warrant.

Note 12. Income Taxes

Income taxes are calculated using the asset and liability method of accounting. Deferred income taxes are computed by multiplying statutory rates applicable to estimated future year differences between the financial statement and tax basis carrying amounts of assets and liabilities.

The income tax provision is summarized as follows:

	2017	2016
Current:
Federal	$-	$-
State	-	-
	-	-
Deferred:
Federal	134,131	85,456
State	-	-
Valuation allowance	(134,131)	(85,456)
Total tax expense	$-	$-

	2017	2016
Net loss carryforward	134,131	85,456
Valuation allowance	(134,131)	(85,456)
Total deferred tax assets	$-	$-

F-24

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Income Taxes (continued)

In 2017 and 2016, the Company had pre-tax losses of $394,556 and $244,161, respectively, which are available for carry forward to offset future taxable income. The Company has made determinations to provide full valuation allowances for our net deferred tax assets at the end of 2017, and 2016, including NOL carryforwards generated during the years, based on its evaluation of positive and negative evidence, including our history of operating losses and the uncertainty of generating future taxable income that would enable us to realize our deferred tax assets.

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (the “Act”). The Act amends the Internal Revenue Code to reduce tax rates and modify policies, credits, and deductions for individuals and businesses. For businesses, the Act reduces the corporate federal tax rate from a maximum of 35% to a 21% rate. The rate reduction will be taking effect on January 1, 2018. Therefore, we have applied the tax rate of 21% to the ending balance of federal deferred tax assets, but because we provided a full valuation allowance against our net deferred tax assets, no tax impact is recorded due to the tax rate change.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets at December 31, 2017 will not be fully realizable. Accordingly, management has maintained a full valuation allowance against its net deferred tax assets at December 31, 2017. The net change in the total valuation allowance for the 12 months ended December 31, 2017 was an increase of $48,674. At December 31, 2017, we had federal and state net operating loss carry-forwards of approximately $134,131 and $45,349, respectively, expiring beginning in 2037 for federal and 2037 for state.

For the years ended December 31, 2017 and period from January 21 to December 31, 2016, the Company did an analysis of its ASC 740 position and had not identified any uncertain tax positions as defined under ASC 740. Should such position be identified in the future and should the Company owe interest and penalties because of this, these would be recognized as interest expense and other expense, respectively, in the consolidated financial statements.

The Company has identified the United States Federal tax returns as its “major” tax jurisdiction. The United States Federal return for the year 2016 and 2017 has been submitted and accepted by the United States Internal Revenue Service. The Company is not subject to tax examination by authorities in the United States before years 2016. The New York State Tax return for the year 2016 and 2017 has been submitted and accepted by New York State Franchise Tax Board and currently the Company does not have any ongoing tax examinations.

The Company does not have any foreign tax expenses and liabilities as of December 31, 2017 and 2016.

NOTE 13. OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

NOTE 14. SUBSEQUENT EVENTS

Effective February 27, 2018, FDC changed its corporate name to FDCTech, Inc. The name change reflects the company’s commitment to expand its business in crypto currency and blockchain technology solutions.

The Convertible Promissory Note due February 28, 2018, note face value $100,000 coupon 6% issue date February 22, 2016 was amended to extend the original maturity date from February 28, 2018 to May 16, 2018. The Company, by execution of this Agreement, hereby represents and warrants that as of the date hereof, no Event of Default exists or is continuing with respect to the Promissory Note.

The Company has evaluated subsequent events through March 28, 2018, the date these financial statements were available to be issued.

F-25

FDCTECH, INC.

(Formerly Known As

Forex Development Corporation)

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED

MARCH 31, 2018

(Unaudited)

F-26

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

F-27

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash	$335,064	$464,303
Accounts receivable, net of allowance for doubtful accounts of $7,000 and $19,000, respectively	76,174	90,626
Other current assets	2,375	2,375
Current assets	413,613	557,304
Capitalized software, net	358,315	306,622
Total assets	$771,928	$863,926
Liabilities and Stockholders' Deficit
Current liabilities:
Line of credit	$9,907	$17,247
Convertible notes payable - current	750,000	750,000
Accrued interest - current	65,117	52,617
Accrued liabilities	4,000	-
Commitments and Contingencies (Note 9)	-	-
Deferred revenue	1,640	-
Current liabilities	830,663	819,864
Convertible notes payable - noncurrent	250,000	250,000
Accrued interest - noncurrent	26,792	24,292
Total liabilities	1,107,455	1,094,156
Stockholders' Deficit:
Preferred stock, par value $0.0001, 10,000,000 shares authorized, 4,000,000 issued and outstanding, as of March 31, 2018 and December 31, 2017	400	400
Common stock, par value $0.0001, 100,000,000 shares authorized; 68,533,332 and 68,533,332 shares issued and outstanding, as of March 31, 2018 and December 31, 2017	6,853	6,853
Additional paid-in capital	401,234	401,234
Accumulated deficit	(744,014)	(638,717)
Total stockholders' deficit	(335,527)	(230,230)
Total liabilities and stockholders’ deficit	$771,928	$863,926

See accompanying notes to the financial statements

F-28

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS

	March 31, 2018	March 31, 2017
	(Unaudited)	(Unaudited)
Revenues	$103,506	$95,455
Cost of sales	2,160	2,160
Gross Profit	101,346	93,295
Operating expenses:
General and administrative	165,629	190,146
Sales and marketing	25,706	43,641
Total operating expenses	191,335	233,787
Operating loss	(89,989)	(140,492)
Other income (expense):
Interest expense	(15,335)	(11,484)
Other income	27	26
Total other expense	(15,308)	(11,458)
Loss before provision for income taxes	(105,297)	(151,950)
Provision for income taxes	-	-
Net loss	$(105,297)	$(151,950)
Net loss per common share, basic and diluted	$(0.00)	$(0.00)
Weighted average number of common shares outstanding basic & diluted	68,533,332	64,554,444

See accompanying notes to the financial statements

F-29

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

							Total
					Additional		Total Parent
	Preferred stock		Common stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
December 31, 2016
Balance, December 31, 2016	4,000,000	$400	63,910,000	$6,391	$200	$(244,161)	$(237,170)

December 31, 2017
Common shares issued for cash at $0.05 - $0.15 per share	-	$-	2,053,332	$205	$167,795	$-	$168,000
Common shares issued for services valued at $0.05 - $0.15 per share	-	-	2,570,000	257	135,243	-	135,500
Debt Discount (BCF) for FRH Group Note IV (1)	-	-	-	-	97,996	-	97,996
Net Loss	-	-	-	-	-	(394,556)	(394,556)
Balance, December 31, 2017	4,000,000	$400	68,533,332	$6,853	$401,234	$(638,717)	$(230,230)

March 31, 2018
Net Loss	-	-	-	-	-	(105,297)	(105,297)
Balance, March 31, 2018	4,000,000	$400	68,533,332	$6,853	$401,234	$(744,014)	$(335,527)

(1) FRH Group Note IV Dated April 24, 2017 with Face Value $250,000, Maturity Date April 24, 2019, and Coupon 6%

See accompanying notes to the financial statements

F-30

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31, 2018	March 31, 2017
Operating Activities:	(Unaudited)	(Unaudited)
Net loss	$(105,297)	$(151,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Software depreciation and amortization	2,160	2,160
Common stock issued for services	-	75,000
Change in assets and liabilities:
Accounts receivable (including doubtful accounts)	14,452	(37,038)
Other current assets	-	750
Accrued expenses	4,000	(16,250)
Accrued interest	15,000	11,250
Deferred revenue	1,640	-
Net cash used in operating activities	$(68,045)	$(116,078)
Investing Activities:
Capitalized software	(53,853)	(34,677)
Net cash used in investing activities	$(53,853)	$(34,677)
Financing Activities:
Line of credit	(7,341)	16,649
Net proceeds from common stock and paid-in-capital	-	(50)
Net cash provided by (used in) financing activities	$(7,341)	$16,599
Net decrease in cash	(129,239)	(134,156)
Cash at beginning of the period	464,303	466,348
Cash at end of the period	$335,064	$332,192
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
Non - cash investing and financing activities:
Common stock issued for capitalized software	$-	$50,000

See accompanying notes to the financial statements

F-31

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

The Company was incorporated on January 21, 2016 as Forex Development Corporation, under the laws of State of Delaware. The Company provides an innovative and cost-efficient technology and business solution to Over-the-Counter (OTC) Online Brokers (hereinafter known as “customers”). Effective February 27, 2018, FDC changed its corporate name to FDCTech, Inc. The name change reflects the company's commitment to expand its business in crypto currency and blockchain technology solutions.

Company’s products are designed to provide a complete solution for all operating aspects of customer’s business including but not limited to trading terminal, back office, and risk management systems. The Company also provides business and management consulting which include the development of customers’ B2B sales and marketing divisions. The Company also provides turnkey business solutions to entrepreneurs and other non-broker entities seeking to enter FX and other OTC markets as OTC brokers or prime of prime brokers. The Company takes on customized software development projects specific to meet the needs of its customers.

The Company’s business solutions allow its customers to run their overall business better, increase trading revenues, cut operating costs, and enable them to anticipate market challenges using our proprietary based processes, state-of-the-art technologies, risk management tools, customized software development, and turnkey prime-of-prime business solution. At present, the Company does not have any patents or trademarks on its proprietary technology solutions. At present, the Company has three sources of revenues.

●	Consulting Services, which includes turnkey business solutions – Management Consutlting, Start-Your-Own-Brokerage (“SYOB”), Start-Your-Own-Prime Brokerage (“SYOPB”), FX/OTC liquidity solutions and lead generations.

●	Technology Solutions, where the Company license its proprietary and, in some cases, act as a reseller for third party technologies to customers. Our proprietary technology includes but not limited to Condor Risk Management Back Office for MT4 (“Condor Risk Management”), Condor FX Pro Trading Terminal and its source code, Condor Pricing Engine and crypto currency related solutions.

●	Customized Software Development, where the Company takes on design-build software development projects for customers, where the Company develops the project to meet the design criteria and performance requirements as specified in the Software Development Agreement (“Agreement”).

Moving forward, the Company expects to generate additional revenue in the cryptocurrency and blockchain space, where it is acting as an adviser/strategic consultant and reseller of its proprietary technologies. The Company expects to generate additional revenue from its crypto related solutions, which include revenues from development of custom crypto exchange platform for customers, the sale of the non-exclusive source code of crypto exchange platform to third parties, white-label fees of crypto exchange platforms, and the sale of aggregated cryptocurrency data price feed from various crypto exchanges to OTC brokers. The Company initially plans to develop technology architecture of crypto exchange platform for its customers. The initial capital requirement to produce such technologies comes from our customers as the Company takes on design-build software development projects for customers, where the Company develops these projects to meet the design criteria and performance requirements as specified by the customer.

There are several steps required to set-up a functional crypto exchange platform. Our customers are expected to seek necessary licensing approval and meet registration requirements in their respective jurisdictions. Customers are also responsible for establishing a relationship with the payment processing partner such as a bank. Subsequently, the Company intends to provide and maintain a payment gateway API, which will give users the power of adding and withdrawing funds. Liquidity is an essential aspect of the success of a cryptocurrency exchange marketplace. The trades at an exchange drive its liquidity and robust crypto exchange platform require seamless trading activity. To manage this liquidity at the customer’s crypto exchange business, the Company will integrate its customer crypto exchange’s liquidity position to other existing exchanges. The Company will provide a modern and robust API interface that connects liquidity and trade volume data between various crypto exchanges.

The Company is responsible for arranging, developing, and maintaining the technology architecture of the crypto exchange platform. This architecture includes but not limited to the trading engine, front-end user interface, functional website, cryptocurrency wallet, and administration console. The trading engine serves as the core of any exchange and is essential to smart order transaction execution, calculate balances, access and aggregation of the order book and match all the buy/sell transactions on an exchange. The front-end user interface is a user-friendly and intuitive interface with a minimalistic approach to offer an exceptional trading experience. The front-end user includes but not limited to user registration, funds deposit/withdrawal, view order book, transactions, balance, statistics, charts, buy/sell orders, and support features. The Company can customize the features of a console according to the specific business requirement of our customers, such as the option to edit trading fee, managing cryptocurrency listing, adding new currencies, crediting/debiting funds to wallets and addressing support issues. The Company’s involvement is limited to creating an interface between the crypto exchange platform and the digital asset owner and is not responsible for holding and maintaining the digital assets in the wallet.

F-32

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Business Description and Nature of Operations (continued)

The Company has dedicated up to four of its existing software developers and a project manager to complete the crypto exchange platform. The Company has also hired a front-end website designer and a team for implementing the front-end programming. The Company believes that the time required to set up an operating crypto exchange platform for its customers from start to finish may range from nine to twelve months. The anticipated timing depends on several factors including but not limited to customer’s licensing and registration requirement by different jurisdictions, the complexity of crypto exchange platform deployed, customer’s financial condition, and availability of necessary workforce. The Company estimates to complete its first crypto exchange platform for its customer by the fourth quarter of fiscal year ended December 31, 2018. The development of crypto exchange platform is part of the Information Technology & Software Development Services Agreement (‘ITSDS Agreement’) signed between the Company and the customer on February 5, 2018. The ITSDS Agreement includes Statements of Work (SOW) schedule where the Company is responsible for providing technical support to customer’s legacy system and will be responsible for product and software development on the legacy system. In addition, the Company has agreed to develop a crypto currency exchange platform under the SOW. In the ITSDS Agreement, either party shall have the option to terminate this Agreement, without cause, by providing ninety (90) day notice of its intent to terminate the Agreement without cause.

The Company is only involved as a technology provider and software developer in the crypto space and does not mine, trade (acquire or sell cryptocurrencies), speculate or act as a trading counterparty in cryptocurrencies. Consequently, the Company does not intend to register as a custodian with state or federal regulators including but not limited to obtaining a money service business or money transmitter license with Financial Crimes Enforcement Network (FinCEN) and respective State’s money transmission laws. The Company also does not need to register under the Securities Exchange Act of 1934, as amended, as a national securities exchange, an alternative trading system or a broker-dealer, since the Company is not a broker-dealer nor does it intend to become a broker-dealer.

Third Party Industry Accreditation

In July 2016, Financial Commission, a leading financial services industry external dispute resolution (EDR) organization, with a diverse membership of online brokerages and independent services providers (ISPs) provided the technology certification for the Company. Financial Commission conducted its rigorous review of Company’s platforms, including its Condor Risk Management Back Office for MT4, to ensure it met the technical information requirements of the Commission’s technology certification evaluation process. The Financial Commission established a comprehensive list of requirements to verify system security, capacity, business disaster recovery, and continuity plan, as well as reporting and record keeping, among other fields deemed necessary for the technology certification of the Company.

Consulting Services

The Company is a market leader in Broker-to-Broker (B2B) business solution where it offers market participants following solutions:

Start Your Own Prime Brokerage (SYOPB): The Company transforms existing OTC Online Brokers’ B2C (Broker to Customer or Broker to the Retail Trader) to B2B business by establishing and developing their strategic business division, also known as Prime of Prime. Unlike traditional consulting solutions, the Company leverages its development team in and underpins it’s SYOPB consulting solutions with proprietary technology and/or software development services in order to maintain client longevity. The Company believes the combinations of business know how and proprietary technology provides the Company a competitive advantage in OTC trading marketplace.

In SYOPB solution, the Company provides following services to its customers:

●	Develops and Implements Corporate Strategy,
●	Arranges Liquidity and Counterparty Risk Management,
●	Designs and Build B2B Website,
●	Trains and Develops B2B Sales and Marketing Division,
●	Provides Marketing and Branding Material,
●	Integrates Condor Back Office to MT4, FIX Platform with Complete Technical Support,
●	And other services necessary to operate a successful Primer Brokerage business.

As compensation for these consulting services, customers pay the Company a set-up fee, and a monthly maintenance fee, and in some cases the Company earns profit sharing from the strategic business division (See Note 2). To date, the Company has not earned any revenues through profit sharing from its customers.

Start Your Own Brokerage (SYOB): The Company provides this turnkey solution to entrepreneurs and investors seeking to become FX or OTC Online Brokers.

F-33

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Business Description and Nature of Operations (continued)

Consulting Services (continued)

In SYOB solution, the Company provides following services to its customers:

●	Develops and Implements Corporate Strategy,
●	Arranges Liquidity and Counterparty Risk Management,
●	Provides Compliance Consulting
●	Develops Policies and Procedures
●	Set-Up Payment Connectivity
●	Develops Business Continuity and Disaster Recovery Plan,
●	Designs and Build B2C Website,
●	Trains and Develops B2C Sales and Marketing Division,
●	Offers MT4 White Label
●	Integrates Condor Back Office to MT4, FIX Platform with Complete Technical Support,
●	And another service necessary to operate a successful OTC Online Broker business.

As a compensation for this advisory service, customers pay the Company a fee, monthly maintenance fee, and profit sharing. In most cases, the Company will earn income from SYOPB solution indirectly by engaging these clients via its SYOPB clients (See Note 2).

Liquidity Solutions: The Company management’s 30+ years of industry relationships provide direct market access to liquidity for forex, precious metals, and energy. The Company can connect liquidity takers such as Banks, FX Brokers, Prime Brokers, Prime of Prime and other institutions with major liquidity-providers to reduce liquidity takers’ spread costs and allow them a competitive advantage for their margin business.

Lead Generations: The Company offers lead generation services where it assists Prime Brokers, Retail Brokers and other financial institutions in building their B2B business by stimulating and capturing the interest of potential customers in their products or services for developing sales.

Technology Solutions

The Company’s suite of proprietary technology solutions is designed to provide a benefit to all operating aspects of our customers’ business. Because of our technology solutions, customers can enhance their trading revenues and reduce operating costs. The Company provides technical support for all its products.

Condor Risk Management Back Office for MT4 Platform: The Company’s Condor Risk Management provides the comprehensive back-office functionality that is not available with MT4 Platform, an electronic trading platform widely used by online retail foreign exchange speculative traders. Condor Risk Management is also compatible with other FIX based online trading platforms as major OTC front-end trading platforms and systems do not have complete back-office and customer relationship management functionality.

Condor Risk Management is designed to mitigate operational and trading risks and increase operational efficiencies of Online FX brokerages. Condor Risk Management offers full flexible integration capabilities to all industry accepted FIX trading platforms including MT4, MT5, eToro OpenBook, Plus500 Trader, TradeStation, and xStation. This solution allows customers to manage straight – through – processing (STP) trades as all trades are auto recorded from one or multiple front-end dealing platforms. Condor Risk Management covers the entire range of financial products including but not limited to FX, and other OTC products. Condor Risk Management handles trade confirmations, payments, settlements, accounting, statements, introducing broker’s reports, and all maintenance regulatory and audit activities.

Based on the internal policies and specific needs of customers, Condor Risk Management can be customized to fit the operating workflows, payments and trade confirmations. Some of the regulated OTC Online Brokers rely on Condor Risk Management for its wide-ranging instrument coverage, flexible configuration, and efficient error-free processing. Condor Risk Management allows customers to process and manage a broad range of financial instruments: FX, Indices, and other financial instruments. The Company has successfully tested and integrated Condor Risk Management with many leading front-end trading and dealing platforms and systems. All trades are seamlessly passed on from the front end (single or multiple) to Condor Risk Management for trade confirmation, trade settlement and general ledger accounting and trial balances.

The Company earns a recurring monthly maintenance fee for the use of its Condor Risk Management Back Office (See Note 2).

F-34

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Business Description and Nature of Operations (continued)

Technology Solutions (continued)

Condor FX Pro Trading Terminal: The Company intends to expand its product offering further by launching and promoting Condor FX Pro Trading Terminal. Condor FX Pro is a state-of-the-art multi-asset algorithmic trading platform allowing traders to trade different instruments, such as FX, and other OTC products via a simple and unified user interface, which will be initially available as a desktop option. This algorithmic multi-asset trading platform benefits our customers as they will be able to offer an all-in-one trading system for retail traders, proprietary traders, quantitative hedge funds, and investment banks. Condor FX Pro enables the development, simulation, and execution of multiple complex strategies.

Our development team comprises industry experts who are in the process of designing the Condor FX Pro to be a Java-based algorithmic trading platform that enables traders to rapidly develop, simulate, deploy and automate any quantitative trading strategy for any FX and other OTC market. Some of the other potential benefits are:

●	Automation: Quantitative trading strategies can be fully automated.
●	Speed & Capacity: Huge volumes of market data are auto processed, immediately analyzed and acted upon at nanosecond high speed – up to 50,000 trades per second.
●	Fully Customizable: For qualified brokers and upon purchasing a full license, the Company may provide access to source code to create user-specific trading customization. Third-party libraries can be integrated.
●	Cost Sensitive: Brokers can use already developed built-in features without the need for any further development.
●	Condor FX Pro MT4 Plugin: which allows clients to trade on the Condor or Metrader front end through a single wallet trading account.
●	24/7 Customer Support: Comprehensive support is available for installation and customization. Onsite and remote training and consulting are available.

The Company plans to earn a competitive one-time set-up fee and recurring monthly maintenance fees for Condor FX Pro Trading Platform from its potential customers (See Note 2).

Condor Pricing Engine (Condor PE): The Company is modifying, upgrading and improving an existing third-party technology into a superior FX e-commerce solution that will enable brokers to combine smart liquidity management/ aggregation, risk management, multiple pricing, smart order routing system, and execution into a single end-to-end platform. This technology will allow brokers to benefit from algorithm trading, fragmented OTC pricing, and intelligent auto hedging.

Condor PE shall allow brokers to combine current real-time pricing from multiple liquidity sources and analyze historical data to identify favorable trading conditions on a real time basis quickly. The Condor PE helps key components of OTC Online brokers.

These include:

●	Risk Management team to instantly access different pricing streams, view multiple liquidity providers and rapidly changing currency prices and quotes to manage counterparty risks.
●	OTC Traders can automate the processing of orders.
●	Brokers can organize with Condor PE to view the best bid/ask spread across multi-asset instruments instantly, optimize smart order routing for best execution across all connected markets, and grow profits with trade execution for market conditions and specific trading venues.
●	Condor PE market is dealing capabilities, aggregated views and electronic access for traders to submit orders allow firms to offer the best prices while managing counterparty risk.
●	Brokers can protect against excessive trading risk exposure, optimize trading profits through intelligent auto-hedging on per-client bases.
●	Condor PE internalization execution features help maintain a competitive advantage in fast-moving markets.

The Company plans to offer this technology to qualified Customers for a minimum monthly maintenance fee and a potential profit sharing model (See Note 2).

F-35

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Business Description and Nature of Operations (continued)

Customized Software Development

The Company has a highly experienced software team, which has developed successful forex software solutions for major forex industry leaders. Our solutions are cost-effective, error-free, and seamless and delivered on time. In most cases, the Company takes on design-build software development projects for customers, where the Company develops the project to meet the design criteria and performance requirements as specified in the Software Development Agreement (“Agreement”). These projects often include customized front-end and back-end development for OTC Online brokers. The Company specializes in several computer programming languages such as C#, java, scala, c++, delphi, php,NET, JavaScript, angularjs to name a few. Further, the Company has expertise in several relational database management systems including but not limited to Oracle, MSSQL, and MySQL, and provides server maintenance, management, and security services to its customers.

The Company is paid a monthly software development fee for the term of the Agreement (See Note 2).

Business Strategy

Our experienced management and in-house software development team have carefully designed various B2B business solutions to meet the needs of OTC Online Brokers. Our solution targets OTC Online brokers of all sizes and stages - whether our potential customer is a start-up company or an established OTC Online broker, it is easier, less risky, and more cost efficient for customers to enter Prime of Prime or OTC Online broker space using our turnkey solution. Our advisory services and proprietary technologies enable customers to adapt to regulatory changes and market shifts quickly while enhancing the end-user/trader experience.

We intend to grow our core business, increase market share, and improve profitability principally by deploying the following growth strategies:

●	Continue to enhance and promote our core proprietary technologies and business solutions including but not limited to Condor Risk Management Back Office, SYOPB, SYOB and introduce other innovative trading tools for B2B marketspace and futures markets;
●	Future growth will depend on the timely development and successful distribution of Condor FX Pro Trading Platform and Condor Pricing Engine;
●	Increase our software development capabilities to develop disruptive and next generation technologies to grow software license revenues;
●	Strategically expand our operations in Asia and Europe, and grow customer base through accretive acquisitions, opportunistic investments, and beneficial partnerships; and
●	Recognize and enter high-growth markets to expand our services to meet the demand for other financial products to cater to retail or non-professional customers.

Marketing and Sales

The Company aims to be flexible and responsive to its sales and marketing strategies to provide an omnichannel customer experience. Therefore, our primary focus is on different customer acquisition channels to expand our customer base. The Company is actively being integrating both digital (online marketing, website, blogs, and social media) and traditional channels (conferences, trade shows, phones, direct meeting) effectively as we are aware that one-size-fits-most customers do no longer work.

F-36

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Business Description and Nature of Operations (continued)

Business Strategy (continued)

We implement an effective marketing funnel where we map out our customer’s journey from when a customer is a lead and then put specific strategies in place that will encourage them to move through this funnel. We create awareness of our solutions through direct marketing strategy, where we use a combination of approaches. This includes but not limited to online banner advertising, SEO marketing, email outreach, event promotion, including educational seminars, conferences, and public and media relations, all of which are designed at driving prospective customers to Forexdevelopment.com or encourage them to contact one of our specialists. We also encourage customers to participate in the demo or webinar or consultation call where our expert shows them why they need our solutions and exactly how it will benefit them.

We also utilize many indirect channels where a network of industry professionals, introducing and referring brokers (collectively “RB/IB”) as third parties promote our services in exchange for performance-based compensation. In most cases, RB/IB carry out the lead generation function while our staff provides the customer and technical service.

Most of the marketing and branding initiatives are taken in-house by our team where we effectively leverage social media, content marketing, and integrated models to keep the continuity of our message and maintain critical customer relationships on a one on one basis.

Subsidiaries of the Company

In April 2016, the Company established its wholly owned subsidiary – FRH Prime Ltd. (“FRH Prime”), a company, incorporated under section 14 of the Companies Act 1981 of Bermuda. In January 2017, FRH Prime established its wholly owned subsidiary – FXClients Limited (“FXClients”) under the United Kingdom Companies Act 2006 as a private company. Both FRH Prime and FXClients are established to conduct financial technology service activities.

Industry and Competitive Analysis

The OTC/FX trading technology vendor market is highly fragmented and extremely competitive. The Company faces both direct and indirect competition. In many cases we compete with our customers - OTC Online brokers, as often they have their proprietary trading solutions. These solutions include but not limited to the trading platform – desktop, web based and mobile, algo trading platform, social trading platform, high frequency trading platform, bridge technologies, back office, FX e-commerce, CRMs, risk management tools, FX education tools, and other necessary software needed to access OTC marketplace.

We face direct competition from retail platform providers such as MetaQuotes, cTrader, SIRIX Trader, xStation, FXTM, ActTrader, Fortex, AvaTrade, Plus500, and several others. Further, many social trading platforms allow traders to share their trades and trade ideas with other traders. These forex networks which offer both social trading and community aspect, as well as auto trading capabilities allow the end user to automatically copy or mirror the trades from other traders on the network in their trading account. Some of the popular social trading platforms are ZuluTrade, ‘etoro’, Ayondo, Tradeo, Copyop, Instaforex, and others. Institutional traders worldwide use FlexFX, Currenex, Integral, Hotspot, and MaxxTrader to name a few, where customers get access to liquidity, manage execution and aggregate liquidity across the spot, forwards, swaps, non-deliverable forwards and precious metals.

Some of our competitors offer a complete suite of technology solutions including but not limited to software, solutions, services and trading platforms to institutional and retail brokerage firms in the foreign exchange, & spot metals marketplace. These integrated technology solution providers include companies like Forexware, Shift Forex, Integral, Leverate, and others.

Board of Directors

The Company currently has three directors.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of FDCTech, Inc. and its wholly owned subsidiary. The Company has prepared the consolidated financial statements in a manner consistent with the accounting policies adopted by the Company in its financial statements. The Company has measured and presented the consolidated financial statements of the Company in US Dollars, which is the currency of the primary economic environment in which the Company operates (also known its functional currency). In April 2016, the Company established its wholly owned subsidiary – FRH Prime Ltd. (“FRH Prime”), a company, incorporated under section 14 of the Companies Act 1981 of Bermuda. In January 2017, FRH Prime established its wholly owned subsidiary – FXClients Limited (“FXClients”) under the United Kingdom Companies Act 2006 as a private company. Both FRH Prime and FXClients are established to conduct financial technology service activities. There have been no significant operating activities in FXClients.

F-37

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Business Description and Nature of Operations (continued)

Financial Statement Preparation and Use of Estimates

The Company’s consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates include revenue recognition, the allowance for doubtful accounts, website and internal-use software development costs, recoverability of intangible assets with finite lives and other long-lived assets. Actual results could materially differ from these estimates.

Cash and Cash Equivalents

Cash includes demand deposits with banks or financial institutions. The Company regularly maintains cash in excess of federally insured limits at financial institutions.

Accounts Receivable

Accounts Receivable primarily represents the amount due from eight (8) customers for which almost all our revenues are generated. In some cases, Receivables from the customer are due immediately on demand, however, in most cases the Company offers net 30 terms or n/30, where the payment is due in full from 30 days after the date of the invoice. The allowance for doubtful accounts is based on the Company’s assessment of the collectability of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, credit quality, the age of the accounts receivable balances, economic conditions that may affect a customer’s ability to pay and expected default frequency rates. Trade receivables are written off at the point when they are considered uncollectible.

At March 31, 2018 and December 31, 2017, the Company has determined that allowance for doubtful accounts was $7,000 and $19,000 respectively. Bad debt expense for the three months ended March 31, 2018 and 2017 was $24,675 and $0 respectively.

Sales, Marketing and Advertising

The Company recognizes sales, marketing, and advertising expenses when incurred.

The Company incurred approximately $25,706 and $43,641 in sales, marketing and advertising costs (“sales & marketing”) for the three months ended March 31, 2018 and 2017 respectively. The sales & marketing cost mainly included travel costs for tradeshows, customer meet and greet, online marketing on industry websites, press releases, and public relation activities. The sales, marketing, and advertising expenses represented 24.84% and 45.72% of the sales for the three months ended March 31, 2018 and 2017 respectively.

Office Lease

At present, the Company leases office space at 1460 Broadway, New York, NY 10036. As per the Commitment Term of the lease (“Agreement”), this Agreement shall continue on a month-to-month basis (any term after the Commitment Term a “Renewal Term”). The Commitment Term and all subsequent Renewal Terms shall constitute the “Term.” The Company may terminate this Agreement by delivering to the lessor Form (“Exit Form”) at least one (1) full calendar month prior to the month in which the Company intends to terminate this Agreement (“Termination Effective Month”). The rent payment or membership fee at the office is $890 per month and is included in the General and administrative expense. From January 1, 2018 to July 31, 2018, the Company has received a discount of $890 per month on its rent payment.

F-38

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) consulting services have been rendered and software delivered to the customer, (iii) the fee is fixed or determinable and (iv) collectability is reasonably assured. In instances where final acceptance of the product, system, or solution is specified by the customer, revenue is deferred until all acceptance criteria have been met. Software subscription revenue is deferred and recognized ratably over the subscription term upon delivery of the first product and commencement of the term. Technical support and consulting services revenue are deferred and recognized ratably over the period during which the services are to be performed, which is typically one (1) year. Transactional advanced services revenue is recognized upon delivery or completion of performance milestones.

The Company considers a signed agreement, a binding contract with the customer or other similar documentation reflecting the terms and conditions under which products or services will be provided to be persuasive evidence of an arrangement.

Revenue from Consulting Services

The Company enters into legally enforceable rights and obligations consulting service contract with its customers which include turnkey business solutions – Start-Your-Own-Brokerage (“SYOB”) and Start-Your-Own-Prime Brokerage (“SYOPB”). The Company delivers goods and services at each stage where Customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer. The contract contains performance obligations as listed below which are separately identifiable from other promises in the contract.

●	Develops and Implements Corporate Strategy,
●	Arranges Liquidity and Counterparty Risk Management,
●	Designs and Build B2B Website,
●	Trains and Develops B2B Sales and Marketing Division,
●	Provides Marketing and Branding Material,
●	Integrates Condor Back Office to MT4, FIX Platform with Complete Technical Support,
●	And other services necessary to operate a successful Primer Brokerage business.

The Company recognizes the consulting revenues when the Customer obtains control of above deliverables. Further, the Company has an enforceable right to payment for performance completed monthly. According to U.S. GAAP, the Company considers its consulting service contracts as mainly simple fixed price contracts for an initial term of one (1) year. As compensation for the consulting services rendered by the Company, the customer agrees to pay in cash (all quoted in U.S. Dollars) a non-refundable non-recurring set-up fee and a monthly recurring maintenance fee.

In some cases, the Company may earn variable revenue based on profit sharing from Customer. In such situations, the Company uses the mostly likely amount method – the single most likely contract outcome, where it is entitled to earn a minimum maintenance fee.

The Company estimates that it receives fair market value for its services based on the estimation that the price that the customer would pay for similar goods or services in the forex market. According to the terms and conditions of the contract, the Company invoices the customer at the beginning of the month for services which are delivered for the month. The invoice amount is due upon receipt. The Company recognizes the revenue at the end of each month which is equal to the invoice amount.

Revenue from Technology Solutions

The Company enters into a legally enforceable rights and obligations technology solutions contract with its customers which include licensing and volume (usage/metered) fees of its technology solutions:

●	Condor Risk Management Back Office for MT4 Platform (licensing and volume-based fees)
●	Condor FX Pro Trading Terminal
●	Condor Pricing Engine
●	Sale of Source Code

After receiving the signed copy of the contract, the Company transfers all the ownership, and access to above mentioned technology solutions to the customer along with login credentials. According to U.S. GAAP, the Company considers its technology solution contracts as mainly simple fixed price contracts, independent of many users, and for an initial term of one (1) year. As compensation for these technology solutions delivered by the Company, the customer agrees to pay in cash (all quoted in U.S. Dollars) a non-refundable recurring monthly usage fee. The Company does not provide any concessions and extensions to make the revenues uncollectible.

F-39

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

The Company estimates that it receives fair market value for its services based on the estimation that the price that the customer would pay for similar goods or services in the forex market. According to the terms and conditions of the contract related to Technology Solutions is considered as software-as-a-service (“SaaS”), excluding the sale of Source Code, where revenue is recognized under a multiple-element arrangements. The Company invoices the customer at the beginning of the month for services which are delivered for the month. The invoice amount is due upon receipt. The Company recognizes the revenue at the end of each month which is equal to the invoice amount. In such situations, Company’s revenues consist of SaaS offerings, time-based software subscriptions, and perpetual software license sale arrangements that also, typically, include hardware, maintenance/technical support and professional services elements associated with the agreement. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. Software and software-related elements are recognized in accordance with Accounting Standards Codification (“ASC”) 985-605 Software Revenue Recognition. In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 supersedes a majority of existing revenue recognition guidance under US GAAP and requires companies to recognize revenue when it transfers goods or services to a customer in an amount that reflects the consideration to which a company expects to be entitled and is effective date for fiscal years beginning after December 15, 2017. Non-software revenue elements of Technology Solutions are recognized in accordance with ASC 605-25.

Revenue Recognition Multiple-Element Arrangements. Since we currently offer our software solutions under either a perpetual license, time-based subscription or SaaS model, revenue recognition timing varies based on which form of software rights the customer purchases. In June 2017, the Company entered initial due diligence and advanced negotiation with technology division of a qualified bank for the sale of its source code (“code”) of FX trading platform (“Platform”) on a non-exclusive basis. The Company entered into a definitive asset purchase agreement on July 19, 2017 to sell the code, installation, and future development for a value of two hundred and fifty thousand ($250,000) dollars, which was divided into two parts. The first part was the sale of source code and installation and the second part consisted of the future development of the Platform, which is not essential to the functionality of the Platform, as third parties or customer(s) themselves can perform these services. By December 31, 2017, the Company has received the two installments totaling one hundred and sixty thousand ($160,000) dollars for the source code and successful installation of the Platform. The Company has recognized the revenue of $160,000 for the fiscal year ended December 31, 2017. At March 31, 2018, under this asset purchase agreement, the Company write-off software development revenue equaling $18,675 for fiscal year ended December 31, 2017 for accounts receivable which were over ninety days.

As per the Agreement, the sale of the source code is a multiple-element arrangement that includes software, installation, maintenance/support, development, and professional services. In such SaaS arrangement the Company allocates the value of the SaaS arrangement to each separate unit of accounting based on vendor-specific objective evidence (“VSOE”) of selling price, when it exists, third-party evidence of selling price for like services or best estimated selling price. Revenue allocated to the SaaS/software subscription element is recognized ratably over the non-cancellable term of the SaaS/subscription service. Revenue allocated to software licensing and non-software elements, and other units of accounting included in the arrangement are recognized as below:

Revenue from Sale of Software Under Multiple-Element Arrangement

●	the sale of source code recognized on the date the Company deliver the software to the customer if VSOE of fair value exists for all undelivered elements of the software arrangement,
●	If VSOE of fair value does not exist for an undelivered element, we defer the entire software arrangement and recognize it ratably, over the remaining non-cancellable maintenance term, after we have delivered all other undelivered elements,
●	VSOE of fair value for our maintenance, training and installation services on the prices charged for these services when sold separately.

Revenue from Sale of Professional Services, Technical Support, and Maintenance Under Multiple-Element Arrangement

●	these elements are not essential to the functionality of the software and as such are treated as non-software elements for revenue recognition purposes;
●	professional services offerings which typically include data migration, set up, training, additional development, and implementation services are also not essential to the functionality of our products, as third parties or customers themselves can perform these services. Set up and implementation services typically occur at the start of the software arrangement while specific other professional services, depending on the nature of the services and customer requirements, may occur several months later. The Company can reasonably estimate professional services performed for a fixed fee and recognize them on a proportional performance basis. The Company recognizes revenue for professional services engagements billed on a time and materials basis as we deliver the services. The Company recognizes revenues on all other professional services engagements upon the earlier of the completion of the services deliverable or the expiration of the customer’s right to receive the service.
●	technical support and maintenance revenues are recognized ratably over the non-cancellable term of the support agreement. Initial maintenance/support terms are typically one to three years and are renewable on an annual basis.

The Company does not recognize revenue for agreements with rights of return, refundable fees, cancellation rights or substantive acceptance clauses until these return, refund or cancellation rights have expired or acceptance has occurred. Our arrangements with resellers do not allow for any rights of return.

Deferred revenue includes amounts received from customers in excess of revenue the Company recognizes, and is comprised of deferred maintenance, service and other revenue. The Company recognizes deferred revenues when the Company completes the service and over the terms of the arrangements, primarily ranging from one to three years.

F-40

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue from Software Development

The Company takes on design-build software development projects for customers, where the Company develops the project to meet the design criteria and performance requirements as specified in the Software Development Agreement (“Agreement”). The Agreement is legally enforceable rights and obligations contract, mainly simple fixed price contracts, and valid for the duration of the project.

These projects often include customized front-end and back-end development for OTC Online brokers. The Company is paid a monthly software development fee for the term of the Agreement. The Company has included revenues from technical support and after sale development it provides as part of the sale of Source Code under the Software Development.

According to the terms and conditions of the contract, the Company invoices the customer at the beginning of the month for services which are delivered for the month. The invoice amount is due upon receipt. The Company recognizes the revenue at the end of each month which is equal to the invoice amount.

Concentrations of Credit Risk

Cash

The Company maintains its cash balances at a single financial institution. The balance exceeds FDIC limits as of March 31, 2018 and December 31, 2017.

Revenues

For the three months ended March 31, 2018 and 2017, the Company had twelve (12) and five (5) active customers respectively. Revenues generated from top three customers represented approximately 71.14% and 87.08% of total revenue for the three months ended March 31, 2018 and 2017 respectively.

Accounts Receivable

At March 31, 2018 and December 31, 2017, Company’s top four (4) customers comprise roughly 97.09% and 62.68% of total A/R, respectively. The loss of any of the top four customers would have a significant impact on the Company's operations.

Legal Proceedings

The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to pending legal proceedings when the loss is considered probable and the amount can be reasonably estimated. Where a range of loss can be reasonably estimated with no best estimate in the range, the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability related to pending legal proceedings and revises its estimates and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded to expense as incurred.

The Company currently is not involved in any litigation.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with the applicable FASB ASC 360, Property, Plant and Equipment. Under the standard, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, when the carrying value of the asset exceeds the fair value. At March 31, 2018 and December 31, 2017 there are no impairment charges.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. Under this method, deferred tax assets and liabilities are calculated based upon the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using the enacted tax rates that are applicable in each year.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely to be realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments, and which may not accurately forecast actual outcomes. The Company includes interest and penalties related to tax contingencies in the provision of income taxes in the consolidated statements of operations. Management of the Company does not expect the total amount of unrecognized tax benefits to change in the next 12 months significantly.

F-41

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

Software Development Costs

In accordance with ASC 985-20, Software development costs, including costs to develop software sold, leased, or otherwise marketed, that are incurred after the establishment of technological feasibility are capitalized if significant. Capitalized software development costs are amortized using the straight-line amortization method over the estimated useful life of the applicable software. By the end of February 2016, the Company completed the activities (planning, designing, coding, and testing) necessary to establish that it can produce the Condor FX Back Office for MT4 Version 2.0 and Condor FX Pro Trading Terminal Version 4.5 meet its design specifications. The Company estimates useful life of the software to be three (3) years.

Amortization expense was $2,160 and $2,160 for the three months ended March 31, 2018 and 2017 respectively and is included in the Cost of Sales.

Costs incurred during the application development stage for internal-use software are capitalized if significant. Such software development costs required to be capitalized have not been material to date.

Convertible Debentures

Accounting for convertible instruments (ASC 470-20), convertible instruments (primarily convertible debt and convertible preferred stock) should be further analyzed when the embedded conversion feature is not bifurcated pursuant to ASC 815, including ASC 815-40, because there may be further accounting for the conversion option.

The cash conversion guidance in ASC 470-20, Debt with Conversion and Other Options, is considered when evaluating the accounting for convertible debt instruments (this includes certain convertible preferred stock that is classified as a liability) to determine whether the conversion feature should be recognized as a separate component of equity. The cash conversion guidance applies to all convertible debt instruments that upon conversion may be settled entirely or partially in cash or other assets where the conversion option is not bifurcated and separately accounted for pursuant to ASC 815.

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20, Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

As of March 31, 2018 and December 31, 2017, the conversion features of conventional FRH Group convertible notes dated February 22, 2016, May 16, 2016, and November 17, 2016 (See Note 8) provide for a rate of conversion that is above the market value. As a result, there is no feature characterized as a beneficial conversion feature (“BCF”). As the value of stocks at issuance date of the FRH Group convertible notes was below the floor conversion price, the value of convertible option of each note is negligible. For FRH Group convertible note dated April 24, 2017, the value of the stock at issuance date was above the floor conversion price, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” As a result, the convertible debt is recorded net of the discount related to the BCF and as of December 31, 2017, the Company has amortized the discount of $97,996 to interest expense at the date of issuance because the debt is convertible at the date of issuance.

The $97,996 amount equals to the intrinsic value and was allocated to additional paid-in capital in 2017.

F-42

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

Basic and Diluted Loss per Share

The Company follows ASC 260, Earnings Per Share, to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. As of March 31, 2018, and December 31, 2017, the Company had approximately 68,533,332 basic and dilutive shares issued and outstanding. The Company had approximately 15,000,000 million potentially dilutive shares related to three outstanding FRH Group convertible notes which were excluded from the diluted net loss per share as the effects would have been anti-dilutive. During the period ended March 31, 2018 and fiscal year ended December 31, 2017, common stock equivalents were anti-dilutive due to a net loss for the period, hence they are not considered in the computation.

Reclassifications

Certain prior period amounts were reclassified to conform to the current year’s presentation. None of these classifications had an impact on reported operating loss or net loss for any of the periods presented.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific requirements. ASU 2014-09 establishes a five-step revenue recognition process in which entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09 by one (1) year. ASU 2014-09 will be effective for the Company during the period beginning after December 15, 2018. Management is currently evaluating the impact the adoption of ASU 2014 - 09 will have on the Company’s consolidated financial position, results of operations or cash flows. The Company currently anticipates applying the modified retrospective approach when adopting the standard.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements Going Concern, which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one (1) year after the date the financial statements are issued and provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016 and interim periods thereafter. The guidance did not have a material impact on the Company’s consolidated financial statements.

In April 2015, FASB issued ASU 2015-03, simplifying the Presentation of Debt Issuance Costs, which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs on the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of debt issuance costs will continue to be reported as interest expense. ASU 2015-03 is effective for annual reporting periods beginning after December 15, 2015. Early adoption is permitted. The guidance did not have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments to this standard are effective for fiscal years beginning after December 15, 2019. Early adoption of the amendments in this standard is permitted for all entities and the Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently in the process of evaluating the effect this guidance will have on its consolidated financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

F-43

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. MANAGEMENT'S PLANS

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. At March 31, 2018 and December 31, 2017, the accumulated deficit was $744,014 and $638,717 respectively.

During the three months ended March 31, 2018 and 2017, the Company incurred a net loss of $105,297 and $151,949 respectively.

The Company’s ability to continue as a going concern may be dependent on the success of management’s plans discussed below. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

To the extent the Company’s operations are not sufficient to fund the Company’s capital requirements, the Company may attempt to enter into a revolving loan agreement with financial institutions or attempt to raise capital through the sale of additional capital stock or through the issuance of debt.

During the three months ended March 31, 2018 and 2017, the Company issued no convertible note(s), see note 8.

The Company intends to continue its efforts in enhancing its revenue from its diversified portfolio of technological solutions and becoming cash flow positive, as well as raising funds through private placement offering and debt financing. See Note 8 for Notes Payable. In the future, as the Company increases its customer base across the globe, the Company intends to acquire long-lived assets that will provide a future economic benefit beyond fiscal 2018.

NOTE 4. CAPITALIZED SOFTWARE COSTS

During the three months ended March 31, 2018 and 2017, the estimated remaining weighted-average useful life of the Company’s capitalized software was three (3) years. The Company recognizes amortization expense for capitalized software on a straight-line basis.

At March 31, 2018 and December 31, 2017, the gross capitalized software asset was $374,155 and $320,302 respectively. During the three months ended the accumulated software depreciation and amortization expenses were $15,840 and $13,680 respectively. As a result, the unamortized balance of capitalized software at March 31, 2018 and December 31, 2017 was $358,315 and $306,622 respectively.

NOTE 5. PROPERTY AND EQUIPMENT

At March 31, 2018, the Company rents its servers, computers and data center from an unrelated third party. Furniture and fixtures, and any leasehold improvements are provided by the lessor at 1460 Broadway, New York, NY 10036 under the rent Agreement as discussed in Note 2.

NOTE 6. RELATED PARTY TRANSACTIONS

In April 2016, the Company established its wholly owned subsidiary – FRH Prime Ltd. (“FRH Prime”), a company, incorporated under section 14 of the Companies Act 1981 of Bermuda. In January 2017, FRH Prime established its wholly owned subsidiary – FXClients Limited (“FXClients”) under the United Kingdom Companies Act 2006 as a private company. Both FRH Prime and FXClients are established to conduct financial technology service activities. For the for the three months ended March 31, 2018 and March 31, 2017, FRH Prime has generated volume rebates of $2,696 and $258 respectively from Condor Risk Management Back Office for MT4 Platform. There have been no significant operating activities in FXClients.

Between February 22, 2016 and April 24, 2017, the Company borrowed $1,000,000 from FRH Group, a founder and principal shareholder of the Company (“FRH”). The Company executed Convertible Promissory Notes, due between February 28, 2018 and April 24, 2019. The Notes are convertible into common stock initially at $0.10 per share but may be discounted under certain circumstances, but in no event, will the conversion price be less than $0.05 per share. The Notes carry an interest rate of 6% per annum which is due and payable at the maturity date.

Between March 15 and 21, 2017, subject to the terms and conditions of the Stock Purchase Agreement, the Company issued 1,000,000 shares to Susan Eaglstein and 400,000 shares to Brent Eaglstein for a cash amount of $70,000. Ms. Eaglstein and Mr. Eaglstein are the Mother and Brother, respectively, of Mitchell Eaglstein, who is the CEO and Director of the Company.

F-44

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. LINE OF CREDIT

From June 24, 2016, the Company obtained an unsecured revolving line of credit of $35,000 from Bank of America to fund various purchases and travel expenses for the Company. The line of credit has an average interest rate at the close of business on March 31, 2018 for purchases and cash drawn at 12% and 25% respectively. As of March 31, 2018, the Company is in compliance with terms and conditions of the line of credit. At March 31, 2018 and December 31, 2017 the outstanding balance was $9,907 and $17,247, respectively.

NOTE 8. NOTES PAYABLE – RELATED PARTY

Convertible Notes Payable

On February 22, 2016, the Company issued and promised to pay a convertible note to FRH Group Ltd. (“FRH Group”, shareholder) for the principal sum of One Hundred Thousand and 00/100 Dollars ($100,000) on February 28, 2018 (the “Maturity Date”). The Company will pay the outstanding principal amount of this Note, together with interest at 6% per annum, in cash on the Maturity Date to the registered holder of this Note. In the event the Company does not make, when due, any payment of principal or interest required to be made the Company will pay, on demand, interest on the amount of any overdue payment of principal or interest for the period following the due date of such payment, at a rate of ten percent (10%) per annum (See Note 14 – Subsequent Events).

The initial conversion rate would be $0.10 per share or 1,000,000 shares if the entire Note was converted, subject to adjustments in certain events as set forth below. If the fair market value of the Company’s common stock is less than $0.10 per share, the conversion price shall be discounted by 30%, but in no event, will the conversion price be less than $0.05 per share with a maximum of 2,000,000 shares if the entire Note was converted, subject to adjustments in certain events. No fractional Share or scrip representing a fractional Share will be issued upon conversion of the Notes.

On May 16, 2016, the Company issued and promised to pay a convertible note to FRH Group for the principal sum of Four Hundred Thousand and 00/100 Dollars ($400,000) on May 31, 2018 (the “Maturity Date”). The Company will pay the outstanding principal amount of this Note, together with interest at 6% per annum, in cash on the Maturity Date to the registered holder of this Note. In the event the Company does not make, when due, any payment of principal or interest required to be made the Company will pay, on demand, interest on the amount of any overdue payment of principal or interest for the period following the due date of such payment, at a rate of ten percent (10%) per annum (See Note 14 – Subsequent Events).

The initial conversion rate would be $0.10 per share or 4,000,000 shares if the entire Note was converted, subject to adjustments in certain events as set forth below. If the fair market value of the Company’s common stock is less than $0.10 per share, the conversion price shall be discounted by 30%, but in no event, will the conversion price be less than $0.05 per share with a maximum of 8,000,000 shares if the entire Note was converted, subject to adjustments in certain events. No fractional Share or scrip representing a fractional Share will be issued upon conversion of the Notes.

On November 17, 2016, the Company issued and promised to pay a convertible note to FRH Group for the principal sum of Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000) on November 30, 2018 (the “Maturity Date”). The Company will pay the outstanding principal amount of this Note, together with interest at 6% per annum, in cash on the Maturity Date to the registered holder of this Note. In the event the Company does not make, when due, any payment of principal or interest required to be made the Company will pay, on demand, interest on the amount of any overdue payment of principal or interest for the period following the due date of such payment, at a rate of ten percent (10%) per annum.

The initial conversion rate would be $0.10 per share or 2,500,000 shares if the entire Note was converted, subject to adjustments in certain events as set forth below. If the fair market value of the Company’s common stock is less than $0.10 per share, the conversion price shall be discounted by 30%, but in no event, will the conversion price be less than $0.05 per share with a maximum of 5,000,000 shares if the entire Note was converted, subject to adjustments in certain events. No fractional Share or scrip representing a fractional Share will be issued upon conversion of the Notes.

F-45

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Notes Payable Related Party (continued)

On April 24, 2017, the Company issued and promised to pay a convertible note to FRH Group for the principal sum of Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000) on April 24, 2019 (the “Maturity Date”). The Company will pay the outstanding principal amount of this Note, together with interest at 6% per annum, in cash on the Maturity Date to the registered holder of this Note. In the event the Company does not make, when due, any payment of principal or interest required to be made the Company will pay, on demand, interest on the amount of any overdue payment of principal or interest for the period following the due date of such payment, at a rate of ten percent (10%) per annum.

The initial conversion rate would be $0.10 per share or 2,500,000 shares if the entire Note was converted, subject to adjustments in certain events as set forth below. If the fair market value of the Company’s common stock is less than $0.10 per share, the conversion price shall be discounted by 30%, but in no event, will the conversion price be less than $0.05 per share with a maximum of 5,000,000 shares if the entire Note was converted, subject to adjustments in certain events. No fractional Share or scrip representing a fractional Share will be issued upon conversion of the Notes.

FRH Group Note Summary

Date of Note:	2/22/2016	5/16/2016	11/17/2016	4/24/2017
Original Amount of Note:	$100,000	$400,000	$250,000	$250,000
Outstanding Principal Balance:	$100,000	$400,000	$250,000	$250,000
Maturity Date (1):	9/30/2018	9/30/2018	11/30/2018	4/24/2019
Interest Rate:	6%	6%	6%	6%
Date to which interest has been paid:	Accrued	Accrued	Accrued	Accrued
Conversion Rate:	$0.10	$0.10	$0.10	$0.10
Floor Conversion Price:	$0.05	$0.05	$0.05	$0.05

(1) Note Extension – The Convertible Promissory Note due February 28, 2018, note face value $100,000, coupon 6%, dated February 22, 2016, was amended to extend the original maturity date from February 28, 2018, to May 16, 2018. This Convertible Promissory Note due May 16, 2018 is extended to September 30, 2018. The Convertible Promissory Note due May 31, 2018, note face value $400,000, coupon 6% issue, dated May 16, 2016, was amended to extend the original maturity date from May 31, 2018, to September 30, 2018. The Company, by execution of the note extension agreement, represents and warrants that as of the date hereof, no Event of Default exists or is continuing concerning the Promissory Note.

At March 31,2018, the current portion of convertible notes payable and accrued interest was $750,000 and $65,117 respectively. The non-current portion of convertible notes payable and accrued interest was $250,000 and $26,792 respectively.

At December 31,2017, the current portion of convertible notes payable and accrued interest was $750,000 and $52,617 respectively. The non-current portion of convertible notes payable and accrued interest was $250,000 and $24,292 respectively.

F-46

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. COMMITMENTS AND CONTINGENCIES

Office Facility and Other Operating Leases

Rental expense was $650 and $12,300 for the three months ended March 31, 2018 and 2017 respectively. The rent payment or membership fee at the office is $890 per month and is included in the General and administrative expense. From January 1, 2018 to July 31, 2018, the Company has received a discount of $890 per month on its rent payment.

Employment Agreement

The Company has not entered into a formalized employment agreement with its Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”), collectively Officers. From July 2016, the Company is paying a monthly compensation of $8,000 and $6,250 each per month to its CEO and CFO respectively with increases each succeeding year should the agreement be approved annually by the Company. Effective March 2018, the CEO has agreed to receive a monthly compensation of $6,250. There are also provisions for performance-based bonuses. These agreements have not been formalized.

Accrued Interest

At March 31, 2018 and December 31, 2017, Company’s exposure to cumulative accrued interest at 6% per annum on FRH Group Note(s) was $91,909 and $76,909 respectively.

Pending Litigation

Management is unaware of any actions, suits, investigations or proceedings (public or private) pending against or threatened against or affecting any of the assets or any affiliate of the Company.

NOTE 10. STOCKHOLDERS' DEFICIT

Authorized Shares

As of March 31, 2018, and December 31, 2017, the authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, par value $0.0001 per share and 100,000,000 shares of common stock, par value $0.0001 per share. As of March 31, 2018, and December 31, 2017, the Company had 68,533,332 and 68,533,332 respectively common shares issued and outstanding and 4,000,000 preferred shares issued and outstanding. The preferred stock has fifty votes for each share of preferred shares owned. The preferred shares have no other rights, privileges and higher claims on Company’s assets and earnings than common stock.

Preferred Stock

On December 12, 2016, the Board agreed to issue 2,600,000, 400,000 and 1,000,000 shares of Preferred Stock to Mitchell Eaglstein, Imran Firoz and FRH Group respectively as the founders in consideration of services rendered to the Company. As of March 31, 2018, the Company had 4,000,000 preferred shares issued and outstanding.

Common Stock

On January 21, 2016, the Company collectively issued 30,000,000 and 5,310,000 common shares at par value to Mitchell Eaglstein, and Imran Firoz respectively as the founders in consideration of services rendered to the Company.

On December 12, 2016, the Company issued 28,600,000 common shares to remaining two founding members of the Company.

On March 15, 2017, the Company issued 1,000,000 restricted common shares for platform development valued at $50,000. The Securities were issued with a restrictive legend.

On March 15, 2017, the Company issued 1,500,000 restricted common shares for professional services to three individuals valued at $75,000. The Securities were issued with a restrictive legend.

On March 17, 2017, subject to the terms and conditions of the Stock Purchase Agreement, the Company issued 1,000,000 shares to Susan Eaglstein for a cash amount of $50,000. The Securities were issued with a restrictive legend.

On March 21, 2017, subject to the terms and conditions of the Stock Purchase Agreement, the Company issued 400,000 shares to Bret Eaglstein for a cash amount of $20,000. The Securities were issued with a restrictive legend.

Ms. Eaglstein and Mr. Eaglstein are the Mother and Brother, respectively, of Mitchell Eaglstein, who is the CEO and Director of the Company.

F-47

FDCTECH, INC.

(Formerly known as Forex Development Corporation)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 10. Stockholders’ Deficit (continued)

From July 1, 2017, to October 03, 2017, the Company has issued 653,332 units for a cash amount of $98,000 under its offering Memorandum, where unit consists of one share of common stock and one Class A warrant (See Note 11).

On October 31, 2017, the Company issued 70,000 restricted common shares to management consultant valued at $10,500. The Securities were issued with a restrictive legend.

NOTE 11. WARRANTS

Effective June 1, 2017, the Company is raising $600,000 through a Private Placement Memorandum (the “Memorandum”) of up to 4,000,000 Units. Each unit (a “Unit”) consists of one share of Common Stock, par value $.0001 per share (the “Common Stock) and one redeemable Class a Warrant (the “Class A Warrant(s)”) of the Company. The Company closed the private placement effective December 15, 2017.

Each Class A Warrant entitles the holder to purchase one (1) share of Common Stock for $0.30 per share at any time until April 30, 2019 (‘Expiration Date’). The Securities were issued with a restrictive legend.

Information About the Warrants Outstanding During Fiscal 2017 Follows

Original Number of Warrants Issued	Exercise Price per Common Share	Exercisable at December 31, 2017	Became Exercisable	Exercised	Terminated / Canceled / Expired	Exercisable at March 31, 2018	Expiration Date
653,332	$0.30	653,332	-	-	-	653,332	April 2019

The Warrants are redeemable by the Company, upon thirty (30) day notice, at a price of $.05 per Warrant, provided the average of the closing bid price of the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation (“NASDAQ”) System (or the average of the last sale price if the Common Stock is then listed on the NASDAQ National Market System or a securities exchange), shall equal or exceed $1.00 per share (subject to adjustment) for ten (10) consecutive trading days prior to the date on which the Company gives notice of redemption. The holders of Warrants called for redemption have exercise rights until the close of business on the date fixed for redemption.

The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, no Warrant is subject to adjustment for issuances of Common Stock at a price below the exercise price of that Warrant.

NOTE 13. OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

NOTE 14. SUBSEQUENT EVENTS

The Convertible Promissory Note due February 28, 2018, note face value $100,000, coupon 6%, dated February 22, 2016, was amended to extend the original maturity date from February 28, 2018, to May 16, 2018. This Convertible Promissory Note due May 16, 2018 is extended to September 30, 2018. The Convertible Promissory Note due May 31, 2018, note face value $400,000, coupon 6% issue, dated May 16, 2016, was amended to extend the original maturity date from May 31, 2018, to September 30, 2018. The Company, by execution of the note extension agreement, represents and warrants that as of the date hereof, no Event of Default exists or is continuing concerning the Promissory Note.

The Company has evaluated subsequent events through June 21, 2018, the date these financial statements were available to be issued.

F-48

PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

FDCTECH, INC

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2018, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

33

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Item	Amount
SEC Registration Fee	$2,500
Transfer Agent Fees	2,500
Legal Fees	15,000
Accounting Fees	15,000
Printing Costs	1,000
Miscellaneous	14,000
TOTAL	$50,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Delaware General Corporation Law, as amended from time to time (the “Delaware General Corporate Law”), indemnify all of our directors and officers. Delaware Code Title 8 – Corporation §145 provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

34

RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years we have issued and sold the following securities without registration:

Common Stock

On January 21, 2016, the Company collectively issued 35,310,000 common shares to two founders. On December 12, 2016, the Company issued 28,600,000 common shares to the remaining two founding members of the Company.

On March 15, 2017, the Company issued 1,000,000 restricted common shares for platform development valued at $50,000. These restricted common shares were issued to Pavel Bronnikov and were capitalized under Capitalized software, net as shown on the balance sheet.

On March 15, 2017, the Company issued 1,500,000 restricted common shares equally to three consultants for services rendered valued at $75,000. These restricted common shares were issued to Peggy S. Reed, Brian D. Platt and William B. Barnett for services rendered to the Company.

Between March 15 and 21, 2017, subject to the terms and conditions of the Stock Purchase Agreement, the Company issued 1,400,000 shares to two investors for a cash amount of $70,000. The Stock Purchase Agreement with immediate family members of Mitchell Eaglstein, who is the CEO and Director of the Company.

From July 1, 2017 to October 3, 2017 the Company sold, through a Private Placement, 653,332 Units to 10 investors for an aggregate amount of $98,000. Each Unit consists of one share of Common Stock, par value $.0001 per share and one redeemable Class A Warrant to purchase one share of common stock at $0.30 per share on or before April 30, 2019.

On October 31, 2017, the Company issued 70,000 shares to a consultant for services rendered to the Company. The services were valued at $10,500.

Preferred Stock

On December 12, 2016, the Board agreed to issue 2,600,000, 400,000 and 1,000,000 shares of Preferred Stock to Mitchell Eaglstein, Imran Firoz and FRH Group as the founders in consideration of services rendered to the Company. Holders of Series A Preferred are entitled to 50 non-cumulative votes per share on all matters presented to our stockholders for action.

Convertible Notes Payable

On February 22, 2016, the Company issued and promised to pay a convertible note to FRH Group Ltd. (“FRH Group”, shareholder) for the principal sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) on February 28, 2018 (the “Maturity Date”). The Company will pay the outstanding principal amount of this Note, together with interest at 6% per annum, in cash on the Maturity Date to the registered holder of this Note. In the event the Company does not make, when due, any payment of principal or interest required to be made the Company will pay, on demand, interest on the amount of any overdue payment of principal or interest for the period following the due date of such payment, at a rate of ten percent (10%) per annum.

The initial conversion rate would be $0.10 per share or 1,000,000 shares if the entire Note was converted, subject to adjustments in certain events as set forth below. If the fair market value of the Company’s common stock is less than $0.10 per share, the conversion price shall be discounted by 30%, but in no event, will the conversion price be less than $0.05 per share with a maximum of 2,000,000 shares if the entire Note was converted, subject to adjustments in certain events. No fractional Share or scrip representing a fractional Share will be issued upon conversion of the Notes.

On May 16, 2016, the Company issued and promised to pay a convertible note to FRH Group for the principal sum of Four Hundred Thousand and 00/100 Dollars ($400,000.00) on May 31, 2018 (the “Maturity Date”). The Company will pay the outstanding principal amount of this Note, together with interest at 6% per annum, in cash on the Maturity Date to the registered holder of this Note. In the event the Company does not make, when due, any payment of principal or interest required to be made the Company will pay, on demand, interest on the amount of any overdue payment of principal or interest for the period following the due date of such payment, at a rate of ten percent (10%) per annum.

The initial conversion rate would be $0.10 per share or 4,000,000 shares if the entire Note was converted, subject to adjustments in certain events as set forth below. If the fair market value of the Company’s common stock is less than $0.10 per share, the conversion price shall be discounted by 30%, but in no event, will the conversion price be less than $0.05 per share with a maximum of 8,000,000 shares if the entire Note was converted, subject to adjustments in certain events. No fractional Share or scrip representing a fractional Share will be issued upon conversion of the Notes.

On November 17, 2016, the Company issued and promised to pay a convertible note to FRH Group for the principal sum of Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000.00) on November 30, 2018 (the “Maturity Date”). The Company will pay the outstanding principal amount of this Note, together with interest at 6% per annum, in cash on the Maturity Date to the registered holder of this Note. In the event the Company does not make, when due, any payment of principal or interest required to be made the Company will pay, on demand, interest on the amount of any overdue payment of principal or interest for the period following the due date of such payment, at a rate of ten percent (10%) per annum.

The initial conversion rate would be $0.10 per share or 2,500,000 shares if the entire Note was converted, subject to adjustments in certain events as set forth below. If the fair market value of the Company’s common stock is less than $0.10 per share, the conversion price shall be discounted by 30%, but in no event, will the conversion price be less than $0.05 per share with a maximum of 5,000,000 shares if the entire Note was converted, subject to adjustments in certain events. No fractional Share or scrip representing a fractional Share will be issued upon conversion of the Notes.

On April 24, 2017, the Company issued and promised to pay a convertible note to FRH Group for the principal sum of Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000.00) on April 24, 2019 (the “Maturity Date”). The Company will pay the outstanding principal amount of this Note, together with interest at 6% per annum, in cash on the Maturity Date to the registered holder of this Note. In the event the Company does not make, when due, any payment of principal or interest required to be made the Company will pay, on demand, interest on the amount of any overdue payment of principal or interest for the period following the due date of such payment, at a rate of ten percent (10%) per annum.

Securities Issued to Founders

Preferred Stock

On December 12, 2016, the Board agreed to issue 2,600,000, 400,000 and 1,000,000 shares of Preferred Stock to Mitchell Eaglstein, Imran Firoz and FRH Group respectively as the founders in consideration of services rendered to the Company. As of December 31, 2016, the Company had 4,000,000 preferred shares issued and outstanding. The shares were issued on March 24, 2017.

Common Stock

On January 21, 2016, the Company collectively issued 30,000,000 and 5,310,000 common shares at par value to Mitchell Eaglstein, and Imran Firoz respectively as the founders in consideration of services rendered to the Company. On December 12, 2016, the Company issued 16,600,000 and 12,000,000 common shares at par value to Felix Hong and Javan Khazali respectively as founding members of the Company in consideration of services rendered to the Company.

The offering price is significantly higher than the prices per share paid by our founders, who were issued shares at par value.

All of the securities set forth above were sold pursuant to exemptions from registration under Section 4(2) and/or Reg. S of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. No general advertising or solicitation was used. And the investors were purchasing the Shares for investment purposes only, without a view to resale. All issued securities were affixed with appropriate legends restricting sales and transfers.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

3.1**	Articles of Incorporation
3.2**	By-laws
4.1**	Sample Subscription Agreement
5.0*	Opinion of Counsel on legality of securities being registered
10.1**	Convertible Promissory Note dated Feb. 22, 2016 for $100,000 between the Registrant and FRH Group Ltd.
10.2**	Convertible Promissory Note dated May 16, 2016 for $400,000 between the Registrant and FRH Group Ltd.
10.3**	Convertible Promissory Note dated Nov. 17, 2016 for $250,000 between the Registrant and FRH Group Ltd.
10.4**	Convertible Promissory Note dated April 24, 2017 for $250,000 between the Registrant and FRH Group Ltd.
10.5**	Amendment to Promissory Note dated February 22, 2016 between Registrant and FRH Group Ltd.
10.6**	Revised First Amendment Agreement between the Registrant and Atlas Technologies Corp. dated August 1, 2017
10.7**	Securities purchase agreement between the Registrant and Susan Eaglstein dated March 15, 2017.
10.8**	Securities Purchase Agreement between the Registrant and Brett Eaglstein dated March 21, 2017
10.9**	Software License Agreement between Registrant and Atom8 Financial Services dated April 28, 2016
10.10**1	Letter Agreement between the Registrant and Formula Investment House dated January 1, 2017
10.11**1	Software Development Agreement between the Registrant and Go Trading dated December 1, 2016
10.12**	Note Extension Agreement for $400,000 dated April 30, 2018
10.13**	Note Extension Agreement for $100,000 dated April 30, 2018
10.14 **	Information Technology & Software Development Services Agreement dated Feb. 5, 2018, between the Registrant and NSFX Ltd.
10.15*	Revised Software license Agreement between the Registrant and Atom8 Financial Services date April 28, 2016
23.1*	Consent of Independent PCOAB public accounting firm.
23.2*	Consent of Attorney (filed as part of Exhibit 5.0)

* Filed herewith

** Previously filed

1 Portions of the Exhibit have been omitted pursuant to a request for confidential treatment

35

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

36

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in NYC, NY, on July 26 , 2018.

FDCTECH, INC
(Registrant)

By:	/s/ Mitchell Eaglstein
Name:	Mitchel Eaglstein
Title:	President and CEO (principal executive officer

By:	/s/ Imran Firoz
Name:	Imran Firoz
Title:	CFO (principal financial and accounting officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Mitchell Eaglstein	President, CEO and Director	July 26 , 2018

/s/ Imran Firoz	CFO, Secretary and Director	July 26 , 2018

/s/ Naim Abdullah	Director	July 26 , 2018

37

3.1**	Articles of Incorporation
3.2**	By-laws
4.1**	Sample Subscription Agreement
5.0*	Opinion of Counsel on legality of securities being registered
10.1**	Convertible Promissory Note dated Feb. 22, 2016 for $100,000 between the Registrant and FRH Group Ltd.
10.2**	Convertible Promissory Note dated May 16, 2016 for $400,000 between the Registrant and FRH Group Ltd.
10.3**	Convertible Promissory Note dated Nov. 17, 2016 for $250,000 between the Registrant and FRH Group Ltd.
10.4**	Convertible Promissory Note dated April 24, 2017 for $250,000 between the Registrant and FRH Group Ltd.
10.5**	Amendment to Promissory Note dated February 22, 2016 between Registrant and FRH Group Ltd.
10.6**	Revised First Amendment Agreement between the Registrant and Atlas Technologies Corp. dated August 1, 2017
10.7**	Securities purchase agreement between the Registrant and Susan Eaglstein dated March 15, 2017.
10.8**	Securities Purchase Agreement between the Registrant and Brett Eaglstein dated March 21, 2017
10.9**	Software License Agreement between Registrant and Atom8 Financial Services dated April 28, 2016
10.10**1	Letter Agreement between the Registrant and Formula Investment House dated January 1, 2017
10.11**1	Software Development Agreement between the Registrant and Go Trading dated December 1, 2016
10.12**	Note Extension Agreement for $400,000 dated April 30, 2018
10.13**	Note Extension Agreement for $100,000 dated April 30, 2018
10.14 **	Information Technology & Software Development Services Agreement dated Feb. 5, 2018, between the Registrant and NSFX Ltd.
10.15*	Revised Software license Agreement between the Registrant and Atom8 Financial Services date April 28, 2016
23.1*	Consent of Independent PCOAB public accounting firm.
23.2*	Consent of Attorney (filed as part of Exhibit 5.0)

* Filed herewith

** Previously filed

1 Portions of the Exhibit have been omitted pursuant to a request for confidential treatment

38